SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


FORM 8-K/A


CURRENT REPORT


PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (date of earliest event reported): July 28,1998.


                    Sheldahl, Inc.
(Exact name of Registrant as specified in its charter)


           Minnesota	          	  0-45       			    41-0758073
(State or other jurisdiction  	(Commission	    		(I.R.S. Employer
      of incorporation)	   	   File Number)		    Identification No.)


       1150 Sheldahl Road
       Northfield, Minnesota					                     55057
 (Address of principal executive offices)		        	(Zip Code)


Registrant's telephone number, including area code: (507) 663-8000.

Item 5.  Other Events.

	On July 28, 1998, Sheldahl, Inc. (the Company) and Molex Incorporated formed a joint venture to design, market and assemble modular interconnect systems to replace wiring harnesses in primarily the automotive market. A Current Report on Form 8-K with respect to the joint venture was filed by the Company on August 28, 1998, and included as Exhibit 10.1 a copy of the Limited Liability Company Agreement between the Company and Molex (the Agreement). Certain portions of the Agreement were deleted, and such deleted portions were subject to a request for confidential treatment from the Securities and Exchange Commission. The purpose of this amendment is to re-file the Agreement, as the Company has revised its request for confidential treatment from the SEC.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit 10.1 (*)	Limited Liability Company Agreement of Modular
Interconnect Systems, L.L.C., dated July 28, 1998.

		(*) Certain portions of this Exhibit have been deleted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2. Spaces corresponding to the deleted portions are represented by brackets with asterisks.

SIGNATURE

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


						Sheldahl, Inc.



						By	/s/ John V. McManus
      John V. McManus, Vice President-Finance

Dated: January 11, 1998

LIMITED LIABILITY COMPANY AGREEMENT

OF

MODULAR INTERCONNECT SYSTEMS, L.L.C.


THE MEMBERSHIP INTEREST REPRESENTED BY THIS DOCUMENT (I) IS SUBJECT TO RESTRICTIONS AS TO ITS SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT AS SET FORTH IN THIS LIMITED LIABILITY COMPANY AGREEMENT AND (II) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE RESOLD OR TRANSFERRED WITHOUT APPROPRIATE REGISTRATION OR THE AVAILABILITY OF EXEMPTIONS FROM SUCH REQUIREMENTS.

TABLE OF CONTENTS

ARTICLE I  Definitions

ARTICLE II  Organization
2.1	Company
2.2	Certificate of Formation
2.3	Bylaws
2.4	Associated Agreements
2.5	Purpose
2.6	Place of Business
2.7	Term

ARTICLE III  Representations and Warranties
3.1	Representations and Warranties of Molex
3.2	Representations and Warranties of Sheldahl

ARTICLE IV  Capital Structure
4.1	Members' Percentage Interests and Capital Contributions
4.2	Additional Capital Contributions

ARTICLE V  Future Financing of the Company/Capital
            Accounts/Allocations/Distributions
5.1	Future Financing
5.2	Capital Accounts; Maintenance Generally
5.3	Allocation of Net Profits and Net Losses
5.4	Minimum Gain Chargeback
5.5	Member Nonrecourse Debt Minimum Gain Chargeback
5.6	Qualified Income Offset
5.7	Gross Income Allocation
5.8	Allocation of Nonrecourse Deductions
5.9	Allocation of Member Nonrecourse Deductions
5.10	Allocation of Regulations Section 1.704-1(b)(2)(iv)(m)
Adjustments
5.11	I.R.C. Section 704(c) Tax Allocations
5.12	Distributions
5.13	Return of Capital

ARTICLE VI  Management of the Company
6.1	The Managers; Approval of Members.
6.2	Special Approvals
6.3	Default Under Supply Agreement

6.4	Meetings of Managers/Conduct of Business
6.5	Remuneration of Managers
6.6	Chairman
6.7	Officers of the Company
6.8	Authority and Duties of Officers
6.9	Operation of the Company
6.10	Limitation on Liability of Managers and Officers;
Indemnification
6.11	Liability to Third Parties
6.12	Business Plan
6.13	Reimbursements
6.14	Insurance
6.15	Indemnity

ARTICLE VII  Exclusive Efforts and Non-Solicitation
7.1	Exclusive Efforts
7.2	Non-Solicitation

ARTICLE VIII  Nondisclosure of Information
8.1	Confidentiality
8.2	Duty of Care

ARTICLE IX  Rights and Obligations of Members
9.1	Limited Liability
9.2	Participation in Management
9.3	Restrictions on Transfer
9.4	Agreement with Transferees
9.5	Third Party Transfer Procedures
9.6	Withdrawal from Company
9.7	Default
9.8	Bankruptcy
9.9	Change of Ownership of a Member
9.10	Failure to Meet Business Goals
9.11	Survival of Obligations
9.12	Substituted Members
9.13	Additional Members
9.14	Exclusion of Consequential Damages
9.15	Ownership of Sheldahl Property

ARTICLE X  Dissolution
10.1	Dissolution
10.2	Liquidator
10.3	Distribution Priority
10.4	Purchase of Assets
10.5	Associated Agreements
10.6	Intellectual Property
10.7	Validity of Agreement
10.8	No Recourse
10.9	Final Accounting
10.10	Use of Company's Name

ARTICLE XI  Dispute Resolution
11.1	Invoking Procedure
11.2	Investigation
11.3	Neutral
11.4	Schedule
11.5	Discovery
11.6	Written Submission
11.7	Representatives
11.8	Structure
11.9	Mandatory
11.10	Fees
11.11	Later Proceedings

ARTICLE XII  Financial Matters
12.1	Books and Records
12.2	Financial Reports
12.3	Fiscal Year
12.4	Company Funds
12.5	Tax Matters Partner

ARTICLE XIII  Appraisal Procedure
13.1	Selection of Appraisers
13.2	Appraisal Procedure
13.3	Appraisal Considerations
13.4	Qualifications of Appraisers

ARTICLE XIV  Buy/Sell Procedure
14.1	Offering Notice
14.2	Buy/Sell Offer
14.3	Buy/Sell Procedure
14.4	Closing
14.5	Closing Adjustments
14.6	Conducting of Company Business Prior to Closing
ARTICLE XV  Sale of Components; Use of Tooling Capacity;
	15.1	Sale of Components
15.2	Sheldahl Development Loans
	15.3	Audit Rights
15.4	Development Schedules

ARTICLE XVI  Miscellaneous
16.1	Notices
16.2	Governing Law
16.3	Headings
16.4	Construction and Amendment
16.5	Successors and Assigns
16.6	Counterparts
16.7	Entire Agreement
16.8	Validity
16.9	Waiver
16.10	Terminology and Construction
16.11	No Third-Party Rights
16.12	Expenses
16.13	Publicity
16.14	Waiver of Jury Trial

EXHIBIT 1A  Associated Agreements

EXHIBIT 1A-1  Molex Technology License

EXHIBIT 1A-2  Sheldahl Technology License

EXHIBIT 1A-3  Molex Supply Agreement

EXHIBIT 1A-4  Sheldahl Supply Agreement

EXHIBIT 1A-5  Development Agreement

EXHIBIT 1B  Business Plan

EXHIBIT 1D  Sheldahl Property

EXHIBIT 2.2  Certificate of Formation

EXHIBIT 2.3  Bylaws

EXHIBIT 2.5

	EXHIBIT 3.2(c)  Description of Lien on Sheldahl Property

	EXHIBIT 6.1  Initial Managers

EXHIBIT D  Initial Officers

EXHIBIT 9.3  Description of Lien on Sheldahl's Interest

EXHIBIT 9.10 Business Goals

LIMITED LIABILITY COMPANY AGREEMENT
OF
MODULAR INTERCONNECT SYSTEMS, L.L.C.


	THIS LIMITED LIABILITY COMPANY AGREEMENT is made and entered into as of July 28, 1998, by and between Molex Incorporated, a Delaware corporation having its principal place of business at 2222 Wellington Court, Lisle, Illinois 60532 (Molex), and Sheldahl, Inc., a Minnesota corporation, having its principal place of business at 1150 Sheldahl Road, Northfield, Minnesota 55057 (Sheldahl), for the purpose of forming Modular Interconnect Systems, L.L.C., a Delaware limited liability company (the Company) in accordance with the provisions hereinafter set forth.

WITNESSETH:

	WHEREAS, Molex, designs, manufactures, and markets interconnection products;

	WHEREAS, Sheldahl designs, manufactures, and markets flexible circuits;

	WHEREAS, Molex and Sheldahl recognize that they may use their complementary strengths and expertise to develop and sell modular interconnect systems, utilizing flexible circuits developed by Sheldahl and interconnection products developed by Molex, as an alternative to conventional automotive wiring harnesses and flex circuit assemblies.

	NOW, THEREFORE, in consideration of the mutual agreements, promises, and undertakings hereinafter set forth, Molex and Sheldahl agree as follows:



ARTICLE 1
Definitions

	The following terms, as used herein, shall have the following respective meanings:

		"Acquired Member" as used herein shall have the meaning assigned to it in Section 9.9.

		"ADR" as used herein means the non-binding alternative dispute resolution process provided for in Article 11.

		"Agreement" as used herein means this Limited Liability Company Agreement, as amended or restated from time to time.

		"Associated Agreement(s)" as used herein shall mean the contracts described on Exhibit 1A and the promissory notes described in Section 4.2
(each as the same may be amended or supplemented from time to time).
		"Authorized Individuals" as used herein shall have the meaning assigned to it in Section 11.1.

		"Bankruptcy Laws" as used herein means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

		"Bankrupt Member" as used herein shall have the meaning assigned to it in Section 9.8.

		"Business Plan" as used herein shall mean the business plan of the Company which each of the Members shall agree on no later than August 1, 1998 and which shall be in substantially the form attached hereto as Exhibit 1B, as such plan may be modified, supplemented, and amended from time-to-time by the Managers pursuant to Sections 6.2(u) and 6.12.

		"Business Scope" shall have the meaning assigned to it in
Section 2.5.

		"Buy-Out Remedy" shall have the meaning assigned to it in
Section 9.7(b).

		"Buy/Sell Closing" as used herein shall have the meaning assigned to it in Section 14.4.

		"Buy/Sell Notice" as used herein shall have the meaning assigned to it in Section 14.1.

		"Buy/Sell Offer" as used herein shall have the meaning assigned to it in Section 14.2.

		"Bylaws" as used herein shall mean the Bylaws of the Company referenced in Section 2.3, as amended from time to time, which Bylaws are expressly incorporated herein by reference as part of this Agreement.

		"Capital Account" as used herein shall mean the capital account maintained for each Member in accordance with Section 5.2 of this Agreement.

		"Capital Contribution" as used herein shall mean, with respect to any Member, the amount of capital contributed by such Member to the Company in accordance with Article IV or Article V of this Agreement.

		"Certificate of Formation" as used herein shall mean the certificate of formation of the Company, as amended or restated from time to time, filed in the Office of the Secretary of State of the State of Delaware in accordance with the Delaware Act.

		"Change of Ownership" shall mean the occurrence of any of the following with respect to a Member:

		(a)	approval by the stockholders of such Member of any of the
following:

			(i)	a merger, reorganization or consolidation ("Merger")
with respect to which the individuals and entities who were
the respective beneficial owners of the Voting Securities
of the Member immediately before such Merger do not, after
such Merger, beneficially own, directly or indirectly, more
than 50%  of the voting power of the Voting Securities of
the corporation resulting from such Merger in substantially
the same proportion as their ownership immediately before
such Merger, or

			(ii)	the sale or other disposition of all or substantially
all of the assets of the Member, other than in connection
with a transaction or transactions with one or more wholly-
owned subsidiaries of such Member.

		(b)	any person (as such term is used in Rule 13d-5 of the SEC)
under the 1934 Act) or group (as such term is defined in
Section 13(d) of the 1934 Act), other than any employee benefit plan (or any related trust) of a Member or, with respect to Molex, other than a member or members of the Krehbiel Family, (i) acquires securities representing a number of votes entitled to elect a majority of the directors of a Member, or (ii) enters into any arrangement in which a third party is granted or obtains the power or ability, without restriction or condition, to direct substantially all of the business operations of a Member.

		"Company" as used herein shall have the meaning assigned to it in the introductory paragraph of this Agreement.

		"Control" (including, with correlative meanings, the terms "Controlled by" and "under common Control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

		"Customers" as used herein shall mean all purchasers, including dealers and end-users, of Products and parts or components thereof.

		"Default Notice Period" shall mean the later of 30 days following
(i) receipt by a Defaulting Member of written notice from a non-Defaulting
Member of the occurrence of any Event of Default or (ii) the final resolution of any dispute as to whether a default has occurred.

		"Defaulting Member" shall have the meaning assigned to it in
Section 9.7(a).

		"Delaware Act" as used herein means the Delaware Limited Liability Company Act, 6 Del. C. 18-101, et seq., as amended from time to time.

		"Development Agreement" shall have the meaning assigned to it in
Exhibit 1A.

		"Dissolution" as used herein shall have the meaning assigned to it in Section 10.3.

		"Event of Default" as used herein shall have the meaning assigned to it in Section 9.7(a).

		"Fair Market Value Of The Interest" as used herein shall have the meaning assigned to it in Section 9.7(b).

		"Financial Plan" as used herein shall mean the financial plan of the Company included within the Business Plan, as such financial plan may be modified, supplemented, and amended from time-to-time by the Managers pursuant to Sections 6.2(u) and 6.12.

		"Indemnitee" as used herein shall have the meaning assigned to it in Section 6.10(b).

		"Interest" as used herein shall mean the ownership interest of a Member in the Company (which shall be considered personal property for all purposes), consisting of (i) such Member's Percentage Interest in Net
Profits, Net Losses, allocations of other items of income, gain, deduction and loss, and distributions, (ii) such Member's right to vote or grant or withhold consents with respect to Company matters as provided herein or in the Delaware Act, and (iii) such Member's other rights and privileges as herein provided.

		"Invoking Member" as used herein shall have the meaning assigned to it in Section 14.1.

		"I.R.C." as used herein means the Internal Revenue Code of 1986, as amended.

		"Krehbiel Family" as used herein shall have the meaning assigned to it in the certificate of incorporation of Molex.

		" [ ******* Confidential Treatment Requested ] " shall have the meaning assigned to it in the Technology License Agreement between the Company and Sheldahl.

		"Liquidator" as used herein shall have the meaning assigned to it in Section 10.2.

		"Managers" as used herein shall mean the persons designated by the Members pursuant to Section 6.1 hereof and all other persons who may from time to time be duly elected or appointed to serve as Managers in accordance with the provisions hereof, in each case so long as such person shall continue in office in accordance with the terms hereof, and reference herein to a Manager or the Managers shall refer to such person or persons in his, her, or their capacity as Managers hereunder.

		"Member Nonrecourse Debt" as used herein shall have the same meaning as the term "partner nonrecourse debt" in Regulations
Section 1.704-2(b)(4).
		"Member Nonrecourse Debt Minimum Gain" as used herein shall have the same meaning as the term "partner nonrecourse debt minimum gain" in Regulations Section 1.704-2(i)(2) and shall be determined in the manner set forth in Regulations Section 1.704-2(i)(3).

		"Member Transfer" as used herein shall have the meaning assigned to it in Section 9.3(a).

		"Members" as used herein shall mean Molex and Sheldahl and all other persons who may from time to time become Members as herein provided.

		"Minimum Gain" as used herein shall have the same meaning as the term "partnership minimum gain" in Regulations Section 1.704-2(b)(2) and (d).

		"Molex" as used herein shall have the meaning assigned to it in the introductory paragraph of this Agreement.

		"Net Profits" or "Net Losses" as used herein shall mean for each fiscal year the Company's taxable income or loss determined under I.R.C.
Section 703(a) and adjusted as follows:

		(a)	Tax exempt income of the Company shall increase Net Profits
and shall decrease Net Losses.

		(b)	Expenditures described in Regulations
Section 1.704-l(b)(2)(iv)(i) shall decrease Net Profits and increase Net Losses.

		(c)	If the value of property of the Company reflected in the
Members' Capital Accounts is adjusted in accordance with Sections 5.2(c)(i) or (ii) or 5.2(d) hereof, the amount of such adjustment shall be treated as a gain or loss in determining Net Profits or Net Losses.

		(d)	If the value of property of the Company reflected in the
Members' Capital Accounts is adjusted pursuant to
Section 5.2(c) or (d), the Company disposes of such property, and such disposition results in a gain or loss that is recognized for federal income tax purposes, then such gain or loss shall be computed by using the value of such property as it is reflected in the Members' Capital
Accounts in lieu of the tax basis of such property.

		(e)	If the value of property of the Company as reflected in the
Members' Capital Accounts is adjusted in accordance with
Section 5.2(c), the amount of depreciation, depletion, or
amortization for such property shall be the Revised
Depreciation.

		(f)	If an adjustment of the Members' Capital Accounts is
required by Regulations Section 1.704-1(b)(2)(iv)(m) because of a distribution to a Member other than a distribution in liquidation of such Member's Interest, the amount of such adjustment shall be treated for purposes of determining Net Profits or Net Losses as gain, if it increases the tax basis of property of the Company, or as a loss, if it decreases the tax basis of such property of the Company.

		(g)	None of the allocations set forth in Sections 5.4 through
5.11 shall be taken into account in determining Net Profits and Net Losses.

		"Net Sales" as used herein shall mean sales of Products minus a reasonable allowance for returns and discounts and excluding any extraordinary or non-recurring gains determined in accordance with generally accepted accounting procedures.

		"Neutral" as used herein shall have the meaning assigned to it in
Section 11.3.

		"1934 Act" means the Securities Exchange Act of 1934, as amended.

		"Nonrecourse Deductions" as used herein shall have the same meaning as in Regulations Section 1.704-2(b)(1).

		"Percentage Interest" as used herein shall mean a Member's share of the Net Profits and Net Losses and Taxable Income or Loss of the Company and the Member's right to receive distributions of the Company's assets. The Percentage Interest of each Member shall initially be the percentage set forth opposite such Member's name in Section 4.1(c). The combined Percentage Interest of all Members shall at all times equal 100 percent.

		"Prime Rate" shall mean interest at the rate of the prime lending rate as published in the table money rates in the National Edition of The
Wall Street Journal on the date of the determination of such rate, or if such publication is not published on such date, as published in the most recent edition of the National Edition of the Wall Street Journal.

		"Products" as used herein shall mean (i) any assembly which
utilizes both circuits   [ ******* Confidential Treatment Requested ]
developed by Sheldahl and   [ ******* Confidential Treatment Requested ]
connectors developed by Molex  [ ******* Confidential Treatment Requested ]
, (ii) any   [ ******* Confidential Treatment Requested ]   assembly within
the target applications referenced in Exhibit 2.5 utilizing Sheldahl circuits
[ ******* Confidential Treatment Requested ]   created by  [ *******
Confidential Treatment Requested ] , and (iii) other products which the Managers agree to designate as Products pursuant to the provisions of
Section 6.2.

		"Purchaser" as used herein shall have the meaning assigned to it in Section 13.1.

		"Recipient" as used herein shall have the meaning assigned to it in Section 8.1.

		"Regulations" as used herein means the Treasury Regulations, including Temporary Treasury Regulations, promulgated under the I.R.C., as from time to time in effect.

		"Related Company(ies)" as used herein shall mean any corporation or other legal entity which (a) owns a majority interest in or Controls any Member; (b) is Controlled by, or the majority interest of which is owned by, any Member; or (c) owns a majority interest in, Controls, is Controlled by, or the majority interest of which is owned by, any corporation or other legal entity described in clause (a) or (b) of this sentence.

		"Responding Member" as used herein shall have the meaning assigned to it in Section 14.1.

		"Revised Depreciation" as used herein shall be determined as follow: if the value of property of the Company as reflected in the Capital Accounts of the Members differs from its adjusted basis for federal income tax purposes because of an adjustment pursuant to Section 5.2(c) or (d), in lieu of the amount of depreciation, cost recovery deduction, or amortization prescribed under the I.R.C. for any period, such depreciation, cost recovery deduction, or amortization shall be the amount that bears the same relationship to the adjusted value of such property as reflected in the Capital Accounts of the Members as the depreciation, cost recovery deduction, or amortization computed for federal income tax purposes with respect to such property for such period bears to the adjusted tax basis of such property.
If such property has a zero adjusted tax basis, Revised Depreciation may be determined under any reasonable method selected by the Company.

		"Royalty Payments" as used herein shall have the meaning assigned to it in the Development Agreement.

		"SEC" means the Securities and Exchange Commission.

		"Seller" as used herein shall have the meaning assigned to it in
Section 9.5(a).

		"Sheldahl" as used herein shall have the meaning assigned to it in the introductory paragraph of this Agreement.

		"Sheldahl Development Costs" as used herein shall have the meaning assigned to it in the Development Agreement.

		"Sheldahl Property" as used herein shall mean the property identified on Exhibit 1D.

		"Supply Agreement" as used herein shall have the meaning assigned to it in Exhibit 1A.

		"Support Agreements" as used herein shall have the meaning assigned to it in Exhibit 1A.

		"Taxable Income or Loss" shall mean income or loss as determined under I.R.C. Section 703 and/or other applicable sections of the I.R.C.

		"Transfer" as used herein shall have the meaning assigned to it in Section 9.3(a).

		"Technology License Agreements" shall have the meaning assigned to it in Exhibit 1A.

		"Voting Securities" of a corporation means securities of such corporation that are entitled to vote in the election of directors of such corporation.


ARTICLE 2
Organization

2.1	Company.  Subject to the terms and conditions of this Agreement, the Members hereby form and agree to jointly operate a limited liability company to be named Modular Interconnect Systems, L.L.C., which shall engage in the business described herein.


2.2	Certificate of Formation.  Concurrently with or as soon as
possible after the execution of this Agreement, the Managers shall cause the Certificate of Formation, in the form attached hereto as Exhibit 2.2, to be filed in the Office of the Secretary of State of the State of Delaware in accordance with the requirements of the Delaware Act. From time to time, the Managers shall cause to be filed, and the Members agree to execute, such further certificates of formation, qualifications to do business, fictitious name certificates, or like filings in such jurisdictions as may be necessary or appropriate in connection with the conduct of the Company's business or to provide notification of the limitation of liability of Members and Managers under applicable law.

2.3	Bylaws.  The Bylaws of the Company shall originally be in the form attached hereto as Exhibit 2.3, which Bylaws are hereby approved and adopted by the Members. The Bylaws may be amended from time to time as provided therein and in Section 6.2(a) hereof.

2.4	Associated Agreements.  The execution and delivery of, and
performance by the Company of its obligations under, the Associated Agreements, and any agreements, instruments, or other documents contemplated thereby to be entered into by the Company in connection therewith, are hereby authorized (without requirement for further approval under Article VI hereof), and the Chairman, the President, and any Vice President of the Company are, and each of them acting alone is, authorized to execute and deliver such documents on behalf of the Company.

2.5	Purpose.  The business and purposes of the Company shall be (i)
to design, develop and manufacture Products for sale to Customers in accordance with the terms and conditions set forth in this Agreement, the Business Plan, and in the Associated Agreements (and as further described in Exhibit 2.5) and to conduct activities incidental thereto and (ii) to engage in such other business activities that may be undertaken by a limited liability company under the Delaware Act as the Members may from time to time mutually determine (the "Business Scope").

2.6	Place of Business.  The Company shall initially conduct its
business at the facilities of Molex in Lisle, Illinois and at the facility of Sheldahl in Clarkston, Michigan. Notwithstanding the foregoing, the business of the Company may be conducted at such other place or places as the Managers may from time to time determine. The Members expect that, between 12 and 18 months following the date of this Agreement, the Company will transition its business from the Molex facility in Lisle, Illinois to a facility to be leased by the Company in Detroit, Michigan. The registered office of the Company in the State of Delaware shall be located at 1013 Centre Road, Wilmington, New Castle County, Delaware 19801, and the registered agent of the Company for service of process at such address shall be the Corporation Service Company (or such other registered office and registered agent as the Managers may from time to time select).

2.7	Term.  The Company shall dissolve on December 31, 2098, unless sooner dissolved as hereinafter provided.


ARTICLE 3
Representations and Warranties

3.1	Representations and Warranties of Molex.  Molex hereby represents and warrants to Sheldahl as follows (such representations and warranties on the date of this Agreement being true and correct in all material respects):

	(a)	Molex is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Molex has the corporate power and authority to own, lease, and operate its assets, properties, and businesses and to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery, and performance of this Agreement by Molex have been duly authorized by all necessary corporate action on the part of Molex, this Agreement is legally binding upon Molex in accordance with its terms and the Associated Agreements will be binding upon Molex in accordance with their terms following the execution of such agreements by Molex.

	(b)	The execution, delivery, and performance by Molex of this
Agreement, the Associated Agreements and the transactions contemplated hereby and thereby will not (i) violate the provisions of any order, judgment, or decree of any court or other governmental agency or any arbitrator applicable to Molex or the certificate of formation or bylaws of Molex; (ii) result in a material breach of or constitute (with due notice or lapse of time or both) a material default under any contract or agreement to which Molex is a party or by which Molex is bound;
or (iii) violate any provision of law of the United States of America or any state thereof, the violation of which is likely to have a material adverse effect on the business, operations or condition (financial or otherwise) of Molex or the Company.

3.2	Representations and Warranties of Sheldahl.  Sheldahl hereby represents and warrants to Molex as follows (such representations and warranties on the date of this Agreement being true and correct in all material respects):

	(a)	Sheldahl is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. Sheldahl has the corporate power and authority to own, lease and operate its assets, properties, and business and to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery, and performance of this Agreement and the Associated Agreements by Sheldahl have been duly authorized by all necessary corporate action on the part of Sheldahl, this Agreement is legally binding upon Sheldahl in accordance with its terms and the Associated Agreements will be binding upon Sheldahl in accordance with their terms following the execution of such agreements by Sheldahl.

	(b)	The execution, delivery, and performance by Sheldahl of this
Agreement, the Associated Agreements and the transactions contemplated hereby and thereby will not (i) violate the provisions of any order, judgment, or decree of any court or other governmental agency or any arbitrator applicable to Sheldahl or the articles of formation or bylaws of Sheldahl; (ii) result in a material breach of or constitute (with due notice or lapse of time or both) a material default under any contract or agreement to which Sheldahl is a party or by which Sheldahl is bound; or (iii) violate any provision of law of the United States of America or any state thereof, the violation of which is likely to have a material adverse effect on the business, operations or condition (financial or otherwise) of Sheldahl or the Company.

	(c)	Immediately prior to Sheldahl contributing the Sheldahl Property to the Company,  Sheldahl was the sole owner of the Sheldahl
Property, free and clear of all licenses, liens, security interest and encumbrances other than the lien described on
Exhibit 3.2(c). Sheldahl Property does not infringe upon the proprietary or intellectual property rights of any person. As of the date of this Agreement, Sheldahl has irrevocably contributed, assigned, transferred, conveyed and delivered to the Company, its successors and assigns, free and clear of all liens, a joint undivided interest in and to the Sheldahl Property such that all right, title and interest in the Sheldahl Property is jointly owned by the Company and Sheldahl.

ARTICLE 4
Capital Structure

4.1	Members' Percentage Interests and Capital Contributions.

	(a)	Molex (i) will contribute   [ ******* Confidential Treatment
Requested ]  in cash to the Company on or before  [*******
Confidential Treatment Requested ]  , and (ii) will contribute an
additional  [ ******* Confidential Treatment Requested ]   in
cash to the Company on or prior to  [ ******* Confidential
Treatment Requested ]  .

	(b)	Sheldahl has contributed to the Company on or prior to the date hereof the Sheldahl Property which property has a fair market value of [ ******* Confidential Treatment Requested ] .

	(c)	The Percentage Interests assigned to Molex and Sheldahl in
respect of their initial Capital Contributions under Sections
4.1(a) and 4.1(b), respectively, are as follows:

		Member             Percentage Interest
  ______             ___________________

		Molex                       60%
		Sheldahl                    40%

The Members agree that Molex shall have a Percentage Interest of 60% as of the date of this Agreement and that such Percentage Interest shall not be adjusted as of the payment of the amounts referenced in Section 4.1(a)(i) or (ii). The initial cash contributions referenced in Section 4.1(a)(i) shall be used for general corporate purposes to develop business opportunities for the Company and to fund the operations of the Company during the first twelve months of its operations. The Managers shall amend the foregoing identification of Members and Percentage Interests from time to time as necessary to reflect the transfer of Interests and the admission of additional or substituted Members, in each case as herein provided.

4.2 Additional Capital Contributions.

(a)	In addition to the contributions identified in
Section 4.1(a) hereof, Molex shall contribute to the Company additional cash as follows:

(i)	[ ******* Confidential Treatment Requested ]  on or
before  [******* Confidential Treatment Requested ]
, plus

(ii)	[ ******* Confidential Treatment Requested ]  on or
before  [******* Confidential Treatment Requested ]
, plus

(iii)	upon the approval of the Managers, cash in an amount
equal to the product of Molex' Percentage Interest and the amount of additional capital required by the Managers up to an aggregated maximum additional contribution by Molex and Sheldahl of [ *******
Confidential Treatment Requested ] , exclusive of additional contributions otherwise required by this Agreement.

		(b)	In addition to the contribution identified in
Section 4.1(b) hereof, Sheldahl shall contribute to the Company additional cash as follows:

(i)	[ ******* Confidential Treatment Requested ]  on or
before  [******* Confidential Treatment Requested ]
, plus

(ii)	[ ******* Confidential Treatment Requested ]  on or
before [******* Confidential Treatment Requested ] , plus

(iii)	upon the approval of the Managers, cash in an amount
equal to the product of Sheldahl's Percentage
Interest and the amount of additional capital
required by the Managers up to an aggregated maximum
additional contribution by Molex and Sheldahl of   [
******* Confidential Treatment Requested ] , exclusive of additional contributions otherwise required by this Agreement.

		(c)	At the request of Sheldahl, Molex will loan to Sheldahl
cash sufficient to permit Sheldahl to make Sheldahl's additional capital contributions pursuant to Section 4.2(b). Such loan or loans shall be unsecured and shall be evidenced by promissory notes executed by Sheldahl and delivered to Molex, shall bear interest at LIBOR, plus 1%, interest shall be payable quarterly and principal shall be payable on or before the third anniversary of the loan. The promissory notes referenced in the preceding sentence shall be in form and substance agreed to by Molex and Sheldahl.

		(d)	Except as set forth in Sections 4.1 and 4.2, no Member
shall be required or permitted to make additional Capital Contributions to the Company except as consented to by the Members pursuant to Sections 5.1(c) and 6.2(g) hereof.


ARTICLE 5
Future Financing of the Company/Capital
Accounts/Allocations/Distributions

5.1	Future Financing.  The Members anticipate that in the future the
Company may require additional funds for capital expenditures or working capital requirements. Such additional funding shall be obtained from any of the following sources, subject to approval by the Members:

	(a)	cash reserves of the Company;

	(b)	loans to be obtained from banks and other such independent
sources, in which event the Members shall exert reasonable efforts to assist the Company in obtaining any such loans;
provided, however, that neither Member shall be required to guarantee any such loan except upon the determination of such Member, in its sole discretion, to guarantee any such loan.

	(c)	additional Capital Contributions made to the Company by the
Members, in proportion to their Percentage Interests, in amounts determined by mutual agreement of the Members;

	(d)	loans to be made to the Company by (i) the Members and/or (ii) a
Related Company of either of the Members; or

(e) any other funding source mutually agreed upon by the Members.

5.2	Capital Accounts; Maintenance Generally .  A single separate
Capital Account shall be maintained for each Member.

	(a)	Each Member's Capital Account shall be increased by (i) the
amount of money contributed by such Member to the Company, (ii) the fair market value of property contributed by such Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under I.R.C. Section 752), and (iii) the allocations to such Member of Net Profits and the amount of any items of income and gain allocated to such Member under Sections 5.6 through 5.10 hereof.

	(b)	Each Member's Capital Account shall be decreased by (1) the
amount of money distributed to such Member by the Company, (2) the fair market value of property distributed to such Member by the Company (net of liabilities secured by such distributed property that such a partner is considered to assume or take subject to under I.R.C. Section 752), and (3) such Member's distributive share of Net Losses and the amount of any items of deduction or loss allocated to such Member under Sections 5.8 through 5.10.

	(c)	The Capital Account of each Member shall, upon the occurrence of an event described in Section 5.2(d), be adjusted to reflect the revaluation of the Company's property (including intangibles such as goodwill) pursuant to Treasury Regulation Sections 1.704-
1(b)(2)(iv)(f) and 1704-1(b)(2)(iv)(g). Such adjustment shall be equal to the total unrealized income gain, loss or deduction inherent in such property (that has not been reflected in the Capital Accounts previously) as if there were a taxable disposition of such property for its fair market value (taking
Section 7701(g) of the Code into account) on the date of such adjustment. Such adjustment to the Capital Accounts under this
Section 5.2(c) shall be allocated among the Members pursuant to
Section 5.3, based on the ownership interests of the Members immediately prior to the transaction giving rise to the adjustment under these Sections 5.2(c) and (d).

	(d)	The following events shall give rise to an adjustment of the
Capital Accounts of the Members pursuant to Section 5.2(c).

		(i)	The contribution of money or other property (other than a
de minimis amount) to the Company by a new or existing
Member as consideration for an interest in the Company.

		(ii)	The liquidation of the Company or a distribution of money
or other property (other than a de minimis amount) by the Company to a retiring Member as consideration for an interest in the Company.

(e) Any Member who shall receive an interest (or whose Interest shall be increased) by means of a transfer to him or her of all or part of the Interest of another Member shall have a Capital Account which reflects the Capital Account of the transferred Interest
(or the applicable percentage thereof in the case of a transfer of a part of an Interest).

	(f)	Notwithstanding any provision in this Agreement to the contrary, the Members intend that each Member's Capital Account shall be maintained and adjusted in accordance with the I.R.C. and the Regulations, including, without limitation, (i) the adjustments permitted or required by I.R.C. Section 704(b) and, to the extent applicable, the principles expressed in I.R.C. Section 704(c) and
(ii) the adjustments required to maintain Capital Accounts in accordance with the "substantial economic effect test" set forth in the Regulations under I.R.C. Section 704(b).

5.3	Allocation of Net Profits and Net Losses.  After the allocations required by Sections 5.4 through 5.10 hereof have been made, Net Profits and Net Losses shall be allocated among the Members in accordance with their respective Percentage Interests. Subject to Section 5.11, Taxable Income or Loss shall, after allocations required by Sections 5.4 through 5.10 have been made, be allocated among the Members in accordance with their Percentage Interests.

5.4	Minimum Gain Chargeback.  If there is a net decrease in Minimum
Gain for a fiscal year, to the extent required in Regulations
Section 1.704-2(f), each Member shall be allocated items of income and gain for such fiscal year, and, if necessary, for subsequent fiscal years in accordance with Regulations Section 1.704-2(j)(2)(iii), equal to the Member's share of the net decrease in Minimum Gain within the meaning of Regulations
Section 1.701-2(g)(2). The items of income and gain to be allocated pursuant to this Section shall be those items described in Regulations Sections 1.704-2(f)(6) and (j)(2)(i). This Section 5.4 is intended to constitute a "minimum gain chargeback" within the meaning of Regulations
Section 1.704-2(f).

5.5	Member Nonrecourse Debt Minimum Gain Chargeback.  If there is a net decrease in Member Nonrecourse Debt Minimum Gain for a fiscal year, to the extent required in Regulations Section 1.704-2(i)(4), each Member with a share of that Member Nonrecourse Debt Minimum Gain, determined in accordance with Regulations Section 1.704-2(i)(5), as of the beginning of such fiscal year shall be allocated items of income and gain for such fiscal year, and if necessary for subsequent fiscal years in accordance with Regulations
Section 1.704-2(j)(2)(iii), equal to the Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain, determined in accordance with Regulations Section 1.704-2(i)(4). The items of income and gain to be allocated pursuant to this Section shall be those items described in Regulations Section 1.704-2(i)(4) and (j)(2). This Section 5.5 is intended to constitute a "partner nonrecourse debt minimum gain chargeback" within the meaning of Regulations Section 1.704-2(i)(4).

5.6	Qualified Income Offset.  If a Member unexpectedly receives an adjustment, allocation, or distribution described in Regulations
Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6), such Member shall be allocated items of income and gain (consisting of a pro rata portion of each item of the income, including gross income, and gain of the Company for such fiscal year) in an amount and manner sufficient to eliminate as quickly as possible and, to the extent required by the Regulations, the deficit Capital Account balance of such Member in excess of the amounts that such Member is deemed obligated to restore pursuant to Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5). The allocations made pursuant to this Section 5.6 shall be made after all other allocations pursuant to Sections 5.3 through 5.5 and 5.8 through 5.10 have been made. This Section 5.6 constitutes a "qualified income offset" within the meaning of Regulations
Section 1.704-1(b)(2)(ii)(d).

5.7	Gross Income Allocation.  In the event that any Member has a deficit Capital Account at the end of any fiscal year in excess of the amount that such Member is deemed obligated to restore pursuant to Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be allocated items of income and gain in the amount of such excess. The allocations made pursuant to this Section 5.7 shall be made after all other allocations pursuant to Sections 5.3 through 5.6 and 5.8 through 5.10 have been made.

5.8	Allocation of Nonrecourse Deductions.  Nonrecourse Deductions for
each taxable year shall be allocated among the Members in accordance with their respective Percentage Interests.

5.9	Allocation of Member Nonrecourse Deductions.  Member Nonrecourse
Deductions shall be allocated to the Members that bear the economic risk of loss with respect to the Member Nonrecourse Debt in accordance with Regulations Section 1.704-2(i)(1).

5.10	Allocation of Regulations Section 1.704-1(b)(2)(iv)(m)
Adjustments. If an adjustment to the Capital Accounts of the Members is required by Regulations Section 1.704-1(b)(2)(iv)(m)(2) or (4) because of a distribution in complete liquidation of a Member's Interest, the amount of such adjustment shall be treated as an item of gain, if it increases the tax basis of property of the Company, or as an item of loss, if it decreases the tax basis of property of the Company. If Regulations
Section 1.704-1(b)(2)(iv)(m)(2) applies to the adjustment to the Capital Accounts, such items of gain or loss shall be allocated to the Members in accordance with their Percentage Interests. If Regulations
Section 1.704-1(b)(2)(iv)(m)(4) applies to the adjustment to the Capital Accounts, such items of gain or loss shall be allocated to the Member receiving the distribution.

5.11	I.R.C. Section 704(c) Tax Allocations.  Solely for tax purposes, and in accordance with I.R.C. Section 704(c), income, gain, loss, and deductions with respect to property contributed to the Company by a Member shall be shared among the Members so as to take account of the variation between the basis of the property to the Company for federal income tax purposes and its fair market value at the time of its contribution. If the value of any property of the Company reflected in the Members' Capital Accounts is adjusted pursuant to Section 5.2(c)(i) or (ii), thereafter, allocations of depreciation, depletion, amortization, and gain or loss with respect to such property shall be determined so as to take into account the variation between the adjusted tax basis and the adjusted value of such property as reflected in the Members' Capital Accounts in the same manner as under I.R.C. Section 704(c). The Members shall mutually agree before any method or methods permitted under Regulations Section 1.704-3 are used for making such allocations. Absent agreement to the contrary by the Members, the "traditional" method will be followed per Regulations Section 1.704-3(b).

5.12	Distributions.

	(a)	Within sixty (60) days following the end of each fiscal year of the Company, the Company shall advise each Member in writing of the income that the Company will be reporting for each Member for such fiscal year pursuant to the I.R.C. and the provisions hereof.

	(b)	Commencing with the fiscal quarter ending June 30, 2003, and continuing thereafter within 60 days following the end of each fiscal quarter of the Company, the Company, subject to
Section 18-607 of the Delaware Act, shall make distributions to Members in an aggregate amount equal to thirty percent of the Net
Profits of the Company for such fiscal quarter. Notwithstanding the preceding sentence, the Company shall make no distribution for any fiscal quarter for which Net Profits are less than eight percent of Net Sales. Distributions pursuant to this
Section 5.12(b) shall be made to Members pro rata based on their respective Percentage Interests.

	(c)	Notwithstanding anything in this Section 5.12 or elsewhere in this Agreement to the contrary, no distribution shall be made to any Member following the occurrence of an Event of Default by such Member. If the defaulting Member shall dispute whether a default has occurred, or the amount of the direct loss, damage, cost, or expense incurred by the non-Defaulting Member as a result of a default, the matter shall promptly be submitted to the dispute resolution procedure set forth in Article XI hereof and any distributions otherwise payable to the defaulting Member shall be paid into an escrow account pursuant to an escrow agreement in form and substance agreed to by the Members pending resolution of the dispute. Payment shall be made from the escrow account to the non-Defaulting Member to the extent required to compensate such Member for any direct loss, damage, cost or expense incurred by the non-Defaulting Member as a result of a default and the remainder to the Defaulting Member. If it is determined that an Event of Default did not occur, all withheld distributions shall be paid to the Member from which the distributions were withheld.

5.13	Return of Capital.  Except as herein provided with respect to distributions during the term of the Company or following Dissolution, no Member has the right to demand a return of such Member's Capital Contribution (or the balance of such Member's Capital Account). Further, no Member has the right (i) to demand and receive any distribution from the Company in any form other than cash or (ii) to bring an action of partition against the Company or its property. The Managers shall have no personal liability for the repayment of the capital contributed by Members.


ARTICLE 6
Management of the Company

6.1	The Managers; Approval of Members.

	(a)	Except as otherwise provided herein or in the Bylaws, and subject to the approval rights of the Members hereunder or under the Bylaws or the Delaware Act, (i) the business and affairs of the Company shall be managed by or under the direction of the Managers and (ii) the power to act for or to bind the Company shall be vested exclusively in the Managers, subject to the Managers' authority to delegate powers and duties to officers and others as set forth herein and in the Bylaws. Subject to obtaining any necessary approvals hereunder, the Managers shall have the power and authority to execute and deliver contracts, instruments, filings, notices, certificates, and other documents of whatsoever nature on behalf of the Company (including, without limitation, the Certificate of Formation and any amendments thereto and any other certificates required or permitted to be filed by or on behalf of the Company pursuant to the Delaware Act or like law of any other jurisdiction). Except as otherwise required by applicable law, any such contract, instrument, certificate, or other document shall require the signature of only one Manager or the signature of such officer, employee, or agent to whom authority has been delegated by the Managers.

	(b)	The number of Managers shall be five (5).  Three (3) of the
Managers and their successors shall be appointed by Molex, and two (2) of the Managers and their successors shall be appointed by Sheldahl. The initial Managers and the Member appointing each of them are shown on Exhibit 6.1(b). Each Manager shall serve at the pleasure of the Member that appointed him or her. Upon the death, resignation, or removal of any Manager, the Member that appointed him or her shall promptly appoint his or her successor.
Each Member represents that the Managers appointed by such Member are employees of such Member and, unless otherwise agreed by the Members, covenants to only appoint its employees or employees of the Company as Managers.

(c) Except as otherwise provided herein, or as may otherwise be required by the Delaware Act, decisions of the Managers shall be taken by an affirmative vote of a majority of the Managers at a meeting attended by at least four Managers, or by unanimous written consent of the Managers. Each Member shall use its best efforts to cause the Managers appointed by such Member to attend all duly called meetings. Each Manager shall have one vote on all matters submitted to the Managers for approval.

(d) The following matters in particular shall be determined by the
Managers:

(i)	subject to Sections 6.6 and 6.7, election of the Chairman
and the President;

(ii)	decisions as to any capital expenditure or capital project
(whether by purchase or lease) in excess of One Hundred
Thousand Dollars ($100,000) to the extent included in the Business Plan;

(iii)	decisions as to the giving of any guarantee or indemnity to
secure the liabilities or obligations of any other person or entity;

(iv)	decisions as to the disposition of assets having either a
book or market value of more than One Hundred Thousand
Dollars ($100,000) in value;

(v) entering into, making any material amendment to or terminating any joint venture or profit sharing agreements, patent or technology license agreements, Product distribution agreements, partnership agreements, and any other material contract or transaction; and

(vi) determination of the compensation of the officers of the Company who are employees of the Company and not employed by one of the Members;

(e) From the date of this Agreement until the second anniversary of the date of this Agreement, the Managers shall hold regular meetings at least once every sixty days. Thereafter the Managers may, subject to an amendment to the Bylaws, reduce the frequency of regular meetings.

(f) Any action requiring the approval of the Members shall require the consent of each Member, without regard to such Member's
Percentage Interest.

6.2	Special Approvals.  Notwithstanding the general authority of the
Managers under Section 6.1, the following matters shall, except as provided in (l) below, require the approval of (i) a majority of the Managers appointed by Molex, and (ii) a majority of the Managers appointed by
Sheldahl:

	(a)	any restatement, amendment, supplement or repeal of this
Agreement or the Bylaws;

	(b)	any merger or consolidation of or involving the Company;

	(c)	any lease, sale, exchange, conveyance, or other transfer or
disposition of all, or substantially all, of the assets of the Company;

	(d)	a change of the name of the Company;

	(e)	engaging in a business other than as provided for by this
Agreement;

	(f)	payment of distributions to the Members (other than those
provided for in Section 5.12(b) and except in connection with the Dissolution and winding up of the Company);

	(g)	the contribution of additional capital by any Member to the
Company (other than as provided for in Article IV);

	(h)	the assignment of any of the property of the Company in trust for the benefit of creditors, or the making or filing, or acquiescence in the making or filing by any other person, of a petition or other action requesting the reorganization or liquidation of the Company under the Bankruptcy Laws;

	(i)	the issuance of any additional Interests or, except as otherwise provided in Article IX in connection with the transfer of an Interest, the admission of additional or substituted Members;

	(j)	any transaction between the Company and any Member or a Related
Company of any Member;

	(k)	production by or on behalf of the Company of component parts which are available from either Sheldahl or Molex;

	(l)	purchase by or on behalf of the Company of component parts from suppliers other than Sheldahl or Molex, provided, however, that if, except as permitted by the applicable Supply Agreement, either Member is unable to consistently supply to the Company component parts which both (i) meet the Company's specifications within 180 days following notice by the Company and (ii) are available in such quantities as the Company shall request within 180 days following notice by the Company (such quantities so requested to be consistent with the forecast of estimated requirements provided pursuant to the applicable Supply
Agreement), then a majority of the Managers appointed by the other Member shall have the sole power to approve and direct the purchase by or on behalf of the Company of component parts from suppliers other than Sheldahl or Molex;

	(m)	decisions as to borrowing, finance leases, or the creation of security interest, liens, or mortgages in or on any property or assets of the Company, in amounts that exceed One Hundred
Thousand Dollars ($100,000);

(n) decisions as to making any loan, advance, or giving credit in amounts that exceed One Hundred Thousand Dollars ($100,000);

(o)	selection of independent auditors (but not tax preparers);

(p) material decisions regarding the initiation, defense, conduct, or settlement of litigations, arbitrations, or other disputes involving amounts in excess of One Hundred Thousand Dollars
($100,000);

(q)	decisions as to the source for providing final assembly and test of the Products;

(r)	entering into, making any material amendment to or terminating any Associated Agreement to which the Company is a party, or any contract, agreement, lease, or other arrangement with a Member or Related Company, or waiving any material right of the Company under any Associated Agreement;

(s) approval of any annual budget, strategic plan, Financial Plan or Business Plan for the Company;

	(t)	acquiring, purchasing, or subscribing for, or selling or
otherwise disposing of, any shares, debentures, mortgages, or securities (or any interest therein) in any company or any other entity;

	(u)	establishing any new branch, office, factory, or other permanent establishment or forming any subsidiary company or entity of the Company;

(v) any changes to the definition of Products contained in this Agreement;

(w) any change in the Business Purpose of the Company;

(x) the determination of the terms of use of the applications described in Section 6.9(a); and

	(y)	any other matter that is subject to the agreement, consent, or approval of the Members hereunder (unless previously considered by the Members).

6.3	Default Under Supply Agreement.  In the event of the continuance of an event of default under a Supply Agreement, the Managers appointed by the Member not a party to such agreement shall have the power to approve and direct the enforcement of such agreement by the Company.

6.4	Meetings of Managers/Conduct of Business.  Meetings of the
Managers shall be held as set forth in the Bylaws and determinations to be made by the Managers in connection with the conduct of business of the Company shall be made in the manner provided in the Bylaws, unless otherwise provided in this Agreement.

6.5	Remuneration of Managers.  The Managers shall receive no
compensation from the Company for performing their services as Managers. It is understood that each of the Members shall be solely responsible for the payment of the salaries, benefits, retirement allowances, and travel and lodging expenses for all Managers appointed by it.

6.6	Chairman.  The Managers shall have a Chairman (being one of the
Managers) who initially shall be appointed by Molex. The Chairman shall also be an officer and shall serve a one-year term. After the initial one-year term, successor Chairmen shall be appointed as provided in Section 6.1(d)(i).

6.7	Officers of the Company.  The officers of the Company shall be a
President, a Treasurer, a Secretary, and such other officers as may be determined by the Managers. The initial officers of the Company are identified on Exhibit D hereto.

6.8	Authority and Duties of Officers.  The officers of the Company shall have such authority and shall perform such duties as are customarily incident to their respective offices, and/or such other or additional authority and duties as may be specified in or determined pursuant to the Bylaws or delegated by the Managers.

6.9 Operation of the Company.

	(a)	[ ******* Confidential Treatment Requested ]  .   In the event of
a dispute as to whether a product is encompassed by the preceding sentence, the Managers appointed by Sheldahl and the Managers appointed by Molex shall attempt to resolve such dispute and, in the event such dispute shall not be resolved within 10 days, either Member may invoke the dispute resolution process contained in Article XI.

	(b)	The Members and/or the Company shall enter into the agreements described on Exhibit 1A on the terms and conditions specified on
Exhibit 1A and such other reasonable terms and conditions as shall be agreed to by the parties to such agreements.

6.10	Limitation on Liability of Managers and Officers;
Indemnification.

	(a) 	No Manager or officer of the Company shall have any liability to the Company or the Members for any losses sustained or liabilities incurred as a result of any act or omission of such Manager or officer if (i) the Manager or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the interests of the Company, and, with respect to any criminal proceeding, had no reason to believe his or her conduct was unlawful and (ii) the conduct of the Manager or officer did not constitute actual fraud, gross negligence, or willful misconduct.

	(b)	The Company shall indemnify and hold harmless the Managers and officers of the Company (individually, an "Indemnitee") from and against any and all losses, claims, demands, costs, damages, liabilities, expenses of any nature (including reasonable attorneys' fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits, or proceedings, civil, criminal, administrative, or investigative, in which an Indemnitee may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the business of the Company, regardless of whether an Indemnitee continues to be a Manager or officer at the time any such liability or expense is paid or incurred, if (i) the Indemnitee acted in good faith and in a manner it or he or she reasonably believed to be in, or not opposed to, the interests of the Company, and, with respect to any criminal proceeding, had no reason to believe his or her conduct was unlawful and (ii) the Indemnitee's conduct did not constitute actual fraud, gross negligence or willful misconduct.

	(c)	Expenses incurred by an Indemnitee in defending any claim,
demand, action, suit, or proceeding subject to this Section 6.10 shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit, or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amounts if it is ultimately determined that such person is not entitled to be indemnified as authorized in this Section 6.10. The indemnification provided by this Section 6.10 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, consent of the Members, as a matter of law or equity, or otherwise, shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee. Subject to the foregoing sentence, the provisions of this Section 6.10 are for the benefit of the Indemnities and shall not be deemed to create any rights for the benefit of any other persons.

6.11	Liability to Third Parties.  The debts, obligations, and
liabilities of the Company, whether arising in contract, tort, or otherwise, shall be solely the debts, obligations, and liabilities of the Company, and no Manager shall be obligated personally for any such debt, obligation, or liability by reason of his or her acting as a Manager of the Company.

6.12	Business Plan.

	(a)	Except as otherwise set forth in this Agreement, not later than
60 days prior to the expiration of any Company fiscal year during the term of this Agreement the Managers shall prepare and deliver to each Member a Business Plan for the immediately succeeding fiscal year, which shall cover the general business direction, policies and programs for the Company during such year, which direction shall be within the Business Scope. Each Business Plan shall include as a part thereof a Financial Plan for the Company fiscal year covered by the Business Plan setting forth projected
Company revenues and all projected Company costs and expenses for such company fiscal year.

	(b)	The Business Plan for the Company attached as Exhibit 1B is
hereby ratified and approved by the Members. With regard to subsequent Company Fiscal years, the Managers shall have a period of 30 days after receipt of any proposed Business Plan within which to give their approval to such Business Plan, in the manner required under Section 6.2. Where approval of a proposed
Business Plan is required under this Section 6.12 and such proposed Business Plan does not receive the approval of the Managers prior to expiration of such 30-day period, such proposed
Business Plan shall be deemed disapproved, whereupon Company costs and expenses incurred during the next succeeding Company fiscal year shall not exceed the amounts or differ from the types set forth in the Financial Plan for the immediately preceding
Company fiscal year. The Managers may at any time approve a Business Plan to cover a period of a year or less, which proposed
Business Plan may add to, modify or amend the terms of any existing Business Plan.

6.13	Reimbursements.  Except as may be provided in this Agreement or in the Associated Agreements or as may be approved by the Members pursuant to
Section 6.2, no Member, no Related Party nor any such Member's or Related Party's officer, director, employee or agent shall receive any compensation or other payments from the Company for its services, or be entitled to reimbursement from Company funds for any expenses incurred by it, except that the Managers in performing their obligations as such shall be reimbursed for the out-of-pocket expenses incurred by them in managing the Company and its business.

6.14	Insurance.

(a)	In the discretion of the Managers, the Company shall procure and maintain in full force and effect appropriate insurance, the premiums for which shall be an expense of the Company. Examples of such insurance include:

		(i)	Insurance on the assets of the Company, and all
improvements thereto against all loss or damage by fire, lightning, flood, wind and all other risks covered by the Standard Coverage "All Risk" endorsements.

		(ii)	Worker's compensation and similar employee benefits as
required by law.

		(iii)	Commercial general liability insurance on an occurrence
basis, including personal injury, bodily injury, death or property damage liability, and automobile liability insurance.

		(iv)	Excess liability coverage insuring the same risks as the
underlying coverage for the benefit of the Members and the Company as named insureds.

		(v)	Environmental liability insurance.

		(vi)	Third party product recall expense insurance for
manufacturing errors.

		(vii)	Such other insurance as the Members shall from time to time
deem necessary.

(b) All insurance policies shall be issued in the name of the Company. The insurance shall not contain any provision for co-insurance coverage and shall include coverage against punitive damages to the extent allowed by law.

(c) All insurance shall be effected under valid and enforceable policies issued by insurers of recognized responsibility satisfactory to the Members, and shall, to the extent obtainable, provide that (x) such policies shall not be cancelled without at least 30 days' prior written notice to each Member, and (y) any loss payable thereunder shall be payable notwithstanding any act or negligence of any named insured.

6.15	Indemnity.

(a)	Each Member covenants and agrees to defend, indemnify and hold harmless the Company, Related Companies and their respective officers, directors and employees from and against any claim, suit, loss or damage, including reasonable attorneys fees, arising out of or relating to (i) any third party suits
(excluding suits by Related Parties) to the extent arising out of or relating to the breach by such Member or its employees or agents of the terms of this Agreement or (ii) the breach by such Member's Related Companies (or their respective employees or agents) of the obligations imposed on such Related Companies under this Agreement.

	(b)	Any party seeking indemnification (the "Indemnified Party") shall promptly notify the indemnifying party in writing of any claim believed to be subject to indemnification; provided, however, that no delay on the part of the Indemnified Party in providing such notice shall relieve the indemnifying party from its indemnification obligations except to the extent the indemnifying party is prejudiced thereby. The Indemnified Party shall allow the indemnifying party to control the defense of any third party claim for which the Indemnified Party seeks indemnity under this
Section 6.15 and shall cooperate in the indemnifying party's defense thereof, at the expense of the indemnifying party. If the indemnifying party assumes the defense of any such claim, the indemnifying party's sole obligation with respect to such claim shall be limited to holding the Indemnified Party harmless from and against any judgments or settlements approved by the indemnifying party in connection with the claim, which consent will not be unreasonably withheld or delayed. In the event the indemnifying party shall not assume the defense of any such claim, the Indemnified Party shall have the right, following written notice to the indemnifying party, to undertake to defend or settle such claim on behalf of and for the account of and risk of loss of the indemnifying party. Regardless of which party controls the settlement or defense of any claim, both parties shall act in good faith and no entry of judgment or settlement of a claim may be agreed to without the written consent of both the Indemnified Party and the indemnifying party, which consent shall not be unreasonably withheld or delayed; provided, however, that the Indemnifying Party may settle any such claim solely for the payment of money provided that the Indemnified Party receives a full release and has no obligations with respect to such settlement.

ARTICLE 7
Exclusive Efforts and Non-Solicitation

7.1	Exclusive Efforts.    Each Member agrees with the Company and the
other Member that, so long as it is a Member of the Company and except (a) as provided for in any employment agreement with any employee of the Company, and (b) as provided for in Section 15.1 of this Agreement, such Member and each of its Related Companies shall direct its efforts in the design, development, manufacturer, and sale of Products to Customers through the Company and shall not start up, acquire, operate, or otherwise participate in, independently or in cooperation with any third party, any business that develops, manufactures, markets, or sells Products to Customers or otherwise competes with the Company within target applications referenced in Exhibit
2.5. Except as restricted by this Section 7.1, each of the Members and its Related Companies shall be free to engage in any other businesses or activities and to receive the income and benefits thereof (and neither the Company nor any other Member shall have any interest therein by reason of this Agreement), and no Member shall have any duty or obligation to present to the Company or any other Member any such other business opportunities that are outside the scope of the purposes of the Company.

	7.2	Non-Solicitation.    Each Member agrees it will not, during the
term of this Agreement and for a period [ ***** Confidentiality Treatment Requested *****] following the earlier of Dissolution or such Member ceasing to be a Member, without the prior written consent of the Company (if the Company is then in existence) and the other Members, directly or indirectly (except by general newspaper or similar advertisement) solicit for employment employees of the Company or the other Members, provided, however, that, (i) upon Dissolution of the Company, a Member may solicit any employee of the Company who had been an employee of such Member immediately prior to accepting employment with the Company and (ii) upon a Member ceasing to be a Member of the Company, the Company may solicit the employees of the Member ceasing to be a Member who are providing services on a leased basis to the Company on substantially a full-time basis. Each Member will cause its Related Companies (other than the Company) to comply with this Section 7.2 in the same manner required of such Member.


ARTICLE 8
Nondisclosure of Information

8.1	Confidentiality.

	(a)	All disclosures of trade secrets, know-how, financial
information, or other confidential information made by the Company or any Member under or in connection with this Agreement or the Associated Agreements, as well as the terms of this Agreement and all Associated Agreements, shall be received and maintained in confidence by the recipient (the "Recipient") and each Recipient shall treat all such trade secrets, know-how, financial information or other confidential information as the confidential property of the disclosing party and shall not use same other than for the benefit of the Company under this Agreement. The Recipient shall not disclose same to any other person except:

		(i)	to the extent persons directly responsible for the
performance of the obligations of this Agreement and for the effective operation of the Company require such information in connection with the performance of the obligations of this Agreement and the effective operation of the Company;

		(ii)	to the extent professional advisers of the Members and the
Company require such information in connection with providing their services to the Members and/or to the Company; and

		(iii)	to the extent disclosures of such information by employees
of the Company to suppliers, distributors, customers and other persons are necessary or appropriate for the effective carrying on of business by the Company provided such suppliers, distributors, customers and other persons execute a non-disclosure agreement prohibiting the further disclosure of such information.

Notwithstanding the provisions of this Section 8.1(a), either Member may, to the extent required by law or the regulations of any agency or self-regulatory agency, file this Agreement with any governmental authority, agency or self-regulatory agency provided that such Member gives the other Member notice prior to such filing as far in advance as reasonably possible (but in any event not less than 5 days prior to such filing) and reasonably cooperates with the other Member in seeking confidential treatment of any provision or provisions of this Agreement requested to be kept confidential by such other Member.

	(b)	Notwithstanding the provisions of Section 8.1(a), information disclosed by the Company or any Member shall not be considered confidential information pursuant to this Section 8.1 to the extent that:

		(i)	such information is required by law to be disclosed by the
Members or the Company, provided that Recipient shall
(A) provide the disclosing party with prompt notice of such demand (and in any event prior to disclosure),
(B) cooperate with the disclosing party in resisting such disclosure or seeking suitable protection prior to such disclosure, and (C) disclose only such confidential information as Recipient is compelled by law to disclose;

		(ii)	the Recipient is able to show that such information was
known to the Recipient prior to such disclosure;

		(iii)	the Recipient is able to show that such information was
independently developed by the Recipient without use of any confidential information of the Company or any other
Member;

		(iv)	the Recipient is able to show such information was acquired
by the Recipient from a third party without a continuing
restriction on use; or

		(v)	such information which was, or becomes, publicly available
through no breach of this Agreement by the Recipient or its representatives.
The content of this Agreement or any other contract or agreement entered into by among the Members and/or the Company shall be considered the confidential information of the Company and each Member which is a party to any such agreement and shall not be disclosed without the prior written consent of the Company and the non-disclosing Member or Members; provided, however, that a Member may disclose to third parties the existence of the Company and the names of the Members. Notwithstanding the provisions of this Section 8.1(b), either Member may, to the extent required by law or the regulations of any agency or self-regulatory agency, file this Agreement with any governmental authority, agency or self-regulatory agency provided that such Member gives the other Member notice prior to such filing as far in advance as reasonably possible (but in any event not less than 5 days prior to such filing) and reasonably cooperates with the other Member in seeking confidential treatment of any provision or provisions of this Agreement requested to be kept confidential by such other Member.

8.2	Duty of Care.  The Company and each Member will take such steps as lie within its power to assure that all of its Managers, directors, officers and employees, or of the Managers, directors, officers and employees of its Related Companies, to whom confidential information is disclosed take all proper precautions to prevent the unauthorized disclosure and use of the confidential information referenced in Section 8.1. Each Member shall cause all such Managers, officers and employees to execute and deliver to the Company such agreement or agreements related to the non-solicitation, non-competition, confidentiality and assignment of intellectual property rights as the Company shall reasonably request.


ARTICLE 9
Rights and Obligations of Members

9.1	Limited Liability.  No Member shall be personally liable for any debts, liabilities, or obligations of the Company; provided that each Member shall be responsible (i) for the making of any Capital Contribution required to be made to the Company by such Member pursuant to the terms hereof and
(ii) for the amount of any distribution made to such Member that must be returned to the Company pursuant to the Delaware Act.

9.2	Participation in Management.  No Member, as such, shall take any part in the management and control of the business of the Company nor shall any Member, by reason of its status as such, have any right to transact any business for the Company or any authority or power to sign for or bind the Company. Notwithstanding the foregoing, Members shall have the right to approve or disapprove or otherwise consent or withhold consent with respect to such matters as are specified in this Agreement, the Bylaws or the Delaware Act; and provided that Members may take such actions on behalf of the Company and execute documents or otherwise bind the Company to the extent, if any, that such powers are delegated to any such Member by the Managers from time to time.

9.3	Restrictions on Transfer.

(a)	Except as expressly permitted by this Agreement, no Member shall, without in each instance obtaining the prior approval of the remaining Members, sell, assign or otherwise transfer, or mortgage, charge or otherwise encumber, or suffer or permit any third party to sell, assign or otherwise transfer, or mortgage, charge or otherwise encumber (collectively "Transfer"), all or any part of its Interest, or contract to do, suffer or permit
(other than the lien described on Exhibit 9.3) any of the foregoing. Any such Transfer or attempted transfer by a Member of its Interest, including an attempted Transfer as a result of the foreclosure of the lien described on Exhibit 9.3 (a "Member
Transfer" ) in violation of this Agreement shall be void and of no force or effect. Upon the Transfer by a Member of all of its Interest in a manner permitted or required pursuant to the provisions of this Article IX, such Member shall be deemed to have withdrawn as a Member and shall have no further rights as a Member hereunder.

(b) Either Member may Transfer all or any part of its Interest to the other Member upon such terms as may be agreed between them (and, in the case of a Transfer of all of the Interest of a Member, the other Member may designate a third party to purchase all or part of the Interest and to be admitted as a substituted Member and continue the business of the Company without Dissolution).

	(c)	Either Member may Transfer all of its Interest to any of its
Related Companies which is not a competitor of the other Member;
provided, however, that such transfer shall not relieve the Member Transferring its Interest of any liability pursuant to this Agreement and such Transferring Member shall remain liable for all of its obligations pursuant to this Agreement, and all of the liabilities of the Related Company to whom the Interest is Transferred.

	(d)	If at any time a Transfer is attempted to be made in violation of the provisions of this Agreement, then the Non-transferring
Member shall, in addition to its rights and remedies under this Agreement and at law and in equity, be entitled to a decree or order restraining and enjoining such Transfer. The Members expressly acknowledge and agree in this regard that damages at law will be difficult to ascertain in the event of any such violation of this Agreement, and would constitute an inadequate remedy for a breach or threat of breach of the provisions of this Agreement concerning Transfers as set forth above.

9.4	Agreement with Transferees.  No transfer by a Member of its
Interest to a person other than a Member shall be effective to make such transferee a Member or entitle such transferee to any of the benefits or rights hereunder until such transferee agrees in writing (i) to assume and be bound by all of the terms and provisions of this Agreement and all of the obligations of the transferring Member hereunder, and (ii) to be subject to all of the restrictions to which the transferring Member is subject under the terms of this Agreement and any further agreements with respect to the Company and its business. No permitted transfer of an Interest to a person other than a Member hereunder shall be effective until the Company shall have received and have accepted the written agreement of the third-party transferee required by this Section 9.4, with the Company's acceptance of such transferee's agreement to be no later than the fifth day of the calendar month next following the month during which such transferee's agreement was received. A transferee of a Member's Interest shall be entitled to receive from the Company distributions of cash and other Company property, and allocations of Net Profit and Loss with respect to such Member's Interest, only after the effective date of such transfer.

9.5	Third Party Transfer Procedures.

	(a)	In the event either Member wishes to Transfer all of its Interest to a third party (any such Member being herein referred to as "Seller"), it shall first offer to Transfer such Interest to the other Member at the price and on the terms and conditions offered by the third party by providing written notice thereof, which notice shall include a copy of the written offer made by such third party, including all terms and conditions thereof, and shall identify the third party by name. Within forty-five (45) days of the receipt of Seller's notice, the other Member may either (i) accept the offer to purchase the Interest at the price and on the other terms set forth in the third party offer,
(ii) decline such offer, or (iii) require Seller to obtain from the third party an irrevocable written offer to purchase such other Member's Interest at a price per percentage of Interest equal to the third party offer price. In the event that the other Member does not take any such action in response to the notice, it shall be deemed to have declined the offer.

	(b)	If the other Member accepts the offer of the Seller pursuant to the clause (i) of Section 9.5(a), then the other Member, or a Related Company designated by it, shall purchase the offered
Interest pursuant to the terms of the third party offer (and, as applicable, may cause the Related Company purchaser to be admitted as a substituted Member and continue the business of the Company without Dissolution). If the other Member declines the offer, Seller shall have the right to Transfer its Interest to such third party at a price not less than that included in Seller's notice, and otherwise on terms and conditions substantially the same as set forth in the Seller's notice, within ninety (90) days of the date of Seller's notice (and at the time of closing of the Transfer, the transferee shall be admitted as a substituted Member with respect to the transferred
Interest and the business of the Company shall be continued). If the other Member takes the action referenced in clause (iii) of
Section 9.5(a) and the third party makes an irrevocable written offer to purchase the other Member's Interest as therein provided within thirty (30) days, then the other Member and Seller shall jointly sell their respective Interests to the third party within one hundred and twenty (120) days of the date of Seller's notice.
If the third party does not make such an offer, then Seller shall have no right to make the Transfer.

9.6	Withdrawal from Company.  No Member shall be entitled to withdraw as a Member from the Company except pursuant to a Transfer by such Member of its entire Interest pursuant to and as permitted by this Agreement or upon Dissolution and completion of the subsequent liquidation, winding up and termination of the Company and its business. Except as otherwise provided in this Agreement, no Member may withdraw any of its capital contributions or the balance in its Capital Account without the approval of the other Members.

9.7	Default.

	(a)	The occurrence of any of the following events shall constitute an
Event of Default ("Event of Default") hereunder on the part of the Member with respect to which such event occurs (the
"Defaulting Member"):

		(i)	any representation or warranty made by the Member herein
was false or misleading in any material respect as of the date of this Agreement the result of which has a material adverse effect on the Company or the other Member; or

		(ii)	except as otherwise provided in this Section 9.7(a), the
Member shall fail to perform or observe any material covenant or agreement contained in this Agreement, to be performed or observed by such Member or a Related Company, which failure shall remain unremedied for 90 days after Notice thereof shall have been given to such Member by any other Member; or

		(iii)	the Transfer of an Interest by such Member in violation of
the restrictions on transfer set forth in this Agreement
(including a Transfer as a result of the foreclosure of the lien described on Exhibit 9.3); or

		(iv)	the failure of either Sheldahl or Molex to continuously use
commercially reasonable efforts to satisfy its obligations
pursuant to the applicable Supply Agreement within 180 days of receipt of a notice of the Company that Sheldahl or Molex, as applicable, has not substantially met its obligations to supply components to the Company in the volumes and of the quality
required by the applicable Supply Agreement.

		(v)	the failure of such Member to make an additional capital
contribution to which it has given its approval or otherwise as required under this Agreement, which failure remains unremedied for 90 days after notice thereof shall be given to such Member by the Company.

	(b)	Upon the occurrence of an Event of Default by the Defaulting
Member, the other Member may, without prejudice to any other remedies available to it at law or in equity but subject to
Section 9.14, deliver written notice to the Defaulting Member within the Default Notice Period electing either (x) to dissolve the Company pursuant to Section 10.1(d) or (y) to purchase the defaulting Member's Interest at the fair market value of the Interest determined pursuant to Article XIII (the "Fair Market
Value Of The Interest") less the amount of any direct loss, damage, cost, or expense incurred by the non-Defaulting Member as a result of a default for which amounts have been placed into an escrow agreement pursuant to this Agreement (the "Buy-Out
Remedy"). If the Defaulting Member shall dispute whether a default has occurred, the matter shall promptly be submitted to the dispute resolution procedure set forth in Article XI hereof.
In the event that the other Member determines to purchase the interest of the Defaulting Member pursuant to clause (y) above, then the Member whose interest is to be acquired shall be deemed to be a withdrawing Member and to have given notice of an offer to sell its Interest to the other Member at the Fair Market Value
Of The Interest determined pursuant to Article XIII, and the operative provisions of Article XIII shall be applicable.

	(c)	The closing of the purchase of the Defaulting Member's Interest hereunder shall take place not later than 30 days after determination of the purchase price of the Defaulting Member's
Interest.  If the closing of the purchase pursuant to this
Section 9.7 shall occur on or prior to  [ ******* Confidential
Treatment Requested ] , the purchasing Member shall deliver to the Defaulting Member recourse promissory notes providing for the payment of 20 percent of the purchase price, without interest, on each of the first, second, third, fourth, and fifth anniversaries of such closing. If the closing of the purchase pursuant to this
Section 9.7 shall occur after  [ ******* Confidential Treatment
Requested ] , the purchasing Member shall deliver to the Defaulting Member 20 percent of the purchase price on the date of the closing and shall deliver to the Defaulting Member recourse promissory notes bearing interest at the Prime Rate providing for the payment of the remainder of the purchase price on each of the first, second, third, and fourth anniversaries of such closing.
In addition, in either case, the purchasing Member shall pledge its Interest as collateral for the promissory notes delivered to the Defaulting Member. Any amounts due and payable at the time of Closing pursuant to any loans made by the non-Defaulting
Member to the Defaulting Member shall be immediately set-off against the purchase price otherwise payable by the non-
Defaulting Member for the purchase of the Defaulting Member's
Interest.

	(d)	From and after the occurrence of an Event of Default, and during the exercise of the Buy-Out Remedy as set forth herein, the Defaulting Member shall not be entitled to receive any distributions of cash or other Company property hereunder, but rather all cash and other Company property that would otherwise be distributable to the Defaulting Member shall be paid into an interest bearing escrow account pursuant to an escrow agreement in form and substance agreed to by the Members. The escrowed amounts shall be paid to the non-Defaulting Member to the extent such Member incurred any direct loss, damage, cost or expense incurred as a result of the default by the Defaulting Member.
Any amount remaining in the escrow account following such payment shall be paid to the Defaulting Member.

	(e)	The purchase of any Company Interest pursuant to this Agreement, whether of a Defaulting Member or otherwise, shall be governed by the following additional terms: (i) the Interest purchased shall be free and clear of all security interests, charges, liens and encumbrances, (ii) if the purchased Interest cannot be transferred free and clear of all security interests, charges, liens or encumbrances, the purchasers thereof shall have the right to deduct liens of a fixed or ascertainable amount in determining such purchase price and assume such obligations or taken any other action available to purchaser under this Agreement, at law or in equity, and (iii) all parties acquiring any interest in a Member's Interest hereunder shall acquire such Interest subject to the purchase provisions of this Agreement.

	(f)	Subject to Section 9.14, the rights and remedies of the Members hereunder shall not be mutually exclusive, i.e., the exercise of one or more of the provisions of this Section 9.7 shall not preclude the exercise of any other provisions hereof or any other remedy at law or in equity, cumulatively. Each of the Members confirms that damages at law will be an inadequate remedy for a breach or threatened breach of this Agreement and agrees that, in the event of a breach or threatened breach of any provision hereof, the respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other equitable remedy, but nothing herein contained is intended to, nor shall it, limit or affect any rights at law or by statute or otherwise of any Member as against any other Member for a breach or threatened breach of any provision of this Agreement, it being the intention of this Section 9.7 to make clear the agreement of the Members that the respective rights and obligations of the Members hereunder shall be enforceable in equity as at law or otherwise.

9.8	Bankruptcy.  Upon the occurrence of an event of bankruptcy as described in Section 18-304 of the Delaware Act of a Member (the "Bankrupt Member"), the other Member shall have a right within the later of 90 days of such other Member's receipt of written notice from the Bankrupt Member of the occurrence of the bankruptcy or 30 days following the lifting of any automatic stay imposed in connection with such bankruptcy to (a) purchase all, but not less than all, of the Bankrupt Member's Interest at the Fair Market Value Of The Interest for cash at the closing, (b) invoke the Buy/Sell Procedure or, (c) dissolve the Company pursuant to Section 10.1. In addition, (i) the Company hereby agrees that the non-Bankrupt Member shall, within the later of 90 days of receipt by such Member of written notice from the Bankrupt Member of the occurrence of its bankruptcy or 30 days following the lifting of any automatic stay imposed in connection with such bankruptcy, have the right to purchase the assets of the Company at the fair market value of such assets determined on a going concern basis as of the date of such determination in accordance with the procedures for the valuation of the Fair Market Value of the Interest set forth in Article XIII, and (ii) promptly following the sale of such assets, the Company shall be dissolved as provided for in Article X. The Bankrupt Member shall give written notice of the occurrence of the bankruptcy of such Member to the Company and the other Members as soon as reasonably possible following such bankruptcy.

9.9	Change of Ownership of a Member.  In the event of the Change of
Ownership of a Member (the "Acquired Member") without the prior written consent of the other Member, the other Member shall have a right within the earlier of 90 days after (i) Members' receipt of such other Member's receipt of written notice from the Acquired Member of the occurrence of the Change of Ownership, or (ii) such other Member becoming aware of the occurrence of the Change of Ownership to (a) purchase all, but not less than all, of the Acquired Member's Interest at the Fair Market Value Of The Interest (such purchase to occur as promptly as possible following the delivery of written notice from the other Member of its election to purchase the Acquired Member's Interest) on the terms provided for in the third sentence and the fourth sentence of Section 9.7(c), (b) invoke the Buy/Sell Procedure, (c) dissolve the Company pursuant to Section 10.1 or (d) make no change in the ownership of the Interests. The Acquired Member shall give written notice of the Change of Ownership to the Company and the other Members as soon as reasonably possible following such Change of Ownership.

9.10	Failure to Meet Business Goals.  In the event the Company shall fail to achieve the business goals specified on Exhibit 9.10 in all material respects by the periods indicated on Exhibit 9.10, then each of Molex and Sheldahl shall have the right, exercisable within 90 days after [***** Confidential Treatment Requested ***** ] and subject to the limitations contained in this Section 9.10, to invoke the Buy/Sell Procedure; provided, however, that in the event the Invoking Member withdraws its Buy/Sell Offer within the 15-day period provided for in Section 14.3, the other Member shall have the right to invoke the Buy/Sell Procedure within the greater of (i) 90 days after [***** Confidential Treatment Requested ***** ], and (ii) 30 days from the date of such revocation of the Buy/Sell Procedure. Neither Molex or Sheldahl shall have the right to invoke the Buy/Sell Procedure pursuant to this Section 9.10 if the Company is within [***** Confidential Treatment Requested ***** ] of its sales goal as established in the Financial Plan for calendar year [***** Confidential Treatment Requested ***** ] and within [***** Confidential Treatment Requested ***** ] of its net profit goal as established in the Financial Plan for calendar year [***** Confidential Treatment Requested ***** ].

9.11	Survival of Obligations.  Dissolution of the Company and any
termination of the Associated Agreements for any cause shall not release any party from any liability which at the time of Dissolution or termination has already accrued to any Member, nor affect in any way the survival of the rights, duties, and obligations of any party provided for in Article VIII of this Agreement.

9.12	Substituted Members.  Any transferee acquiring the Interest of a
Member as permitted under this Article IX shall be deemed admitted as a substituted Member with respect to the Interest transferred concurrently with the effectiveness of the Transfer (provided that such transferee, unless already a Member, shall, as a condition to such admission, execute a counterpart of this Agreement, agreeing thereby to be bound by all of the terms and conditions hereof), and such substituted Member shall be entitled to all of the rights and benefits under this Agreement of the transferor of such Interest. No purported Transfer of any Interest, or any portion thereof or interest therein, in violation of the terms of this Agreement (including any Transfer occurring by operation of law) shall vest the purported transferee with any rights, powers, or privileges hereunder, and no such purported transferee shall be deemed for any purposes as a Member hereunder or have any right to vote or consent with respect to Company matters, to inspect Company records, to maintain derivative proceedings, to maintain any action for an accounting, or to exercise any other rights of a Member hereunder or under the Delaware Act.

9.13	Additional Members.  Additional Members may be admitted to the
Company only with the approval of the Members pursuant to Section 6.2(i).
The Capital Contribution and the Percentage Interest of any additional Member shall be as determined by the Members approving the admission (and the Percentage Interest of all other Members shall be adjusted to reflect the Percentage Interest granted to the additional Member, pro rata based on relative Percentage Interests immediately prior to the admission of the additional Member). Any additional Member shall execute a counterpart of this Agreement, agreeing thereby to be bound by all of the terms and provisions hereof; provided that prior to or concurrently with the admission of an additional Member, the Members shall adopt such amendments to this Agreement as they deem appropriate to cause the provisions hereof that contemplate only two Members to be appropriately modified to operate in the context of three or more Members.

9.14	Exclusion of Consequential Damages.  In no events shall either
Member be liable to the other Member or to the Company, or their respective successors or assigns, for any indirect, special or consequential damages under this Agreement or the Associated Agreements.

9.15	Ownership of Sheldahl Property.  The Company and Sheldahl shall each be deemed to own an undivided joint interest in the Sheldahl Property free and clear of all royalty or similar obligations and free and clear of all obligations to report to the other with respect to the use of such intellectual property; provided that Sheldahl may, upon not less than 30 days notice to the Company, transfer its interest in the Sheldahl Property. Such ownership rights shall be non-assessable. The Company shall not Transfer any interest in the Sheldahl Property without the prior consent of Sheldahl, which consent shall not be unreasonably withheld or delayed. All intellectual property subsequently developed by the Company or Sheldahl based on the Sheldahl Property shall be owned by the entity developing such intellectual property free and clear of all royalty or similar obligations and free and clear of all obligations to report to the other with respect to use of such intellectual property. Promptly following the execution and delivery of this Agreement, Sheldahl shall deliver to the Company and Molex a detailed description of the Sheldahl Property.


ARTICLE 10
Dissolution

10.1	Dissolution.  The Company shall be dissolved upon the earliest to occur of the following:

	(a)	the withdrawal, bankruptcy, or dissolution of any Member or the occurrence of any other event that terminates the continued membership of any Member in the Company under the Delaware Act, unless the business of the Company is continued by the consent of all remaining Members within ninety (90) days following the occurrence of any such event;

	(b)	all or substantially all of the Company's assets and properties have been sold and reduced to cash;

	(c)	upon the mutual agreement of the Members;

	(d)	the Company is dissolved pursuant to the provisions of
Sections 9.7, 9.8 or 9.9;

	(e)	the end of the Company's term; or

	(f)	the occurrence of any other event causing a Dissolution of the
Company under Section 18-801 of the Delaware Act.

10.2	Liquidator.  Upon Dissolution, the Managers, or if there is no remaining Manager, such person as is designated by the Members (the remaining Managers or such person being herein referred to as the "Liquidator") shall proceed to wind up the business and affairs of the Company in accordance with the terms hereof and the requirements of the Delaware Act. A reasonable amount of time shall be allowed for the period of winding up in light of prevailing market conditions and so as to avoid undue loss in connection with any sale of Company assets. This Agreement shall remain in full force and effect during the period of winding up.

10.3	Distribution Priority.  Upon the dissolution of the Company
("Dissolution"), the Company assets shall be liquidated and the affairs of the Company shall be wound up and terminated by the Liquidator. Upon completion of such liquidation and winding up, but not later than the end of the Company taxable year in which Dissolution occurs (or 90 days after Dissolution, if later), and after taking into account all Capital Account adjustments for the Company taxable year during which Dissolution occurs, including the allocation of all profits and losses pursuant to this Agreement, except as provided in the Development Agreement, the assets of the Company shall be liquidated and disposed of and distributed as follows:

	(a)	First, available cash shall be used to pay all debts and
liabilities of the Company and expenses of the liquidation and winding up; if the Company lacks sufficient cash to pay such debts and expenses, then the Managers shall sell assets sufficient to generate adequate cash;

	(b)	Second, available cash shall be used to set up reserves (to be held in a special interest-bearing account) which the Managers or the liquidating trustee may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company; provided, however, that at the expiration of such time as the Managers or such trustee shall deem advisable (not to exceed two (2) years from the event which caused Dissolution except in the cash of any litigation matter, where the length of time such reserves are maintained shall be determined by the Managers or the liquidating trustee in its sole discretion), the balance of such reserves remaining after payment of such contingent liabilities shall be distributed in the manner hereafter set forth in this Article X; if the Company lacks sufficient cash to establish such reserves, then the Managers shall sell assets sufficient to generate adequate cash;

	(c)	Third, to the Members in the amount of the positive balances in their Capital Accounts; and

	(d)	Finally, to the Members in proportion to their then Percentage
Interests; provided, however, that if a Dissolution occurs prior to June 30, 2000 then in proportion to the capital contributions actually made by each Member pursuant to Section 4.1.

10.4	Purchase of Assets.  Each Member shall have a first right to purchase the assets of the Company upon Dissolution. If only one Member wishes to exercise such right of purchase with respect to particular assets, then the terms of purchase shall be as agreed upon between the Members, provided that if mutually acceptable terms cannot be so agreed upon, the assets shall be sold by the Liquidator on the best available terms and either Member may submit a bid. If both Members wish to purchase all, or the same part, of the Company's assets, and no agreement can be reached between the Members as to which is to purchase the assets, each Member may submit a bid for the assets to the Liquidator, and the Liquidator shall approve the sale of the assets to the Member offering the higher cash price. In lieu of the foregoing purchase procedures, assets of the Company remaining after satisfaction of the claims of third party creditors may be distributed in kind to the Members in such manner as may be agreed upon among all Members.

10.5	Associated Agreements.  Upon Dissolution, the Associated
Agreements shall terminate or be extended in accordance with their respective terms.

10.6	Intellectual Property.  Upon Dissolution, and notwithstanding
Section 10.4, the Members shall be deemed to own jointly all intellectual property owned by the Company and all intellectual property subsequently developed by either Member based on the proprietary rights of the Company, free and clear of all royalty or similar obligations and free and clear of all obligations to report to the other with respect to such Members use of such intellectual property. Such ownership rights shall be non-assessable and freely transferrable; provided, however, that neither Member (nor any transferee or licensee of either Member) may transfer or license any interest in such intellectual property to a competitor of the other Member. The value of an undivided interest in the intellectual property to be distributed to each of the Members pursuant to this Section 10.6 shall be equal to one-half of the fair market value of such intellectual property established by agreement of the Members and, absent agreement, the fair market value thereof determined by the arbitrators pursuant to Article XI of this Agreement. Each Member shall cooperate with the other Member in seeking patents with respect to such intellectual property or in enforcing any patent issued with respect to such intellectual property, in each case at the expense of the Member requesting the cooperation.

10.7	Validity of Agreement.  Notwithstanding any Dissolution of the
Company, prior to such time as the Company shall be terminated as provided herein, the Company's business and the affairs of the Members, as such, shall continue to be governed by this Agreement.

10.8	No Recourse.  If distributions are insufficient to return to any
Member the full amount of such Member's Capital Contributions, such Member shall have no recourse against any other Member or any Manager. No Member shall have any obligation to restore, or otherwise pay to the Company, any other Member, or any third party, the amount of any deficit balance in such Member's Capital Account upon Dissolution and liquidation. Following the completion of the winding up of the affairs of the Company and the distribution of its assets, the Company shall be deemed terminated and the Liquidator shall file a certificate of cancellation in the Office of the Secretary of State of the State of Delaware as required by Section 18-203 of the Delaware Act. The provisions of Section 6.10, Section 6.11, Section 6.15, Section 7.2, Article VIII (relating to confidentiality following Dissolution), Section 9.1, Section 9.11, Section 9.14, Section 9.15,
Section 10.5, Section 10.6, Section 10.7, this Section 10.8, Section 10.10,
Article XI, Section 15.1 (other than (a) of Section 15.1), Section 15.3 and
Article XVI shall survive termination of the Company and shall continue to apply to any Member ceasing to be a Member for any reason.

10.9	Final Accounting.  The Managers or the liquidating trustee shall provide to each Member a financial statement setting forth the assets and liabilities of the Company as of the date of liquidation and all profits and losses realized by the Company upon completion of the liquidation of Company assets. Upon compliance by the Managers or the liquidating trustee, as applicable, with the foregoing distribution plan, the Members shall cease to be such.

10.10	Use of Company's Name.  Upon Dissolution, winding up and
termination of the Company and its business, no Member shall use the name of any other Member in the conduct of its separate business without the prior consent of such other Member, nor shall any Member use the Company name in the conduct of its separate business without the approval of the other Member.


ARTICLE 11
Dispute Resolution

11.1	Invoking Procedure.  In the event of a dispute between the
Members arising out of or related to this Agreement, either Member may invoke the procedures specified in this Article by giving written notice to the other Member. Such written notice will describe briefly the nature of the dispute and shall identify an individual with authority to settle the dispute on behalf of that Member. The Member receiving such notice shall have ten
(10) days within which to designate an individual with authority to settle the dispute on its behalf and to notify the other Member of its designation (the individuals so designated shall be referred to as the "Authorized Individuals").

11.2	Investigation.  The Authorized Individuals shall make whatever investigation each deems appropriate and promptly thereafter, but no later than thirty (30) days from the date of the original notice invoking these procedures, shall commence discussions concerning resolution of the dispute. If the dispute has not been resolved within sixty (60) days from the date of the original notice invoking these procedures, the Members shall submit the matter to ADR in accordance with the following procedure.

11.3	Neutral.  The Members shall have ten (10) days from the
expiration of the sixty (60) day period referred to in Section 11.2 or the agreement of the Members to submit the matter to ADR, whichever occurs first, within which to agree upon a mutually acceptable person not affiliated with either party ("Neutral"). If no Neutral has been selected within that time period, the Members agree jointly to request the American Arbitration Association, or other mutually agreed-upon organization, to supply within ten
(10) days a list of ten (10) potential Neutrals with qualifications as specified by the Members in the joint request. Within seven (7) days of receipt of the list, the Members shall rank the proposed candidates independently, exchange rankings and select as the Neutral the individual who receives the highest combined ranking who is available to serve.

11.4	Schedule.  In consultation with the Neutral, the Members shall designate a mutually convenient time and place for the ADR, and unless circumstances require otherwise, such time shall be not later than forty-five
(45) days after the selection of the Neutral.

11.5	Discovery.  In the event one or both Members have substantial need for information in the possession of the other Member or a need to take certain limited depositions and/or production of principal documents in order to prepare for the ADR, the Members shall attempt in good faith to agree on a plan for the expeditious exchange of such information. Should they fail to reach agreement, either Member may request a meeting with the Neutral who shall assist them in reaching an accommodation.

11.6	Written Submission.  One week prior to the first scheduled
session of the ADR, each Member shall deliver to the Neutral and to the other Member a written summary of its views on the matter in dispute. The summary shall be no longer than twenty double-spaced pages unless the Members agree otherwise.

11.7	Representatives.  In the ADR, each Member shall be represented by the Authorized Individual and by counsel. In addition, each Member may bring additional persons as necessary to respond to questions or contribute information as needed. The number of such additional persons to be allowed shall be mutually agreed by the Members with the assistance of the Neutral, if necessary.

11.8 	Structure.  The Neutral is authorized to conduct joint and
separate meetings with the Members and to help the Members structure whatever form of presentation of the matter in dispute is most likely to facilitate resolution. Notwithstanding the form of the presentation, it is the intent of the Members to provide an opportunity for their Authorized Individual, with or without the assistance of counsel, and with the assistance of the Neutral, to negotiate a resolution of the matters in dispute. In the event the Neutral holds separate private caucuses with either Member, he or she shall keep confidential all information learned in such private caucuses unless specifically authorized to make disclosure of the information to the other Member. There shall be no stenographic, visual, or audio record made of the ADR.

11.9	Mandatory.  The Members agree to participate in the ADR to its conclusion as designated by the Neutral and not to terminate negotiations concerning resolution of the matters in dispute until at least two (2) weeks thereafter. Each Member agrees not to commence a lawsuit or seek other remedies prior to the conclusion of the two-week post-ADR negotiation period, provided that either Member may commence litigation on any date after which the commencement of litigation could be barred by an applicable statute of limitations or in order to request an injunction to prevent irreparable harm. In such event, the Members agree (except as prohibited by court order) to continue to participate in the ADR to its conclusion. Following the expiration of the two-week post-ADR negotiation period, either party may pursue any remedy available to it at law or equity and the determination of the Neutral shall not be binding on either Member.

11.10	Fees.  The fees of, and authorized costs incurred by, the Neutral shall be advanced by the Company and shared equally by the Members who shall reimburse the Company. The Neutral shall be disqualified as a witness, consultant, expert, or counsel for any Member with respect to the matters in dispute and any related matters.

11.11 Later Proceedings. The ADR is a compromise negotiation for purposes of the Federal Rules of Evidence and state rules of evidence. The entire procedure is confidential. All conduct, statements, promises, offers, views, and opinions, whether oral or written, made in the course of the ADR by any of the Members, their agents, employees, representatives, or other invitees to the ADR and by the Neutral, who is the parties' joint agent for purposes of these compromise negotiations, are confidential and shall, in addition and where appropriate, be deemed to be work product and privileged. Such conduct, statements, promises, offers, views, and opinions shall not be discoverable or admissible for any purposes, including impeachment, in any litigation or other proceeding involving the Members and shall not be disclosed to anyone not an agent, employee, expert, witness, or representative for any of the Members. Evidence otherwise discoverable or admissible is not excluded from discovery or admission as a result of its use in the ADR.


ARTICLE 12
Financial Matters

12.1	Books and Records.  The books and records of the Company shall be maintained on an accrual basis in accordance with generally accepted accounting principles. These and all other records of the Company shall be maintained at the principal office of the Company (initially at the facilities of Molex in Lisle, Illinois or at such other locations approved by the Members) and shall be available for examination by the Members as provided in the Bylaws.

12.2	Financial Reports.  The Managers shall cause to be prepared
(i) as of the end of each calendar month and fiscal year of the Company,
(ii) as of the date of Dissolution of the Company, and (iii) as of such additional dates as the Managers may direct, in accordance with generally accepted accounting principles consistently applied, appropriate financial statements showing the assets, liabilities, capital, profits, expenses, losses, and recovered and unrecovered capital expenditures of the Company and a statement showing all amounts credited and debited to each Member's Capital Account and of each Member's distributive share, for federal income tax purposes, of income, gains, deductions, losses, and credits (or items thereof) arising out of Company operations, as required by law, and a further statement reconciling any difference between the Member's respective Capital Accounts as shown in such financial statements and their Capital Accounts as determined in accordance with the provisions of this Agreement. A copy of each such monthly report shall be delivered to each Member on or before the 15th day of the next following month and a copy of the annual report shall be delivered to each Member within 90 days after the last day of the Company's fiscal year.

12.3	Fiscal Year.  The fiscal year of the Company shall end on June
30.

12.4	Company Funds.  Pending application or distribution, the funds of the Company shall be deposited in such bank accounts, or invested in such interest-bearing or noninterest-bearing investments, including, without limitation, federally insured checking and savings accounts, certificates of deposit, government issued or backed securities, or mutual funds investing primarily in such types of securities, as shall be designated by the Managers. Such funds shall not be commingled with the funds of any other person. Withdrawals therefrom shall be made upon such signatures as the Managers may designate.

12.5	Tax Matters Partner.  The Managers shall cause all tax returns for the Company to be returned and timely filed with the appropriate authorities. The Managers shall make their bet efforts to provide to the Members estimates of such information as shall be necessary for the preparation by the Members of their Federal income tax returns within 60 days after the end of the fiscal year, and shall provide such information in final form within 90 days after the end of the fiscal year. The Company and each Member hereby designates Molex as the "tax matters partner" for purposes of I.R.C. 6231 and the Regulations promulgated thereunder. Copies of all notices received by the tax matters partner shall promptly be sent to the Company and the other Member. All returns, filings, elections, agreements and other documents or correspondence to or with any taxing authority on behalf of the Company, including in connection with an examination or audit, shall be furnished to the Members for review and approval, which approval shall not be unreasonably withheld, at least 10 days (30 days in the case of a federal income tax return) prior to the date on which such matters are required to be filed or otherwise submitted.


ARTICLE 13
Appraisal Procedure

13.1	Selection of Appraisers.  If the Members are unable to agree upon the Fair Market Value Of The Interest to be sold pursuant to this Agreement at the Fair Market Value Of The Interest, then the purchasing Member ("Purchaser") and the Member whose Interest is being sold ("Seller"), within 20 days after the giving of the Buy/Sell Offer or other notice of the exercise of purchase rights at fair market value provided for pursuant to this Agreement, shall select a disinterested appraiser. If the Seller and the Purchaser are unable to agree upon the selection of an appraiser, then each shall select an independent appraiser.

13.2	Appraisal Procedure.  Within 20 days of the appointment of the appraiser(s), Seller, Purchaser and the appraiser(s) shall meet at a location mutually agreed to by the parties, and in a proceeding held in accordance with the rules of the Commercial American Arbitration Association each of Seller and Purchaser shall submit to the appraiser(s) its proposal for the Fair Market Value Of The Interest(s) to be sold, and shall be allowed to present such evidence and testimony in support thereof as is allowed under the rules of the Commercial American Arbitration Association. The appraiser(s) shall be instructed that, within 7 days after the date on which the Seller, Purchaser and the appraiser(s) conclude such meeting, the appraiser(s) shall provide to each Member a written statement setting out the Fair Market Value Of The Interest and explaining in detail the basis of the appraiser(s) calculation. If the Members shall have selected a single appraiser, the Fair Market Value Of The Interest shall be the amount determined by such appraiser. If the Members shall have selected two appraisers, and if the Fair Market Value Of The Interest determined by the higher of the two appraisers is less than 120% of the Fair Market Value Of The Interest determined by the lesser of the two appraisers, then the Fair Market Value Of The Interest shall be the average of the amount determined by the two appraisers. If the Fair Market Value Of The Interest determined by the higher of the appraisers is equal to or greater than 120% of the value determined by the lesser of the two appraisers, then the Seller and Purchaser shall meet again and attempt to agree upon the Fair Market Value Of The Interest. If the Seller and the Purchaser are not able to agree on the Fair Market Value Of The Interest within 7 days of receipt of the second of the two appraisals, they shall instruct the two appraisers to select a third appraiser. Within 7 days of the appointment of the third appraiser, the appraisers shall meet, and in a proceeding held in accordance with the rules of the Commercial American Arbitration Association each of the first two appraisers shall submit to the third appraiser its appraisal of the Fair Market Value Of The Interest(s). The first two appraisers, the Seller, and the Purchaser shall provide to the third appraiser such information as the third appraiser reasonably requests. The third appraiser shall be instructed that within 7 days after the date on which the appraisers conclude such meeting, the third appraiser shall provide to each Member a written statement setting out the Fair Market Value Of The Interest. In such case the Fair Market Value Of The Interest shall be the average of the values determined by the two closest appraisers. The Fair Market Value Of The Interest selected by the appraiser(s) shall be binding upon Seller and Purchaser, and shall be promptly communicated by Notice to each of Seller and Purchaser. The cost of the Appraisal Procedure shall be an expense of the Company.

13.3	Appraisal Considerations .  Fair Market Value Of The Interest of
a Member shall in all cases be equal to the product of (i) the Percentage Interest of such Member and (ii) the fair market value of the Company. In determining the fair market value of the Company, the appraiser(s) may, to the extent the appraiser(s) deem(s) it appropriate, consider the cash price which a sophisticated purchaser under no compulsion to purchase would pay on the effective date of the appraisal for the Company, net of all financing then encumbering the Company's assets. A sophisticated purchaser shall be one who would take into account the nature, extent, maturity date and other terms of the liabilities of the Company, whether fixed or contingent, including the favorable or unfavorable nature of the financing then encumbering the company's assets, and the prospects of the Company. The Fair Market Value Of The Interest shall be determined taking into account any liens, security interests, charges or encumbrances to which Purchaser will take the Interest subject but without taking into account discounts for the lack of the marketability of the Interests or minority discount.

13.4	Qualifications of Appraisers.  All appraisers selected hereunder shall not be affiliated with any of the Members and shall have at least 10 years of experience valuing businesses which are similar in nature to the Company.


ARTICLE 14
Buy/Sell Procedure

14.1	Offering Notice.  Where the purchase price for the Interest(s) of any Member or Members being sold pursuant to this Agreement is to be determined pursuant to the Buy/Sell Procedure, the Member with a right to purchase (the "Invoking Member") may, in its sole discretion, give Notice (in any case a "Buy/Sell Notice") to the other Member (the "Responding Member") of its intent to rely on this Article XIV and to invoke the Buy/Sell Procedure.

14.2	Buy/Sell Offer.  The Buy/Sell Notice shall contain an offer to purchase all, but not less than all, of the Interest of the Responding Member (the "Buy/Sell Offer") at the Fair Market Value of such Interest determined in accordance with Article XIII. The Buy/Sell Offer must be made in the form of an all cash, fully financed, non-contingent, binding offer to purchase.

14.3	Buy/Sell Procedure.  The Invoking Member may, in its sole
discretion, for a period of 15 days following determination of the Fair Market Value of the Responding Member's Interest pursuant to Article XIII, withdraw the Buy/Sell Offer. If the Invoking Member does not withdraw the Buy/Sell Offer within such 15-day period, then the Responding Member must, within 45 days thereafter, give to the Invoking Member a written notice of election to either sell to the Invoking Member its Interest at the purchase price and on the terms and conditions set forth in the Buy/Sell Offer, or to purchase from the Invoking Member the Interest of the Invoking Member at the Fair Market Value thereof and on the other terms specified in the Buy/Sell Offer.

14.4	Closing.  The closing of any sale of an Interest in the Company pursuant to this Article XIV ("Buy/Sell Closing") shall be held at the principal offices of the Company, unless otherwise mutually agreed upon, on a mutually acceptable date not more than 120 days after the date of the determination of the Buy/Sell Price. The purchase price payable for a Member's Interest shall be paid at the Buy/Sell Closing by wire transfer at the direction of the selling Member.

14.5	Closing Adjustments.  The price to be paid for the selling
Member's Interest shall be adjusted as follows: there shall be determined, as of the date of Buy/Sell Closing, (a) the aggregate amount of all additional capital contributions made by the selling Member, if any, between the date upon which the price for such Interest was established and the date of Buy/Sell Closing, and (b) the aggregate amount of all distributions, whether of capital or otherwise, if any, made to the selling Member during such period. If the amount determined under (a) exceeds the amount determined under (b), the Selling Member shall receive a credit against the purchase price in an amount equal to such excess; if the amount determined under (b) exceeds the amount determined under (a), the purchaser shall receive a credit against the purchase price in an amount equal to such excess. Any Member transferring its Interest shall transfer such Interest free and clear of all liens, encumbrances or interests of any third party and shall execute or cause to be executed any and all documents required to fully transfer such Interest to the acquiring Member, including, but not limited to, any documents necessary to evidence such transfer and all documents required to release any interest of any other party who may claim an interest in such Member's Interest. Any existing monetary default of the selling Member under this Agreement shall be cured out of the proceeds from such sale at Buy/Sell Closing. Following the date of Buy/Sell Closing, the selling Member shall have no further rights to any distributions of cash or other company assets or distributions attributable to any period or event after the date of Buy/Sell Closing, nor any allocations of profits or losses for any such period, and all such rights shall vest in the purchasing Member.

14.6	Conducting of Company Business Prior to Closing.  During the
period between the date the Buy/Sell Notice is delivered by the Invoking Member and the date of the Buy/Sell Closing, and except as otherwise provided in this Agreement, the Managers and the Members will continue to operate the Company in accordance with the terms of this Agreement.


ARTICLE 15
Sale of Components; Use of Tooling Capacity;
Development of Sheldahl's Intellectual Property

15.1	Sale of Components. Each of Molex and Sheldahl, shall have the right to sell the same types of components developed by it for sale to the Company to any other third party; provided that (a) so long as it is a Member of the Company, each Member shall ensure that the [ ******* Confidential
Treatment Requested ]   and (b) with respect to any sales to be made by
Sheldahl, (i) any funds loaned by Molex to Sheldahl pursuant to the terms of this Agreement or any Associated Agreement and all accrued interest therein have been paid by Sheldahl to Molex (or shall have been forgiven by Molex) and an amount equal to the Sheldahl Development Costs shall have been paid to Molex from Sheldahl (or otherwise excused or relieved by the terms of this
Agreement or any Associated Agreement), (ii) such sales are made after   [
******* Confidential Treatment Requested ]  or (iii) such sales comply with
Section 6 of the Development Agreement. The provisions of subsection (b) of the foregoing sentence shall only apply to components developed, or produced using equipment funded, from the expenditure of Sheldahl Development Costs and shall not apply to components Sheldahl sells as of the date of this Agreement.

15.2	Sheldahl Development Loans.  If requested by Sheldahl, Molex will consider, at its sole discretion and subject to reasonable terms and conditions, financing Sheldahl's independent development of the tooling of its flexible circuit product for a period of [ ******* Confidential
Treatment Requested ]   at LIBOR plus 1% with Molex holding Sheldahl's
interest in the Company as collateral for such loan. If Molex does finance a portion of Sheldahl's independent development of its flexible circuit product
in an amount equal to  [ ******* Confidential Treatment Requested ]   or
more, then Sheldahl hereby grants the Company a license to tool and produce
the   [ ******* Confidential Treatment Requested ]  for sale only in the
Company's assemblies of Products (as defined as of the date of such license) whether or not Sheldahl has experienced a Change of Ownership, and the provisions of the Technology License Agreement between the Company and Sheldahl shall be amended by the Company and Sheldahl to provide for such license. A royalty consistent with the industry norm and as agreed by the Members and the Company will be paid by the Company to Sheldahl.

15.3	Audit Rights.  Each Member may, upon reasonable notice to the other Member, audit the books and records of the other Member of the extent such books and records relate to the performance of such other Member's obligations pursuant to Section 15.1(a). Each Member shall maintain its books and records in sufficient detail to permit the verification of such Member's obligation pursuant to Section 15.1(a). Any such audit shall be conducted during regular business hours at the facilities of Member being audited and shall not unreasonably interfere with such Member's business activities. Such audit shall be conducted at the expense of the Member conducting the audit unless such audit shall reveal the other Member has failed to comply with Section 15.1(a), in which event such other Member shall pay for all costs and expenses associated with the audit. Audits shall be conducted not more than once during any six month period.

15.4	Development Schedules.  Not less than 45 days following the date of this Agreement, each Member shall deliver to the other, for approval, a detailed schedule, including the estimated delivery dates and a description of components, for the development by such Member of components to be sold to the Company.


ARTICLE 16
Miscellaneous

16.1	Notices.  All notices under this Agreement shall be in writing and shall be deemed properly given hereunder when (i) delivered by personal service, (ii) delivered by courier service, (iii) telecopied and confirmed immediately in writing by a copy mailed by registered or certified mail, postage prepaid, return receipt requested, or (iv) when received, if sent by certified or registered mail, postage prepaid, return receipt requested, to the Members at the addresses hereinafter set forth and to the Company at its principal place of business. The addresses for notices are as follows:

	If to Molex, to:

		Molex Incorporated
		2222 Wellington Ct.
		Lisle, Illinois  60532
		Attn:  Martin Slark
		Facsimile:  (630) 969-1352

	Copy to:

		Sonnenschein Nath & Rosenthal
		8000 Sears Tower
		Chicago, Illinois  60603
		Attn:  Michael Froy
		Facsimile:  (312) 876-7934

	If to Sheldahl, to:

		Sheldahl, Inc.
		1150 Sheldahl Road
		Northfield, Minnesota  55057
		Attn: Edward Lundstrom
		Facsimile:  (507) 663-8234

	Copy to:

		Lindquist Vennum P.L.L.P.
		4200 IDS Center
		Minneapolis, Minnesota  55402
		Attn:  Charles Moorse
		Facsimile:  (612) 371-3207

	Any party may change its address for the purpose of this Section 16.1 by notice to the other given in the manner set forth above.

16.2	Governing Law.  This Agreement shall be governed by and
interpreted in accordance with the laws of the State of Delaware in a like manner as an agreement made and wholly to be performed in the State of Delaware.

16.3	Headings.  The Article and Section headings of this Agreement are for convenience only, do not form a part of this Agreement, and shall not in any way affect the interpretation hereof.

16.4	Construction and Amendment.  No oral explanation of or oral
information relating to this Agreement offered by either party hereto shall alter the meaning or interpretation of this Agreement. Except as otherwise provided in Section 4.1(c), no amendment of the terms of this Agreement or of the Bylaws shall be binding on either party hereto unless reduced to writing and duly executed by each of the Members.

16.5	Successors and Assigns.  Subject to the restrictions on Transfer set forth in Article IX, this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

16.6	Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

16.7	Entire Agreement.  The terms and conditions contained herein and in the Associated Agreements constitute the entire agreement between the Members concerning the subject matter hereof, and shall supersede all previous communications, either oral or written, between the parties hereto, and no agreement or understanding varying or extending this Agreement shall be binding upon either Member unless in writing, signed by a duly authorized officer or representative of each Member.

16.8	Validity.  In the event that any provision of this Agreement shall be held to be invalid or unenforceable, the same shall not affect in any respect whatsoever the validity or enforceability of the remainder of this Agreement.

16.9	Waiver.  No consent or waiver, expressed or implied, by a Member to or of any breach or default by the other Member in the performance by such other Member of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Member of the same or any other obligations of such other Member hereunder. Failure on the part of a Member to complain of any act or failure to act on the part of any other Member or to declare such other Member in default, irrespective of how long such failure continues, shall not constitute a waiver by such Member of its rights hereunder unless such default is cured prior to the date upon which such default becomes an Event of Default. The giving of approval by a Member in any one instance shall not limit or waive the necessity to obtain such Member's approval in any future instance.

16.10	Terminology and Construction.  All personal pronouns used in this
Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; and the singular shall include the plural and vice versa. Titles of Articles, Sections, and Exhibits are for convenience only, and neither limit nor amplify the provisions of this Agreement. Except as specifically provided, references to Articles, Sections, and Exhibits in this Agreement refer to Articles and Sections of, and Exhibits to, this Agreement. The use herein of the word "including," when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation," or "but not limited to," or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. The Members agree that the terms and conditions of this Agreement and the Related Agreements are the result of negotiations between them and that neither this Agreement nor any of the Related Agreements shall be construed in favor of or against either Member by reason of the extent to which such Member of its professional advisors participated in the preparation of such agreements.

16.11	No Third-Party Rights.  Except for the indemnification
obligations of the Company provided for in Section 6.10, this Agreement shall not (directly, indirectly, contingently or otherwise) confer or be construed as conferring any rights or benefits on any person that is not named a Member or a permitted transferee of a Member hereunder.

16.12	Expenses.  Each Member shall be responsible for its own legal, accounting, and other expenses incurred in connection with the transactions contemplated by this Agreement and the Associated Agreements.

16.13	Publicity.  Each Member shall submit to the other Member all advertising, written sales promotions, press releases and other publicity matters relating to this Agreement or the Associated Agreements which mention the name of the Company or the other Member or reference this Agreement or any of the transactions contemplated by this Agreement and shall not publish or use such advertising, written sales promotion, press releases or other publicity matters without the prior written consent of the other Member. Notwithstanding the foregoing sentence, in the event either Member is required to issue a press release relating to this Agreement or the Associated Agreements or any of the transactions contemplated by this Agreement by the laws or regulations of any governmental authority, agency or self-regulatory agency, such Member shall (a) give notice and a copy of the proposed press release to the other Member as far in advance as reasonably possible and (b) make any changes to such press release reasonably requested by the other Member.

16.14	Waiver of Jury Trial.  TO THE FULLEST EXTENT PERMITTED BY LAW,
AND AS SEPARATELY BARGAINED-FOR CONSIDERATION, EACH MEMBER AND THE COMPANY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY ASSOCIATED AGREEMENT, THE OBLIGATIONS OR THE PARTY'S CONDUCT IN RESPECT OF ANY OF THE FOREGOING.

	IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first set forth above.

							MEMBERS

							MOLEX INCORPORATED
							By:
							Title:

							SHELDAHL, INC.
							By:
							Title:

EXHIBIT 1A
Associated Agreements

	1.	Technology License Agreement.  Promptly following the execution and delivery of this Agreement, Molex and the Company will enter into the technology license agreement attached hereto as Exhibit 1A-1 and Sheldahl and the Company will enter into the technology license agreement attached hereto as Exhibit 1A-2 (collectively, the "Technology License Agreements").

	2.	Supply Agreements.  Promptly following the execution and delivery of this Agreement, Molex and the Company shall enter into the supply agreement attached hereto as Exhibit 1A-3 and Sheldahl and the Company shall enter into the supply agreement in substantially the form attached hereto as
Exhibit 1A-4 (collectively, the "Supply Agreements").

	3.	Development Agreement.  Promptly following the execution and delivery of this Agreement, Molex, Sheldahl and the Company shall enter into the agreement for the reimbursement of the Sheldahl Development Cost in substantially the form attached as Exhibit 1A-5 (the "Development
Agreement").

	4.	Support Agreements.  Each Member agrees to make its employees and resources reasonably available to the Company (or cause its Related Companies to make their employees and resources reasonably available) pursuant to contracts on terms and conditions agreed to by the Company and Molex or Sheldahl (or their Related Companies), as appropriate. As soon as reasonably possible following the execution and delivery of this Agreement (but in any event prior to either Member providing services to the Company), each Member shall enter into agreements with the Company pursuant to which each agrees to provide managerial, engineering, marketing and administrative support services to the Company as agreed to by the Company and such Member (collectively, the "Support Agreements"), including operations prior to transition to Detroit facility, the costs of which shall be reimbursed by the Company. Such agreements shall specify the reporting structure of the staff provided to the Company pursuant to such agreements. The Support Agreements shall provide that, except for the Managers, employees of Molex or Sheldahl
(or their Related Companies) providing services to the Company shall be at the expense of the Company with Molex or Sheldahl (or their Related
Companies), as appropriate, being reimbursed for the salary and benefits costs of such employees in such amounts as they shall mutually agree;
provided, however, that each Member shall be responsible for the relocation of its employees in connection with such employees providing services to the Company or in connection with such employees becoming employees of the Company.

EXHIBIT 1A-1

Molex Technology License
TECHNOLOGY LICENSE AGREEMENT

	This Technology License Agreement (the Agreement) is made as of this ___ day of July, 1998, by and between Molex Incorporated, a Delaware corporation having its principal place of business at 2222 Wellington Court, Lisle, Illinois 60532 (Molex), and Modular Interconnect Systems, L.L.C., a Delaware limited liability company, having its principal place of business at 400 Hulet Drive, Bloomfield Hills, Michigan 48302 (Licensee).

RECITALS:

	A.	Molex and Sheldahl, Inc., a Minnesota corporation, having its principal place of business at 1150 Sheldahl Road, Northfield, Minnesota 55057 ("Sheldahl"), have entered into a Limited Liability Company Agreement of even date herewith (the "L.L.C. Agreement") for the purpose of forming the Licensee;

	B.	Molex has developed or intends on developing certain patents and copyrights and/or confidential information, know-how and trade secrets all
relating to   [ ******* Confidential Treatment Requested ]   connectors
[******* Confidential Treatment Requested ] , including, without limitation, engineering and technical data, manufacturing techniques, designs, skills, methods, procedures, tools, templates, and other such information
(collectively, the "Molex Intellectual Property");

	C.	Sheldahl has developed or intends on developing certain patents and copyrights and/or confidential information, know-how and trade secrets
all relating to   [ ******* Confidential Treatment Requested ]   (as defined
in the Technology License Agreement dated the date hereof between Sheldahl and Licensee), including, without limitation, engineering and technical data, manufacturing techniques, designs, skills, methods, procedures, tools, templates, and other such information (collectively, the "Sheldahl
Intellectual Property");

	D.	 Molex and Sheldahl have each agreed to enter into a Technology
License Agreement with Licensee to grant a non-exclusive license to certain of each party's respective intellectual property for the purpose of
developing and selling modular interconnect systems, utilizing   [*******
Confidential Treatment Requested ]   circuits developed by Sheldahl and   [
******* Confidential Treatment Requested ]   connections developed by Molex,
as an alternative to conventional automotive wiring harnesses and flex circuit assemblies;

	E.	 Molex and Sheldahl have each agreed that the Technology License
Agreements to be entered into by Molex and Sheldahl respectively shall not take effect unless and until there is a Change of Ownership (as defined in the L.L.C. Agreement) and the party not experiencing a Change of Ownership purchases the other party's membership interest in Licensee pursuant to
Section 9.9 of the L.L.C. Agreement; and

	F.	 Licensee desires to acquire a non-exclusive license of the Molex
Intellectual Property on the terms and conditions hereinafter set forth; and

	G.	 Molex is willing to grant such a license under the terms and
conditions hereinafter set forth.	NOW, THEREFORE, for and in consideration
of the mutual promises and valuable consideration set forth herein, the parties hereby agree as follows:

	1.	Grant of License.  During the Term set forth in paragraph 2
hereof, Molex hereby grants to Licensee the non-sublicensable,
non-transferable, non-exclusive right to tool and produce Molex   [ *******
Confidential Treatment Requested ]   connectors   [ ******* Confidential
Treatment Requested ]   using Molex Intellectual Property existing on the
commencement of the Term (as defined in Section 2) for the sole and exclusive
purpose of incorporating Molex   [ ******* Confidential Treatment Requested ]
connectors using Molex Intellectual Property into products for sale only in Licensee's assemblies of products encompassed by the definition of Products in the L.L.C. Agreement on the date of the Change of Ownership of Molex which results in the commencement of the Term as provided for in Section 2 of this Agreement (the Permitted Products). All rights of Molex not expressly granted to Licensee herein are reserved to Molex, including, without
limitation, any patents on   [ ******* Confidential Treatment Requested ]
connectors developed by Molex which are not used in assemblies of Permitted Products produced by Licensee.

	2.	Term.  The term of this license (the Term) shall commence as of the date on which Sheldahl purchases Molex's membership interest in Licensee pursuant to Section 9.9 of the L.L.C. Agreement following a Change of Control of Molex and shall continue in full force and effect during the remaining term of the L.L.C. Agreement. The Term shall terminate automatically when the L.L.C. Agreement terminates.

	3.	Non-exclusivity.  Molex shall be free to practice the inventions and to make, use and sell products covered by the Molex Intellectual
Property.

	4.	Consideration and royalties.  Molex grants this license in
consideration of the execution of the L.L.C. Agreement and the execution of a comparable Technology License Agreement between Sheldahl and Licensee. The license granted herein is royalty-free.

	5.	Improvements.  Any improvements, further discoveries, inventions, technology, know-how, enhancements, modifications or other developments developed by Licensee and relating to the Molex Intellectual Property, as that term is defined in this Agreement (Improvements), including, without
limitation, patents on   [ ******* Confidential Treatment Requested ]
connectors, whether or not patented or patentable in any country, shall be and remain the property of Molex.

	6.	Warranties.

	(a)  Molex represents, warrants and covenants that:

(i) it has full legal power and authority to enter into this Agreement and to fully perform all of its obligations hereunder;

(ii) to Molex's knowledge, except as may be disclosed to Licensee, no part of the Molex Intellectual Property infringes the rights of any third party;

(iii) to Molex's knowledge, except as may be disclosed to Licensee, no part of the Molex Intellectual Property is being infringed;

(b) Licensee represents, warrants and covenants that:(i) it has the full legal power and authority to enter into this Agreement and to fully perform all of its obligations hereunder;

(ii) its performance hereunder will comply with all applicable law, ordinances, regulations and codes.

(c) Notwithstanding the foregoing, there are no implied warranties of title, merchantability or fitness. Neither party shall be liable to the other for incidental or consequential losses, damages or expenses.

	7.    Indemnification.

(a) Molex hereby agrees to defend, indemnify and hold harmless Licensee and its shareholders, officers, directors, employees, agents, affiliates from any claim, suit, loss or damage, including reasonable attorney's fees, arising out of (i) any breach of Molex's warranties hereunder, or (ii) any claim that the Molex Intellectual Property infringes upon the proprietary rights of any person. The indemnification provided for in (ii) of the proceeding sentence shall not apply to the extent Molex shall specifically disclose to Licensee any potential infringement by any item encompassed by the definition of Molex Intellectual Property prior to the commencement of the Term. In the event Molex shall disclose any such potential infringement to Licensee, Licensee shall have the right, upon notice to Molex, to exclude such potentially infringing item from the definition of Molex Intellectual Property and the terms of this Agreement shall not apply to any such item.

	(b)	Licensee hereby agrees to defend, indemnify and hold harmless
Molex and its shareholders, officers, directors, employees, agents, affiliates and licensees from any claim, suit, loss or damage, including reasonable attorney's fees, arising out of (i) any breach of Licensee's warranties hereunder, (ii) any aspect of Licensee's performance hereunder, or
(iii) the manufacture, use or sale of Permitted Products under this Agreement other than that which is the subject of indemnification by Molex.

	(c)	Any party seeking indemnification (the "Indemnified Party")
shall promptly notify the indemnifying party in writing of any claim believed to be subject to indemnification; provided, however, that no delay on the part of the Indemnified Party shall relieve the indemnifying party from its indemnification obligations except to the extent the indemnifying party is prejudiced thereby. The Indemnified Party shall allow the indemnifying party to control the defense of any third party claim for which the Indemnified Party seeks indemnity under this Section 7(c) and shall cooperate in the indemnifying party's defense thereof, at the expense of the indemnifying party. If the indemnifying party assumes the defense of any such claim, the indemnifying party's sole obligation with respect to such claim shall be limited to holding the Indemnified Party harmless from and against any judgments or settlements approved by the indemnified party in connection with the claim, which consent will not be unreasonably withheld or delayed. In the event the indemnifying party shall not assume the defense of any such claim, the Indemnified Party shall have the right, following written notice to the indemnifying party, to undertake to defend or settle such claim on behalf of and for the account of and risk of loss of the indemnifying party. Regardless of which party controls the settlement or defense of any claim, both parties shall act in good faith and no entry of judgment or settlement of a claim may be agreed to without the written consent of both the Indemnified Party and the indemnifying party, which consent shall not be unreasonably withheld or delayed; provided, however, that the indemnifying party may settle any such claim solely for the payment of money provided that the Indemnified Party receives a full release and has no obligations with respect to such settlement.

	8.	Notification of Infringement.  In the event that Licensee becomes aware of any infringement of the Molex Intellectual Property, Licensee shall promptly notify Molex who may in its sole discretion pursue or not pursue the infringement. Licensee shall cooperate in any pursuit of such infringement.

	9.	Patent.  Any products manufactured or sold under any of Molex's patents shall be marked with a patent or patent pending notice. Permitted Products sold by Licensee pursuant to this Agreement shall be at least of a quality consistent with products manufactured by Molex.

	10.	Confidentiality.  (a)  All disclosures of trade secrets,
know-how, financial information, or other confidential information made by either party under or in connection with this Agreement, as well as the terms of this Agreement, shall be received and maintained in confidence by the recipient (the "Recipient") and each Recipient shall treat all such trade secrets, know-how, financial information or other confidential information as the confidential property of the disclosing party and shall not use same other than as permitted under this Agreement. The Recipient shall not disclose same to any other person except:

(i)	to the extent persons directly responsible for the performance of the obligations of this Agreement require such information in connection with the performance of the obligations of this Agreement;

(ii)	to the extent professional advisers of the Recipient require such information in connection with providing their services to such party; and

(iii)	to the extent disclosures of such information by employees of the
Recipient to suppliers, distributors, customers and other persons are necessary or appropriate for the effective carrying on of business by the Recipient provided such suppliers, distributors, customers and other persons execute a non-disclosure agreement prohibiting the further disclosure of such information.

(b)	Notwithstanding the provisions of Section_10(a), information disclosed by either party shall not be considered confidential information pursuant to this Section 10 to the extent that:

(i)	such information is required by law to be disclosed by such
party, provided that Recipient shall (A) provide the disclosing party with prompt notice of such demand (and in any event prior to disclosure), (B) cooperate with the disclosing party in resisting such disclosure or seeking suitable protection prior to such disclosure, and
(C) disclose only such confidential information as Recipient is compelled by law to disclose;

(ii)	the Recipient is able to show that such information was known to the Recipient prior to such disclosure;

(iii)	the Recipient is able to show that such information was
independently developed by the Recipient without use of any confidential information of the other party;

(iv)	the Recipient is able to show such information was acquired by the Recipient from a third party without a continuing restriction on use; or

(v)	such information which was, or becomes, publicly available
through no breach of this Agreement by the Recipient or its representatives.

(c)	Each party will take such steps as lie within its power to assure that all of its managers, directors, officers and employees, or of the managers, directors, officers and employees of its Related Companies (as defined in the L.L.C. Agreement), to whom confidential information is disclosed take all proper precautions to prevent the unauthorized disclosure and use of the confidential information referenced in this Section 10.

(d)	Either party may, to the extent required by law or the regulations of any agency or self-regulatory agency, file this Agreement with any governmental authority, agency or self-regulatory agency provided that such party gives the other party notice prior to such filing as far in advance as reasonably possible (but in any event not less than 5 days prior to such filing) and reasonably cooperates with the other party in seeking confidential treatment or any provision or provisions of this Agreement requested to be kept confidential by such other party. If either party is required to issue a press release related to this Agreement by the laws or regulations of any governmental authority, agency or self-regulatory agency, such party shall (a) give notice and a copy of the proposed press release to the other party as far in advance as reasonably possible and (b) make changes to such press release reasonably requested by the other party.

	11.	Assignment.  This Agreement shall be binding on and inure to the benefit of the permitted successors to the parties. Licensee may not assign or otherwise transfer any of its rights and obligations under this Agreement, except as authorized by the L.L.C. Agreement.

	12.	Governing Law.  This Agreement, its validity, interpretation, and performance shall be governed by the laws of the State of Illinois, United
States of America.

	13.	Waiver.  No consent or waiver, expressed or implied, by a party to or of any breach or default by the other party in the performance by such other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such other party hereunder. The giving of approval by a party in any one instance shall not limit or waive the necessity to obtain such party's approval in any future instance.

	14.	Notices.  All notices under this Agreement shall be in writing and shall be deemed properly given hereunder when (i) delivered by personal service, (ii) delivered by courier service, (iii) telecopied and confirmed immediately in writing by a copy mailed by registered or certified mail, postage prepaid, return receipt requested, or (iv) when received, if sent by certified or registered mail, postage prepaid, return receipt requested, to the address of a party first stated above or to the Company at its principal place of business. Any party may change its address for the purpose of this
Section 12 by notice to the other given in the manner set forth above.

	15.	Severability.  Should any part of any provision of this Agreement be held unenforceable, such part or provision shall be deemed to be independent of all other parts or provisions of this Agreement, and all of the other parts and provisions shall remain in full force and effect. With respect to any part or provision of this Agreement that is deemed by a court to be unenforceable as written, but may be rendered enforceable by limitation thereof, the parties hereto agree that such part of provision shall be amended so as to render it enforceable to the fullest extent permitted under the applicable law.

	16.	Headings.  The Article and Section headings of this Agreement are for convenience only, do not form a part of this Agreement, and shall not in any way affect the interpretation hereof.

	17.	Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

	18.	No-Third Party Rights.  This Agreement shall not (directly,
indirectly, contingently or otherwise) confer or be construed as conferring any rights or benefits on any person other than the parties hereto.

	19.	Entire Agreement.  This Agreement and the provisions of the
L.L.C. Agreement related to the Agreement sets forth the entire agreement and understanding between the parties hereto relating to the subject matter hereof. No modification or waiver of any of the provisions hereof shall be valid unless in writing and signed by an authorized representative of the party against whom such modification or waiver is sought to be enforced.

	IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first above written.

Molex Incorporated			               Modular Interconnect Systems, L.L.C.
By: __________________________	     By: __________________________
Name:						                         Name:
Title:				     	                    Title:

EXHIBIT 1A-2

Sheldahl Technology License
TECHNOLOGY LICENSE AGREEMENT

	This Technology License Agreement is made as of this ___ day of July, 1998, by and between Sheldahl, Inc., a Minnesota corporation, having its principal place of business at 1150 Sheldahl Road, Northfield, Minnesota 55057 (Sheldahl), and Modular Interconnect Systems, L.L.C., a Delaware limited liability company, having its principal place of business at 400 Hulet Drive, Bloomfield Hills, Michigan 48302 (Licensee).

RECITALS:

	A.	Sheldahl and Molex Incorporated, a Delaware corporation having its principal place of business at 2222 Wellington Court, Lisle, Illinois 60532 ("Molex"), have entered into a Limited Liability Company Agreement of even date herewith (the "L.L.C. Agreement") for the purpose of forming the Licensee;

	B.	Sheldahl has developed or intends on developing certain patents and copyrights and/or certain confidential information, know-how and trade secrets relating solely and exclusively to the tooling, production and
development of   [ ******* Confidential Treatment Requested ]   (as defined
below) including, without limitation in each case, engineering and technical data, manufacturing techniques, designs, skills, methods, procedures, tools, templates, and other such information (collectively, the "Sheldahl
Intellectual Property").  [ ******* Confidential Treatment Requested ]  ;

	C.	Molex has developed or intends on developing certain patents and copyrights and/or certain confidential information, know-how and trade
secrets all relating to   [ ******* Confidential Treatment Requested ]
connectors   [ ******* Confidential Treatment Requested ]   which Molex
produces as of the date of this Agreement, including, without limitation, engineering and technical data, manufacturing techniques, designs, skills, methods, procedures, tools, templates, and other such information
(collectively, the "Molex Intellectual Property");

	D.	Sheldahl and Molex have each agreed to enter into a Technology
License Agreement with Licensee to grant a non-exclusive license to certain of each party's respective intellectual property for the purpose of
developing and selling modular interconnect systems, utilizing   [ *******
Confidential Treatment Requested ]   developed by Sheldahl and   [ *******
Confidential Treatment Requested ]   connectors developed by Molex, as an
alternative to conventional automotive wiring harnesses and flex circuit assemblies;

	E.	Sheldahl and Molex have each agreed that the Technology License
Agreements to be entered into by Sheldahl and Molex respectively shall not take effect unless and until there is a Change of Ownership (as is defined in the L.L.C. Agreement) and the party not experiencing a Change of Ownership purchases the other party's membership interest in Licensee pursuant to
Section 9.9 of the L.L.C. Agreement; and

	F.	Licensee desires to acquire a non-exclusive license of the
Sheldahl Intellectual Property on the terms and conditions hereinafter set forth; and

	G.	Sheldahl is willing to grant such a license under the terms and conditions hereinafter set forth.

	NOW, THEREFORE, for and in consideration of the mutual promises and valuable consideration set forth herein, the parties hereby agree as follows:

	1.	Grant of License.  During the Term set forth in paragraph 2
hereof, Sheldahl hereby grants to Licensee the non-sublicensable,
non-transferable, non-exclusive right to tool and produce   [ *******
Confidential Treatment Requested ]   using Sheldahl Intellectual Property
existing on the commencement of the Term (as defined in Section 2) for the
sole and exclusive purpose of incorporating the   [******* Confidential
Treatment Requested ]   into products for sale only in Licensee's assemblies
of products encompassed by the definition of Products in the L.L.C. Agreement on the date of the Change of Ownership of Sheldahl which results in the commencement of the Term as provided for in Section 2 of this Agreement (the "Permitted Products"). All rights of Sheldahl not expressly granted to Licensee herein are reserved to Sheldahl, including, without limitation, any
patents on   [ ******* Confidential Treatment Requested ]   developed by
Sheldahl which are not used in assemblies of Permitted Products produced by Licensee.

	2.	Term.  The term of this license (the "Term") shall commence as of the date on which Molex purchases Sheldahl's membership interest in Licensee pursuant to Section 9.9 of the L.L.C. Agreement following a Change of Ownership of Sheldahl and shall continue in full force and effect during the remaining term of the L.L.C. Agreement. The Term shall terminate automatically when the L.L.C. Agreement terminates.

	3.	Non-exclusivity.  Sheldahl shall be free to practice the
inventions and to make, use and sell products covered by the Sheldahl Intellectual Property.

	4.	Consideration and royalties.  Sheldahl grants this license in consideration of the execution of the L.L.C. Agreement and the execution of a comparable Technology License Agreement between Molex and Licensee. The license granted herein is royalty-free.

	5.	Improvements.  Any improvements, further discoveries, inventions, technology, know-how, enhancements, modifications or other developments developed by Licensee and relating to the Sheldahl Intellectual Property, as that term is defined in this Agreement ("Improvements"), including, without
limitation, patents on   [ ******* Confidential Treatment Requested ]  ,
whether or not patented or patentable in any country, shall be and remain the property of Sheldahl.

	6.	Warranties.

(a)  Sheldahl represents, warrants and covenants that:

(i) it has full legal power and authority to enter into this Agreement and to fully perform all of its obligations hereunder;

(ii) to Sheldahl's knowledge, except as may be disclosed to Licensee, no part of the Sheldahl Intellectual Property infringes the rights of any third party;

(iii) to Sheldahl's knowledge, except as may be disclosed to Licensee, no part of the Sheldahl Intellectual Property is being infringed;

(b)  Licensee represents, warrants and covenants that:

(i)  it has the full legal power and authority to enter into this

(ii) its performance hereunder will comply with all applicable law, ordinances, regulations and codes.

(c) Notwithstanding the foregoing, there are no implied warranties of title, merchantability or fitness. Neither party shall be liable to the other for incidental or consequential issues, damages or expenses.

7.	Indemnification.  (a)  Sheldahl hereby agrees to defend, indemnify and hold harmless Licensee and its shareholders, officers, directors, employees, agents, affiliates from any claim, suit, loss or damage, including reasonable attorney's fees, arising out of (i) any breach of Sheldahl's warranties hereunder or (ii) any claim that the Sheldahl Intellectual Property infringes upon the proprietary rights of any person. The indemnification provided for in (ii) of the proceeding sentence shall not apply to the extent Sheldahl shall specifically disclose to Licensee any potential infringement by any item encompassed by the definition of Sheldahl Intellectual Property prior to the commencement of the Term. In the event Sheldahl shall disclose any such potential infringement to Licensee, Licensee shall have the right, upon notice to Sheldahl, to exclude such potentially infringing item from the definition of Sheldahl Intellectual Property and the terms of this Agreement shall not apply to any such item.

(b)	Licensee hereby agrees to defend, indemnify and hold harmless Sheldahl and its shareholders, officers, directors, employees, agents, affiliates and licensees from any claim, suit, loss or damage, including reasonable attorney's fees, arising out of (i) any breach of Licensee's warranties hereunder, (ii) any aspect of Licensee's performance hereunder, or (iii) the manufacture, use or sale of Permitted Products under this Agreement, other than that which is the subject of indemnification by Sheldahl.

(c)	Any party seeking indemnification (the "Indemnified Party") shall promptly notify the indemnifying party in writing of any claim believed to be subject to indemnification; provided, however, that no delay on the part of the Indemnified Party shall relieve the indemnifying party from its indemnification obligations except to the extent the indemnifying party is prejudiced thereby. The Indemnified Party shall allow the indemnifying party to control the defense of any third party claim for which the Indemnified Party seeks indemnity under this Section 7(c) and shall cooperate in the indemnifying party's defense thereof, at the expense of the indemnifying party. If the indemnifying party assumes the defense of any such claim, the indemnifying party's sole obligation with respect to such claim shall be limited to holding the Indemnified Party harmless from and against any judgments or settlements approved by the indemnified party in connection with the claim, which consent will not be unreasonably withheld or delayed. In the event the indemnifying party shall not assume the defense of any such claim, the Indemnified Party shall have the right, following written notice to the indemnifying party, to undertake to defend or settle such claim on behalf of and for the account of and risk of loss of the indemnifying party. Regardless of which party controls the settlement or defense of any claim, both parties shall act in good faith and no entry of judgment or settlement of a claim may be agreed to without the written consent of both the Indemnified Party and the indemnifying party, which consent shall not be unreasonably withheld or delayed; provided, however, that the indemnifying party may settle any such claim solely for the payment of money provided that the Indemnified Party receives a full release and has no obligations with respect to such settlement.

	8.	Notification of Infringement.  In the event that Licensee becomes aware of any infringement of the Sheldahl Intellectual Property, Licensee shall promptly notify Sheldahl who may in its sole discretion pursue or not pursue the infringement. Licensee shall cooperate in any pursuit of such infringement.

	9.	Patents.  Any products manufactured or sold under any of
Sheldahl's patents shall be marked with a patent or patent pending notice. Permitted Products sold by Licensee pursuant to this Agreement shall be at least of a quality consistent with products manufactured by Sheldahl.

	10.	Confidentiality.  (a)  All disclosures of trade secrets,
know-how, financial information, or other confidential information made by either party under or in connection with this Agreement, as well as the terms of this Agreement, shall be received and maintained in confidence by the recipient (the "Recipient") and each Recipient shall treat all such trade secrets, know-how, financial information or other confidential information as the confidential property of the disclosing party and shall not use same other than as permitted under this Agreement. The Recipient shall not disclose same to any other person except:

(i)	to the extent persons directly responsible for the performance of the obligations of this Agreement require such information in connection with the performance of the obligations of this Agreement;

(ii)	to the extent professional advisers of the Recipient require such information in connection with providing their services to such party;
and

(iii)	to the extent disclosures of such information by employees of the
Recipient to suppliers, distributors, customers and other persons are necessary or appropriate for the effective carrying on of business by the Recipient provided such suppliers, distributors, customers and other persons execute a non-disclosure agreement prohibiting the further disclosure of such information.

(b) Notwithstanding the provisions of Section 10(a), information disclosed by either party shall not be considered confidential information pursuant to this Section 10 to the extent that:

(i)	such information is required by law to be disclosed by such
party, provided that Recipient shall (A) provide the disclosing party with prompt notice of such demand (and in any event prior to disclosure), (B) cooperate with the disclosing party in resisting such disclosure or seeking suitable protection prior to such disclosure, and
(C) disclose only such confidential information as Recipient is compelled by law to disclose;

(ii)	the Recipient is able to show that such information was known to the Recipient prior to such disclosure;

(iii)	the Recipient is able to show that such information was
independently developed by the Recipient without use of any confidential information of the other party;

(iv)	the Recipient is able to show such information was acquired by the Recipient from a third party without a continuing restriction on use; or

(v)	such information which was, or becomes, publicly available
through no breach of this Agreement by the Recipient or its representatives.

(c) Each party will take such steps as lie within its power to assure that all of its managers, directors, officers and employees, or of the managers, directors, officers and employees of its Related Companies (as defined in the L.L.C. Agreement), to whom confidential information is disclosed take all proper precautions to prevent the unauthorized disclosure and use of the confidential information referenced in this Section 10.

(d) Either party may, to the extent required by law or the regulations of any agency or self-regulatory agency, file this Agreement with any governmental authority, agency or self-regulatory agency provided that such party gives the other party notice prior to such filing as far in advance as reasonably possible (but in any event not less than 5 days prior to such filing) and reasonably cooperates with the other party in seeking confidential treatment or any provision or provisions of this Agreement requested to be kept confidential by such other party. If either party is required to issue a press release related to this Agreement by the laws or regulations of any governmental authority, agency or self-regulatory agency, such party shall
(a) give notice and a copy of the proposed press release to the other party as far in advance as reasonably possible and (b) make changes to such press release reasonably requested by the other party.

	11.Assignment. This Agreement shall be binding on and inure to the benefit of the permitted successors to the parties. Licensee may not assign or otherwise transfer its rights and obligations under this Agreement.

	12. Governing Law. This Agreement, its validity, interpretation, and performance shall be governed by the laws of the State of Minnesota, United States of America, without reference to principles of choice of laws or conflicts of the law thereof.

	13. Waiver. No consent or waiver, expressed or implied, by a party to or of any breach or default by the other party in the performance by such other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such other party hereunder. The giving of approval by a party in any one instance shall not limit or waive the necessity to obtain such party's approval in any future instance.

	14. Notices. All notices under this Agreement shall be in writing and shall be deemed properly given hereunder when (i) delivered by personal service, (ii) delivered by courier service, (iii) telecopied and confirmed immediately in writing by a copy mailed by registered or certified mail, postage prepaid, return receipt requested, or (iv) when received, if sent by certified or registered mail, postage prepaid, return receipt requested, to the address of a party first stated above or to the Company at its principal place of business. Any party may change its address for the purpose of this
Section 12 by notice to the other given in the manner set forth above.

	15. Severability. Should any part of any provision of this Agreement be held unenforceable, such part or provision shall be deemed to be independent of all other parts or provisions of this Agreement, and all of the other parts and provisions shall remain in full force and effect. With respect to any part or provision of this Agreement that is deemed by a court to be unenforceable as written, but may be rendered enforceable by limitation thereof, the parties hereto agree that such part of provision shall be amended so as to render it enforceable to the fullest extent permitted under the applicable law.

	16. Headings. The Article and Section headings of this Agreement are for convenience only, do not form a part of this Agreement, and shall not in any way affect the interpretation hereof.

	17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

	18. No-Third Party Rights. This Agreement shall not (directly, indirectly, contingently or otherwise) confer or be construed as conferring any rights or benefits on any person other than the parties hereto.

	19. Entire Agreement. This Agreement and the provisions of the L.L.C. Agreement related to this Agreement set forth the entire agreement and understanding between the parties hereto relating to the subject matter hereof. No modification or waiver of any of the provisions hereof shall be valid unless in writing and signed by an authorized representative of the party against whom such modification or waiver is sought to be enforced.

	IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first above written.

Sheldahl, Inc.					                Modular Interconnect System, L.L.C.
By: __________________________	   	By: __________________________
       Name:					                  Name:
       Title:					                 Title:

EXHIBIT 1A-3

Molex Supply Agreement
SUPPLY AGREEMENT

	THIS AGREEMENT is made and entered into as of this ___ day of July, 1998, by and between MOLEX INCORPORATED, 2222 Wellington Court, Lisle, Illinois 60532 ("Seller") and MODULAR INTERCONNECT SYSTEMS, L.L.C., 400 Hulet Drive, Bloomfield Hills, Michigan 48302 ("Buyer").

Recitals:

	A.	Seller designs, manufactures, distributes and sells automotive interconnection products and other component parts, and has entered into a joint venture with Sheldahl, Inc. to form and operate Buyer for the purpose of developing and selling modular interconnect systems.

	B.	Buyer desires to purchase automotive interconnection products and other component parts from Seller, and Seller is willing to sell such products to Buyer on the terms and conditions set forth below.

Terms and Conditions:

	In consideration of the mutual agreements, promises and undertakings hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1
PURCHASE OF PRODUCTS

	1.1	Requirements.  Seller shall sell to Buyer, and Buyer shall
purchase from Seller, all of Buyer's requirements for the automotive interconnection products and component parts set forth in Exhibit A attached hereto ("Products"). Exhibit A may be changed from time to time upon written agreement of the parties, provided that at such time the parties shall determine under what conditions such additional Products shall be supplied by
Seller to Buyer; provided, however, that the parties shall review price   [
******* Confidential Treatment Requested ] . Buyer and Seller agree that, upon the request of either party, Buyer and Seller shall review the cost of Products to Buyer under this Agreement and, if agreed to by Buyer and Seller
in each of their sole discretion, modify such price.    [ *******
Confidential Treatment Requested ]  .

	1.2	Product Estimates.  To assist Seller in planning, Buyer shall provide Seller with its annual forecast of estimated requirements for Products in writing not less than ninety (90) days prior to the next succeeding year and shall update such estimate each month on a rolling quarterly basis. Seller shall have no obligation to supply Products in excess of 110% of such estimated requirements during any quarterly period, although Seller shall use its reasonable efforts to meet Buyer's unexpected increased needs beyond such amount.

Section 2
TERMS OF SALE

	2.1	Orders.  Buyer shall place all orders in writing and all orders are subject to approval and acceptance in writing by Seller. Notwithstanding any different terms which may be contained in Seller's sales or Buyer's order forms, all purchases and sales of Products hereunder shall be made on the terms and conditions set forth in Exhibit B attached hereto. In the event of any consistencies between this Agreement and the terms and conditions in Exhibit B, this Agreement shall be controlling.

	2.2	Prices.  The price of the Products to Buyer shall be equal to   [
******* Confidential Treatment Requested ]  .  For purposes of this Section
2.2, "Cost" is defined in Exhibit C attached hereto. Buyer shall have the right to audit Seller with respect to such Costs at all reasonable times, and Seller shall cooperate with Buyer in the performance of such audit by making its books, records and personnel reasonably available to Buyer. In the event Buyer finds a discrepancy, Seller shall adjust the price of Products charged to Buyer and provide a refund or credit against further purchases.

	2.3	Increase in Prices.  Seller will hold the prices for Products quoted by Seller for the life of each of the Buyer's programs, except for material cost increases or decreases it receives from its suppliers, or for a maximum period of five (5) years, whichever is shorter.

	2.4	Payment.  Payment shall be made by Buyer net thirty (30) days from the date of invoice or date of shipment, whichever is later. A service charge of one and one-half percent (1-1/2%) per month or the maximum permissible rate will be added to all past due accounts.

Section 3
PERFORMANCE REQUIREMENTS

	3.1	Product Development. The parties may engage in the development of new products to be sold by Seller to Buyer hereunder as mutually agreed upon by officers of both parties.

	3.2	Product Availability.  The Products subject to this Agreement shall be the Products listed in Exhibit A. During the term of this Agreement, Seller may not modify or withdraw a Product from the market except with the prior written consent of Buyer and then only in accordance with the Production, Part and Approval Process ("PPAP") operating principles in effect for customers of Buyer who are purchasing a product, a component of which includes that Product.

	3.3	Availability of Data.

		3.3.1	Seller shall maintain data, technical information and the
like relating to the manufacture, safety, quality control and specifications of the Products at its headquarters in accordance with its standard practices and procedures, and will make such data reasonably available to Buyer on request to the extent it is non-confidential or proprietary to Seller.

		3.3.2	All disclosures of trade secrets, know-how, financial
information, or other proprietary information ("Proprietary Information") made by either party under or in connection with this Agreement, as well as the terms of this Agreement, shall be received and maintained in confidence by the recipient (the "Recipient") and each Recipient shall treat all such Proprietary Information as the confidential property of the disclosing party and shall not use same other than as permitted under this Agreement. The Recipient shall not disclose same to any other person except:

	3.3.2.1	to the extent persons directly responsible for the
performance of the obligations of this Agreement require such information in connection with the performance of the obligations of this Agreement;

	3.3.2.2	to the extent professional advisers of the Recipient
require such information in connection with providing their services to such party; and

	3.3.2.3	to the extent disclosures of such information by
employees of the Recipient to suppliers, distributors, customers and other persons are necessary or appropriate for the effective carrying on of business by the Recipient provided such suppliers, distributors, customers and other persons execute a non-disclosure agreement prohibiting the further disclosure of such information.

	3.3.3	Notwithstanding the provisions of Section 3.3.2, information disclosed by either party shall not be considered Proprietary Information pursuant to this Section 3.3 to the extent that:

	3.3.3.1	such information is required by law to be disclosed
by such party, provided that Recipient shall (A) provide the disclosing party with prompt notice of such demand (and in any event prior to disclosure), (B) cooperate with the disclosing party in resisting such disclosure or seeking suitable protection prior to such disclosure, and
(C) disclose only such Proprietary Information as Recipient is compelled by law to disclose;

	3.3.3.2	the Recipient is able to show that such information
was known to the Recipient prior to such disclosure;

	3.3.3.3	the Recipient is able to show that such information
was independently developed by the Recipient without use of any confidential information of the other party;

	3.3.3.4	the Recipient is able to show such information was
acquired by the Recipient from a third party without a continuing restriction on use; or

	3.3.3.5	such information which was, or becomes, publicly
available through no breach of this Agreement by the Recipient or its representatives.

	3.3.4	 Each party will take such steps as lie within its power to
assure that all of its managers, directors, officers and employees, or of the managers, directors, officers and employees of its Related Companies (as defined in the L.L.C. Agreement), to whom Proprietary Information is disclosed take all proper precautions to prevent the unauthorized disclosure and use of the confidential information referenced in this Section 3.3.

	3.4	Seller's Marks.  Except for such rights as inure to Buyer in connection with its purchase of Products, and except as otherwise agreed to by Seller, Buyer is granted no rights pursuant to this Agreement to use the name, service mark and/or trademarks of Seller.

	3.5	Cover.  In addition to Buyer's ability to purchase products
elsewhere in the event of force majeure as provided in Section 5.10, Buyer shall have the right to cancel any order with respect to any Products not yet delivered and purchase products elsewhere in the event Seller is unable consistently to supply Buyer with the quantity of Products ordered within the delivery times agreed upon, provided that Buyer provides Seller with written notice and an opportunity to cure such failure pursuant to Section 4.3.1.

Section 4
TERM AND TERMINATION

	4.1	Term.  Unless terminated sooner as provided in Sections 4.2, 4.3 or 4.4, the term of this Agreement shall commence on the date hereof and continue until the later of (i) 24 months after Dissolution, (ii) 24 months after the Buy/Sell Closing in which Seller's membership interest in Buyer is purchased, (iii) 24 months after any other purchase of Seller's membership interest in Buyer, or (iv) the life of any program pursuant to which Buyer is selling to customers products, a component of which is a Product, at the time of such Dissolution, Buy/Sell Closing or other purchase of Seller's membership interest in Buyer. For purposes of this Section 4.1, "Dissolution" and "Buy-Sell Closing" shall have the meanings assigned to such terms in Sections 10.3 and 14.4, respectively, of the Limited Liability
Company Agreement of Modular Interconnect Systems, L.L.C., dated as of __________________, 1998 ("L.L.C. Agreement").

	4.2	Automatic Termination.  This Agreement shall terminate
automatically if Seller is dissolved.

	4.3	Termination by Notice.  The non-breaching party may terminate this Agreement effective immediately by written notice to the other party upon happening of any of the following events:

		4.3.1	  Either party fails to fulfill or perform any one or more
of the duties, obligations or responsibilities undertaken by that party herein and does not cure that failure within one hundred eighty (180) days of receipt of written notice thereof from the non-breaching party.

		4.3.2	  The other party's inability, or its admission in writing
of its inability, to pay debts as they mature; or the other party's insolvency; or appointment by a court of a temporary or permanent receiver, trustee or custodian for the business of the other party; or an assignment for the benefit of creditors of the other party; or

		4.3.3	  The assignment or attempted assignment, except as
permitted by Section 5.7 hereof, by the other party of any interest in this Agreement without the prior written consent of the non-breaching party.

	4.4	Assignee Right to Terminate.  In the event that this Agreement is assigned to Sheldahl, Inc. in connection with the Dissolution, Buy/Sell
Closing or other purchase of Seller's membership interest in Buyer, Sheldahl, Inc. may terminate this Agreement at any time thereafter upon not less than thirty (30) days prior written notice to Seller.

	4.5	Seller's Obligations.

		4.5.1	  Seller's obligations to supply Products to Buyer as
provided in Section 4.1 shall be subject to the following: Products shall be supplied to Buyer, or to Sheldahl, Inc. if this Agreement is assigned to Sheldahl, Inc., [ ******* Confidential Treatment Requested ] .

		4.5.2	  In the event of termination of this Agreement for any
reason, Buyer shall immediately pay to Seller all amounts due to Seller under any outstanding purchase orders.

Section 5
GENERAL PROVISIONS

	5.1	Relationship.   The relationship established by this Agreement is
that of buyer and seller.   Neither Buyer nor any of its agents or employees
shall be deemed to be the representative, employee or agent of Seller for any purpose whatsoever, and the relationship of Buyer to Seller is that of an independent contractor, and they or any of them shall have no right or authority to assume or create any obligation of any kind, expressed or implied, on behalf of Seller.

	5.2	Modifications, Amendments and Waivers.  This Agreement may not be
modified or amended, including by custom, usage of trade or course of dealing or performance, except by an instrument in writing signed by duly authorized officers of both of the parties hereto. Performance of any obligation required of a party hereunder may be waived only by a written waiver signed by a duly authorized officer of the other party, which waiver shall be effective only with respect to the specific obligation described therein.
The waiver by either party of a breach of any obligation of the other shall not operate or be construed as a waiver of any subsequent breach of the same provision or any other provision of this Agreement, nor a waiver by that party of its right at any time thereafter to require strict compliance with all terms and conditions of this Agreement.

	5.3	Compliance with Law.  The parties shall comply with all
applicable laws and regulations in performing their respective duties hereunder.

	5.4	Exclusion of Consequential Damages.  In no event shall either party be liable to the other party and its successors or assigns, for any indirect, special or consequential damages, including, without limitation, lost profits, costs of delay, any failure of delivery, costs of lost or damaged data or documentation, or other liabilities to third parties arising from any source.

	5.5	Survivability.  All obligations of the parties which expressly or by their nature survive termination or expiration or transfer of this Agreement shall continue in full force and effect subsequent to and notwithstanding such termination or expiration or transfer and until they are satisfied or by their nature expire.

	5.6	Severability.  In the event that any provision hereof is found invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms.

	5.7	Assignment; Subcontracting.  Except as provided below, neither party may delegate its duties hereunder without the prior written consent of the other party and this Agreement shall not be assignable by either party. Any attempt by either party to delegate any of its duties or to assign any of its rights hereunder without the prior written consent of the other party shall be null and void. Notwithstanding the foregoing, upon prior written notice to the other party, either party shall be entitled to assign any part or all of this Agreement (including but not limited to its rights and obligations contained herein) to a Related Company, provided that the assignor continues to remain liable and responsible to the other party for such Related Company's performance hereunder. For purposes of this Section 5.7, "Related Company" is defined in Exhibit C attached hereto. Buyer shall assign this Agreement to Sheldahl, Inc. at Sheldahl's request upon Dissolution, the Buyer/Seller Closing or other purchase of Seller's membership interest in Buyer, provided that Sheldahl, Inc. assumes Buyer's obligations hereunder after the date of assignment, except that the requirements aspects of this Agreement shall be limited to the specific Products and applications of Buyer as of such date. Seller may subcontract its production obligations hereunder only if (i) the Cost of the Product is not affected, (ii) the customer purchasing such Product approves the subcontracting pursuant to the PPAP operating principles in effect for that customer, and (iii) Buyer's prior written consent is obtained, which consent shall not be unreasonably withheld.

	5.8	Binding Effect.  This Agreement shall inure to the benefit of and be binding upon the parties and their respective legal representatives, successors and permitted assigns.

	5.9	Governing Law.  This Agreement shall be construed and enforced in accordance with the substantive laws of the State of Illinois, without regard to its conflict of laws provisions.

	5.10	Force Majeure.  No liability hereunder shall result to either party from delay in performance or non-performance caused by circumstances beyond the reasonable control of that party, including, but not limited to, acts of god, fire, flood or other casualty, war, government action, accident, labor strikes or other difficulty, or shortage of or inability to obtain fuel, energy, material, equipment or transportation. In the event of any delay in a party's performance due in whole or in part to any cause beyond that party's reasonable control, that party shall promptly notify the other party in writing of such event and shall have such additional time for performance as may be reasonably necessary under the circumstances. Notwithstanding the foregoing, if such event continues for more than thirty
(30) days Buyer may cancel any order with respect to any Products not delivered and purchase products elsewhere, and Buyer shall be under no obligation to accept or pay for the same or compensate Seller for any expense which it may have incurred.

	5.11	Notices.  Unless otherwise specifically provided, all notices required or permitted by this Agreement shall be in writing and may be delivered personally, or sent by facsimile, by certified mail, return receipt requested, or by overnight courier service, to the parties at the following addresses or facsimile numbers, unless the parties are subsequently notified of any change of address or facsimile number in accordance with this Section 5.12:

		If to Seller:

Molex Incorporated
2222 Wellington Court
Lisle, Illinois   60532
Attn:  Martin Slark
Facsimile: (630) 969-1352

		If to Buyer:

Modular Interconnect Systems, L.L.C.
400 Hulet Drive
Bloomfield Hills, Michigan  48302
Attn:  Bob Fuerst
Facsimile: (248) 322-8020

		With a copy to:

Sheldahl, Inc.
1150 Sheldahl Road
Northfield, Minnesota  55057
Attn:  Ed Lundstrom
Facsimile: (607) 663-8234

Any notice shall be deemed to have been received as follows: (1) by personal delivery, upon receipt; (2) by facsimile, one (1) business day after transmission; (3) by overnight commercial delivery service, one (1) business day after delivery to such commercial delivery service; or (4) by certified mail, three (3) business days after mailing. If notice is sent by facsimile, a confirming copy of the notice shall also be sent by mail.

	5.12	Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

	5.13	Entire Agreement.  This Agreement, together with the Exhibits hereto, constitutes the entire understanding and contract between the parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous, oral or written representations, communications, understandings and agreement between the parties with respect to the subject matter hereof. The parties acknowledge and agree that neither of the parties is entering into this Agreement on the basis of any representations or promises not expressly contained herein.

	IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date specified above.


SELLER:
MOLEX INCORPORATED
BY:
Its:

BUYER:
MODULAR INTERCONNECT SYSTEMS, L.L.C.
BY:
Its:

Exhibit A
PRODUCTS

	  [ ******* Confidential Treatment Requested ] .


Exhibit B
TERMS AND CONDITIONS OF PURCHASE AND SALE

ALL PURCHASES AND SALES OF PRODUCTS UNDER THIS SUPPLY AGREEMENT ARE SUBJECT TO THE FOLLOWING TERMS AND CONDITIONS:

1.	Agreement.  These terms and conditions shall govern all purchases and sales of Products under the Supply Agreement between Seller and Buyer.
No terms or conditions in any way adding to, modifying or otherwise changing the provisions stated herein shall be binding upon either party unless made in writing and signed and approved by an officer of both parties. These terms will not be modified by Seller's shipment of Products following receipt of Buyer's purchase order, shipping request or similar forms containing printed terms and conditions conflicting or inconsistent with the terms herein, or by Seller's use of its own sales forms with printed terms and conditions conflicting or inconsistent with the terms herein.

2.	Orders Subject to Acceptance.  All orders are subject to acceptance in writing by Seller at its principal office. An acknowledgement of each order must be returned by Seller to Buyer promptly alter the receipt of same, and must contain price and definite delivery data. Signing of an acknowledgement, or holding an order ten (10) days or longer, shall constitute an acceptance of an order.

3.	Prices.  All prices are set forth in Section 2.2 of the Supply
Agreement and are F.O.B. Factory, and exclude all federal, state or local taxes. All taxes and excises of any nature whatsoever now or hereafter levied by governmental authority, whether federal, state or local, either directly or indirectly, upon the sale or transportation of any goods covered hereby, shall be paid and borne by Buyer.

4.	Payment.  All accounts shall be paid net at Seller's principal office within thirty (30) days after the date of invoice or date of shipment, whichever is later. A service charge of the lesser of 1-1/2% per month or the maximum permissible rate will be added to all past due accounts.

5.	Material and Manufacture.  All material must conform strictly to specifications. On any new parts, a sample must be approved by Buyer before Seller proceeds with manufacture of a quantity run.

6.	Quantity.  Seller must furnish the entire quantity ordered hereunder and said quantity cannot be varied by Seller unless Buyer's director of purchasing agrees in writing to accept a different quantity. Buyer reserves the right to reject any unauthorized quantities and to return same to Seller at Seller's risk and expense. Notwithstanding the foregoing, Seller shall have the option, upon written notice to Buyer, of manufacturing, shipping and billing a portion of Buyer's order and later, within the time specified in Buyer's order, manufacturing, shipping and billing the remainder of any such order.

7.	Delivery Terms. Seller will attempt to meet the requirements of Buyer's delivery schedule but shall be obligated only to the delivery schedule shown on the order acknowledgment. All delivery expenses, including transportation, insurance and other shipping costs, shall be for Buyer's account.

8.	Title/Risk of Loss.	Delivery of goods to carrier shall be deemed
delivery to Buyer, and thereupon title to such goods, and risk of loss or damage, shall be Buyer's. Any claim by Buyer against seller for shortage or damage occurring prior to such delivery must be made in writing within thirty (30) days after receipt of shipment and accompanied by original transportation bill signed by carrier noting that carrier received goods from Seller in the condition claimed. Any claim by Buyer for damage occurring during shipment shall be made directly against the freight carrier, with a copy of such claim promptly forwarded to Seller.

9.	Buyer's Inspection.	All Products purchased hereunder will be
subject to Buyer's right of inspection and rejection. Buyer shall have thirty (30) days from receipt of the Products to inspect them and to notify Seller of any nonconformance. Buyer may reject any Products which do not conform to the terms of this Agreement or any order, or, with Seller's consent, may repair or correct them at Seller's cost. If rejected, they will be held for disposition at Seller's risk and expense. Any payment on account thereof will be promptly refunded by Seller. Any inspection by Buyer of Products at Seller's plant during or after manufacture, whether or not such inspection at said plant is provided for by the terms hereof, shall be provisional only, and shall not constitute final inspection, nor be construed as a waiver of the foregoing right of inspection and rejection after receipt of same.

10.	Buyer's Changes.  Buyer shall have the right at any time to make changes in drawings, specifications, or both of them, relating to any order by giving Seller written notice of such change. If such changes cause an increase or decrease in the amount due under an order or in the time required for Seller's performance, an equitable adjustment shall be made by mutual agreement between the parties hereto.

11.	Cancellation.  Buyer reserves the right to cancel all or any part of the undelivered portion of any order if Seller does not make deliveries as specified, time being of the essence of this contract, or if Seller breaches any of the terms hereof including, without limitation, the warranties of Seller. Any provisions herein for delivery of Products or the rendering of services by installments shall not be construed as making the obligations of Seller severable.

12.	Buyer's Termination.  Buyer may at any time for its convenience terminate any order, in whole or in part, by written or by facsimile notice, or by verbal notice confirmed in writing. If an order is terminated for Buyer's convenience, any claim of Seller shall be settled on the basis of the reasonable costs it has incurred in the performance of that order, plus five percent (5%).

13.	Force Majeure.  No liability hereunder shall result to either party from delay in performance or non-performance caused by circumstances beyond the reasonable control of that party, including, but not limited to, acts of god, fire, flood or other casualty, war, government action, accident, labor strikes or other difficulty, or shortage of or inability to obtain fuel, energy, material, equipment or transportation. In the event of any delay in a party's performance due in whole or in part to any cause beyond that party's reasonable control, that party shall promptly notify the other party in writing of such event and shall have such additional time for performance as may be reasonably necessary under the circumstances. Notwithstanding the foregoing, if such event continues for more than thirty (30) days Buyer may cancel any order with respect to any Products not delivered and purchase products elsewhere, and Buyer shall be under no obligation to accept or pay for the same or compensate Seller for any expense which it may have incurred.

14	Warranty and Disclaimer.  Seller warrants to Buyer that any Products sold hereunder will be free from defects in workmanship and materials under normal conditions of use for six (6) months from the date of delivery to Buyer. This warranty will survive acceptance of the Products.

THE FOREGOING WARRANTY IS IN LIEU OF AND EXCLUDES ALL OTHER WARRANTIES WHETHER EXPRESS OR IMPLIED BY OPERATION OF LAW OR OTHERWISE, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR
FITNESS.

Seller's liability and Buyer's sole remedy hereunder for a breach of warranty is expressly limited, at Seller's election, to repair or replacement (in the form originally shipped) of Products not complying with this agreement, or to the repayment of, or crediting Buyer with, an amount equal to the purchase price of such Products.

Any claim by Buyer with reference to the Products sold hereunder for any cause shall be deemed waived by Buyer unless submitted to Seller in writing within ninety (90) days from the date Buyer discovered, or should have discovered, any claimed breach.

15.	Limitation of Remedies.  Seller shall not be liable for incidental or consequential losses, damages or expenses, directly or indirectly arising from the sale, handling or use of the Products, or from any other cause with respect to the Products or any order, whether such claim is based upon breach of contract, breach of warranty, strict liability in tort, negligence or any other legal theory.

16.	Security.  If Buyer fails to fulfill the terms of payment or if Seller shall have any doubt at any time as to Buyer's financial condition, Seller may decline to make further deliveries except upon receipt of cash or satisfactory security. This requirement will not release Buyer from any previous obligation. Seller's rights under this Section shall be in addition to all other rights and remedies available to Seller upon Buyer's default.

17.	Compliance with Laws.  In fulfilling this order, Seller shall comply with all applicable laws and governmental regulations and orders, federal, state, local and foreign. With respect to goods produced in the United States, Seller specifically warrants that all goods furnished hereunder will be produced and sold in compliance with all applicable requirements of the Fair Labor Standards Act, as amended, including Section 6, 7 and 12, and the regulations and orders issued under Section 14 thereof, and that it will certify such compliance on each invoice submitted in connection with this order.

18.	Seller's Indemnification.  Seller shall indemnify and hold harmless
Buyer, and its successors, assigns, employees and agents, from and against all claims, direct losses, penalties, damages (excluding incidental and consequential damages), costs and expenses (including reasonable attorneys' fees) arising out of (a) any alleged or actual infringement or contributory infringement of any letters patent or trade secrets or trademarks or service marks by reason of the use, sale or lease of any Products purchased hereunder, excepting unpatented staple articles of commerce, Products manufactured in accordance with Buyer's design, or otherwise non-infringing Products incorporated into a product of Buyer, (b) any alleged or actual defects in the Products, whether latent or patent, and whether of design, warning or manufacture, (but excluding any claims arising out of designs provided by Buyer), or (c) any alleged or actual failure of the Products to include necessary safety features or otherwise conform to the requirements of any federal, state or local health or safety law, standard regulation or ordinance, when used in a manner and for a purpose intended by Seller. Buyer shall duly notify Seller of any such claims, proceedings or suits, and Seller shall, at its own expense, defend all claims, proceedings or suits against Buyer, its successors, assigns, officers directors, employees or agents, in which any of the aforesaid claims are alleged. At its own expense, Buyer may be represented by counsel of its own choosing in connection with any such claim, proceeding or suit. In the event that it is determined that Seller was not solely responsible for the entire claim, Buyer shall reimburse Seller for any expenses Seller has incurred under this provision on a pro rata basis in proportion to each party's or third party's share of the responsibility for the claim. In addition, if Seller fails timely to deliver Products ordered hereunder, Seller shall reimburse Buyer for the cost of any work in process for a customer that is cancelled as a result of such delay or parts in Buyer's inventory which have become obsolete as a result of such delay.

19.	Insurance.  Seller agrees to procure and maintain, at its own expense, products liability and other appropriate insurance covering Seller's obligations hereunder, and including Buyer as one of the name insureds.
Seller agrees to furnish evidence of said insurance satisfactory to Buyer as Buyer may request from time to time. All policies of insurance procured or maintained hereunder (a) shall provide that coverage thereunder shall not be terminated without ten (10) day's written notice to Buyer, and (b) shall apply separately to each insured against whom claim is made or suit is brought and shall contain no provision which excludes coverage under a claim made by one insured under the policy against another insured under the policy.

20.	Assignment;  Subcontracting.  This order may not be assigned or subcontracted by Buyer or Seller, in whole or in part, except as provided in Section 5.8 of the Supply Agreement.

21.	Waiver.  Waiver by either party of any breach of these terms and conditions shall not be construed as a waiver of any other breach, and failure to exercise any right arising from any default hereunder shall not be deemed a waiver of such right which may be exercised at any subsequent time.

22.	Severability.  In the event that any one or more of these terms or conditions is held invalid, illegal or unenforceable, such provision or provisions shall be severed and the remaining terms and conditions shall remain binding and effective.

23. Controlling Law. This agreement shall be deemed to have been executed and delivered in the state where Seller has its principal place of business. Except as otherwise provided herein, this agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by the internal laws of the state where the Seller has its principal place of business, including the Uniform Commercial Code as enacted in that jurisdiction, without giving effect to that jurisdiction's choice of law principles.

Exhibit C
DEFINITIONS

  [ ******* Confidential Treatment Requested ]  .

"Related Company" as used herein shall mean any corporation or other legal entity which (a) owns a majority interest in or controls any party; (b) is controlled by, or the majority interest of which is owned by, any party; or
(c) owns a majority interest in, controls, is controlled by, or the majority interest of which is owned by, any corporation or other legal entity described in clause (a) or (b) of this sentence.

EXHIBIT 1A-4

Sheldahl Supply Agreement
SUPPLY AGREEMENT

	THIS AGREEMENT is made and entered into as of this ___ day of July, 1998, by and between SHELDAHL, INC., 1150 Sheldahl Road, Northfield, Minnesota 55057 ("Seller") and MODULAR INTERCONNECT SYSTEMS, L.L.C., 400 Hulet Drive, Bloomfield Hills, Michigan 48302 ("Buyer").

Recitals

	A.	Seller designs, manufactures, distributes and sells automotive flexible circuits and other component parts, and has entered into a joint venture with Molex Incorporated to form and operate Buyer for the purpose of developing and selling modular interconnect systems.

	B.	Buyer desires to purchase automotive flexible circuits and other component parts from Seller, and Seller is willing to sell such products to Buyer on the terms and conditions set forth below.

Terms and Conditions

	In consideration of the mutual agreements, promises and undertakings hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1
PURCHASE OF PRODUCTS

	1.1	Requirements.  Seller shall sell to Buyer, and Buyer shall
purchase from Seller, all of Buyer's requirements for the automotive flexible circuits and component parts set forth in Exhibit A attached hereto ("Products"). Exhibit A may be changed from time to time upon written agreement of the parties, provided that at such time the parties shall determine under what conditions such additional Products shall be supplied by Seller to Buyer; provided, however, that the parties shall review price [ ******* Confidential Treatment Requested ] . Buyer and Seller agree that, upon the request of either party, Buyer and Seller shall review the cost of Products to Buyer under this Agreement and, if agreed to by Buyer and Seller
in each of their sole discretion, modify such price.   [ ******* Confidential
Treatment Requested ]  .

	1.2	Product Estimates.  To assist Seller in planning, Buyer shall provide Seller with its annual forecast of estimated requirements for Products in writing not less than ninety (90) days prior to the next succeeding year and shall update such estimate each month on a rolling quarterly basis. Seller shall have no obligation to supply Products in excess of 110% of such estimated requirements during any quarterly period, although Seller shall use its reasonable efforts to meet Buyer's unexpected increased needs beyond such amount.

Section 2
TERMS OF SALE

	2.1	Orders.  Buyer shall place all orders in writing, and all orders are subject to approval and acceptance in writing by Seller. Notwithstanding any different terms which may be contained in Seller's sales or Buyer's order forms, all purchases and sales of Products hereunder shall be made on the terms and conditions set forth in Exhibit B attached hereto. In the event of any inconsistences between this Agreement and the terms and conditions in Exhibit B, this Agreement shall be controlling.

	2.2	Prices.  The price of the Products to Buyer shall be equal to   [
******* Confidential Treatment Requested ]  .  For purposes of this Section
2.2, "Cost" is defined in Exhibit C attached hereto. Buyer shall have the right to audit Seller with respect to such Costs at all reasonable times, and Seller shall cooperate with Buyer in the performance of such audit by making its books, records and personnel reasonably available to Buyer. In the event Buyer finds a discrepancy, Seller shall adjust the price of Products charged to Buyer and provide a refund or credit against future purchases.

	2.3	Increase in Prices.  Seller will hold the prices for Products quoted by Seller for the life of each of the Buyer's programs, except for material cost increases or decreases it receives from its suppliers, or for a maximum period of five (5) years, whichever is shorter.

	2.4	Payment.  Payment shall be made by Buyer net thirty (30) days from the date of invoice or date of shipment, whichever is later. A service charge of one and one-half percent (1-1/2%) per month or the maximum permissible rate will be added to all past due accounts.

Section 3
PERFORMANCE REQUIREMENTS

	3.1	Product Development.  The parties may engage in the development of new products to be sold by Seller to Buyer hereunder as mutually agreed upon by officers of both parties.

	3.2	Product Availability.  The Products subject to this Agreement shall be the Products listed in Exhibit A. During the term of this Agreement, Seller may not modify or withdraw a Product from the market except with the prior written consent of Buyer and then only in accordance with the Production, Part and Approval Process ("PPAP") operating principles in effect for customers of Buyer who are purchasing a product, a component of which includes that Product.

	3.3	Availability of Data.

		3.3.1	Seller shall maintain data, technical information and the
like relating to the manufacture, safety, quality control and specifications of the Products at its headquarters in accordance with its standard practices and procedures, and will make such data reasonably available to Buyer on request to the extent it is non-confidential or proprietary to Seller.

		3.3.2	All disclosures of trade secrets, know-how, financial
information, or other proprietary information ("Proprietary Information") made by either party under or in connection with this Agreement, as well as the terms of this Agreement, shall be received and maintained in confidence by the recipient (the "Recipient") and each Recipient shall treat all such Proprietary Information as the confidential property of the disclosing party and shall not use same other than as permitted under this Agreement. The Recipient shall not disclose same to any other person except:

	3.3.2.1	to the extent persons directly responsible for the
performance of the obligations of this Agreement require such information in connection with the performance of the obligations of this Agreement;

	3.3.2.2	to the extent professional advisers of the Recipient
require such information in connection with providing their services to such party; and

	3.3.2.3	to the extent disclosures of such information by
employees of the Recipient to suppliers, distributors, customers and other persons are necessary or appropriate for the effective carrying on of business by the Recipient provided such suppliers, distributors, customers and other persons execute a non-disclosure agreement prohibiting the further disclosure of such information.

	3.3.3	Notwithstanding the provisions of Section 3.3.2, information disclosed by either party shall not be considered Proprietary Information pursuant to this Section 3.3 to the extent that:

	3.3.3.1	such information is required by law to be disclosed
by such party, provided that Recipient shall (A) provide the disclosing party with prompt notice of such demand (and in any event prior to disclosure), (B) cooperate with the disclosing party in resisting such disclosure or seeking suitable protection prior to such disclosure, and
(C) disclose only such Proprietary Information as Recipient is compelled by law to disclose;

	3.3.3.2	the Recipient is able to show that such information
was known to the Recipient prior to such disclosure;

	3.3.3.3	the Recipient is able to show that such information
was independently developed by the Recipient without use of any confidential information of the other party;

	3.3.3.4	the Recipient is able to show such information was
acquired by the Recipient from a third party without a continuing restriction on use; or

	3.3.3.5	such information which was, or becomes, publicly
available through no breach of this Agreement by the Recipient or its representatives.

	3.3.4	 Each party will take such steps as lie within its power to
assure that all of its managers, directors, officers and employees, or of the managers, directors, officers and employees of its Related Companies (as defined in the L.L.C. Agreement), to whom Proprietary Information is disclosed take all proper precautions to prevent the unauthorized disclosure and use of the confidential information referenced in this Section 3.3.

	3.4	Seller's Marks.  Except for such rights as inure to Buyer in connection with its purchase of Products, and except as otherwise agreed by Seller, Buyer is granted no rights pursuant to this Agreement to use the name, service mark and/or trademarks of Seller.

	3.5	Cover.  In addition to Buyer's ability to purchase products
elsewhere in the event of force majeure as provided in Section 5.10, Buyer shall have the right to cancel any order with respect to any Products not yet delivered and purchase products elsewhere in the event Seller is unable consistently to supply Buyer with the quantity of Products ordered within the delivery times agreed upon, provided that Buyer provides Seller with written notice and an opportunity to cure such failure pursuant to Section 4.3.1.

Section 4
TERM AND TERMINATION

	4.1	Term.  Unless terminated sooner as provided in Sections 4.2, 4.3 or 4.4 the term of this Agreement shall commence on the date hereof and continue until the later of (i) 24 months after Dissolution, (ii) 24 months after the Buy/Sell Closing in which Seller's membership interest in Buyer is purchased, (iii) 24 months after any other purchase of Seller's membership interest in Buyer, or (iv) the life of any program pursuant to which Buyer is selling to customers products, a component of which is a Product, at the time of such Dissolution, Buy/Sell Closing, or other purchase of Seller's membership interest in Buyer. For purposes of this Section 4.1, "Dissolution" and "Buy-Sell Closing" shall have the meanings assigned to such terms in Sections 10.3 and 14.4., respectively, of the Limited Liability
Company Agreement of Modular Interconnect Systems, L.L.C., dated as of __________________, 1998 ("L.L.C. Agreement").

	4.2	Automatic Termination.  This Agreement shall terminate
automatically if Seller is dissolved.

	4.3	Termination by Notice.  The non-breaching party may terminate this Agreement effective immediately by written notice to the other party upon happening of any of the following events:

		4.3.1	  Either party fails to fulfill or perform any one or more
of the duties, obligations or responsibilities undertaken by that party herein and does not cure that failure within one hundred eighty (180) days of receipt of written notice thereof from the non-breaching party.

		4.3.2	  The other party's inability, or its admission in writing
of its inability, to pay debts as they mature; or the other party's insolvency; or appointment by a court of a temporary or permanent receiver, trustee or custodian for the business of the other party; or an assignment for the benefit of creditors of the other party; or

		4.3.3	  The assignment or attempted assignment, except as
permitted by Section 5.7 hereof, by the other party of any interest in this Agreement without the prior written consent of the non-breaching party.

	4.4	Assignee Right to Terminate.  In the event that this Agreement is assigned to Molex Incorporated in connection with the Dissolution, Buy/Sell Closing or other purchase of Seller's membership interest in Buyer, Molex Incorporated may terminate this Agreement at any time thereafter upon not less than thirty (30) days prior written notice to Seller.

	4.5	Seller's Obligations.

		4.5.1	  Seller's obligations to supply Products to Buyer as
provided in Section 4.1 shall be subject to the following: Products shall be supplied to Buyer, or to Molex Incorporated if this Agreement is assigned to Molex Incorporated, [ ******* Confidential Treatment Requested ] .

		4.5.2	  In the event of termination of this Agreement for any
reason, Buyer shall immediately pay to Seller all amounts due to Seller under any outstanding purchase orders.


Section 5
GENERAL PROVISIONS

	5.1	Relationship.   The relationship established by this Agreement is
that of buyer and seller.   Neither Buyer nor any of its agents or employees
shall be deemed to be the representative, employee or agent of Seller for any purpose whatsoever, and the relationship of Buyer to Seller is that of an independent contractor, and they or any of them shall have no right or authority to assume or create any obligation of any kind, expressed or implied, on behalf of Seller.

	5.2	Modifications, Amendments and Waivers.  This Agreement may not be
modified or amended, including by custom, usage of trade or course of dealing or performance, except by an instrument in writing signed by duly authorized officers of both of the parties hereto. Performance of any obligation required of a party hereunder may be waived only by a written waiver signed by a duly authorized officer of the other party, which waiver shall be effective only with respect to the specific obligation described therein.
The waiver by either party of a breach of any obligation of the other shall not operate or be construed as a waiver of any subsequent breach of the same provision or any other provision of this Agreement, nor a waiver by that party of its right at any time thereafter to require strict compliance with all terms and conditions of this Agreement.

	5.3	Compliance with Law.  The parties shall comply with all
applicable laws and regulations in performing their respective duties hereunder.

	5.4	Exclusion of Consequential Damages.  In no event shall either party be liable to the other party and its successors or assigns, for any indirect, special or consequential damages, including, without limitation, lost profits, costs of delay, any failure of delivery, costs of lost or damaged data or documentation, or other liabilities to third parties arising from any source.

	5.5	Survivability.  All obligations of the parties which expressly or by their nature survive termination or expiration or transfer of this Agreement shall continue in full force and effect subsequent to and notwithstanding such termination or expiration or transfer and until they are satisfied or by their nature expire.

	5.6	Severability.  In the event that any provision hereof is found invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms.

	5.7	Assignment; Subcontracting.  Except as provided below, neither party may delegate its duties hereunder without the prior written consent of the other party and this Agreement shall not be assignable by either party. Any attempt by either party to delegate any of its duties or to assign any of its rights hereunder without the prior written consent of the other party shall be null and void. Notwithstanding the foregoing, upon prior written notice to the other party, either party shall be entitled to assign any part or all of this Agreement (including but not limited to its rights and obligations contained herein) to a Related Company, provided that the assignor continues to remain liable and responsible to the other party for such Related Company's performance hereunder. For purposes of this Section 5.7, "Related Company" is defined in Exhibit C attached hereto. Buyer shall assign this Agreement to Molex Incorporated at Molex's request upon Dissolution, the Buy/Sell Closing or other purchase of Seller's membership interest in Buyer, provided that Molex Incorporated assumes Buyer's obligations hereunder after the date of assignment, except that the requirements aspects of this Agreement shall be limited to the specific Products and applications of Buyer as of such date. Seller may subcontract its production obligations hereunder only if (i) the Cost of the Product is not affected, (ii) the customer purchasing such Product approves the subcontracting pursuant to the PPAP operating principles in effect for that customer, and (iii) Buyer's prior written consent is obtained, which consent shall not be unreasonably withheld.

	5.8	Binding Effect.  This Agreement shall inure to the benefit of and be binding upon the parties and their respective legal representatives, successors and permitted assigns.

	5.9	Governing Law.  This Agreement shall be construed and enforced in accordance with the substantive laws of the State of Minnesota, without regard to its conflict of laws provisions.

	5.10	Force Majeure.  No liability hereunder shall result to either party from delay in performance or non-performance caused by circumstances beyond the reasonable control of that party, including, but not limited to, acts of god, fire, flood or other casualty, war, government action, accident, labor strikes or other difficulty, or shortage of or inability to obtain fuel, energy, material, equipment or transportation. In the event of any delay in a party's performance due in whole or in part to any cause beyond that party's reasonable control, that party shall promptly notify the other party in writing of such event and shall have such additional time for performance as may be reasonably necessary under the circumstances. Notwithstanding the foregoing, if such event continues for more than thirty
(30) days Buyer may cancel any order with respect to any Products not delivered and purchase products elsewhere, and Buyer shall be under no obligation to accept or pay for the same or compensate Seller for any expense which it may have incurred.

	5.11	Notices.  Unless otherwise specifically provided, all notices required or permitted by this Agreement shall be in writing and may be delivered personally, or sent by facsimile, by certified mail, return receipt requested, or by overnight courier service, to the parties at the following addresses or facsimile numbers, unless the parties are subsequently notified of any change of address or facsimile number in accordance with this Section 5.12:

		If to Seller:

Sheldahl, Inc.
1150 Sheldahl Road
Northfield, Minnesota  55057
Attn:  Ed Lundstrom
Facsimile: (507) 663-8234

		If to Buyer:

Modular Interconnect Systems, L.L.C.
400 Hulet Drive
Bloomfield Hills, Michigan  48302
Attn:  Bob Fuerst
Facsimile: (248) 322-8020

		With a copy to:

Molex Incorporated
2222 Wellington Court
Lisle, Illinois  60532
Attn:  Martin Slark
Facsimile:  (630) 969-1352

Any notice shall be deemed to have been received as follows: (1) by personal delivery, upon receipt; (2) by facsimile, one (1) business day after transmission; (3) by overnight commercial delivery service, one (1) business day after delivery to such commercial delivery service; or (4) by certified mail, three (3) business days after mailing. If notice is sent by facsimile, a confirming copy of the notice shall also be sent by mail.

	5.12	Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

	5.13	Entire Agreement.  This Agreement, together with the Exhibits hereto, constitutes the entire understanding and contract between the parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous, oral or written representations, communications, understandings and agreement between the parties with respect to the subject matter hereof. The parties acknowledge and agree that neither of the parties is entering into this Agreement on the basis of any representations or promises not expressly contained herein.

	IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date specified above.


SELLER:
SHELDAHL, INC.
BY:
Its:

BUYER:
MODULAR INTERCONNECT SYSTEMS, L.L.C.
BY:
Its:

Exhibit A
PRODUCTS

Exhibit B
TERMS AND CONDITIONS OF PURCHASE AND SALE

ALL PURCHASES AND SALES OF PRODUCTS UNDER THIS SUPPLY AGREEMENT ARE SUBJECT TO THE FOLLOWING TERMS AND CONDITIONS:

1.	Agreement.  These terms and conditions shall govern all purchases and sales of Products under the Supply Agreement between Seller and Buyer.
No terms or conditions in any way adding to, modifying or otherwise changing the provisions stated herein shall be binding upon either party unless made in writing and signed and approved by an officer of both parties. These terms will not be modified by Seller's shipment of Products following receipt of Buyer's purchase order, shipping request or similar forms containing printed terms and conditions conflicting or inconsistent with the terms herein, or by Seller's use of its own sales forms with printed terms and conditions conflicting or inconsistent with the terms herein.

2.	Orders Subject to Acceptance.  All orders are subject to acceptance in writing by Seller at its principal office. An acknowledgement of each order must be returned by Seller to Buyer promptly alter the receipt of same, and must contain price and definite delivery data. Signing of an acknowledgement, or holding an order ten (10) days or longer, shall constitute an acceptance of an order.

3.	Prices.  All prices are set forth in Section 2.2 of the Supply
Agreement and are F.O.B. Factory, and exclude all federal, state or local taxes. All taxes and excises of any nature whatsoever now or hereafter levied by governmental authority, whether federal, state or local, either directly or indirectly, upon the sale or transportation of any goods covered hereby, shall be paid and borne by Buyer.

4.	Payment.  All accounts shall be paid net at Seller's principal office within thirty (30) days after the date of invoice or date of shipment, whichever is later. A service charge of the lesser of 1-1/2% per month or the maximum permissible rate will be added to all past due accounts.

5.	Material and Manufacture.  All material must conform strictly to specifications. On any new parts, a sample must be approved by Buyer before Seller proceeds with manufacture of a quantity run.

6.	Quantity.	Seller must furnish the entire quantity ordered hereunder
and said quantity cannot be varied by Seller unless Buyer's director of purchasing agrees in writing to accept a different quantity. Buyer reserves the right to reject any unauthorized quantities and to return same to Seller at Seller's risk and expense. Notwithstanding the foregoing, Seller shall have the option, upon written notice to Buyer, of manufacturing, shipping and billing a portion of Buyer's order and later, within the time specified in Buyer's order, manufacturing, shipping and billing the remainder of any such order.

7.	Delivery Terms.	Seller will attempt to meet the requirements of
Buyer's delivery schedule but shall be obligated only to the delivery schedule shown on the order acknowledgment. All delivery expenses, including transportation, insurance and other shipping costs, shall be for Buyer's account.

8.	Title/Risk of Loss.	Delivery of goods to carrier shall be deemed
delivery to Buyer, and thereupon title to such goods, and risk of loss or damage, shall be Buyer's. Any claim by Buyer against seller for shortage or damage occurring prior to such delivery must be made in writing within thirty (30) days after receipt of shipment and accompanied by original transportation bill signed by carrier noting that carrier received goods from Seller in the condition claimed. Any claim by Buyer for damage occurring during shipment shall be made directly against the freight carrier, with a copy of such claim promptly forwarded to Seller.

9.	Buyer's Inspection.	All Products purchased hereunder will be
subject to Buyer's right of inspection and rejection. Buyer shall have thirty (30) days from receipt of the Products to inspect them and to notify Seller of any nonconformance. Buyer may reject any Products which do not conform to the terms of this Agreement or any order, or, with Seller's consent, may repair or correct them at Seller's cost. If rejected, they will be held for disposition at Seller's risk and expense. Any payment on account thereof will be promptly refunded by Seller. Any inspection by Buyer of Products at Seller's plant during or after manufacture, whether or not such inspection at said plant is provided for by the terms hereof, shall be provisional only, and shall not constitute final inspection, nor be construed as a waiver of the foregoing right of inspection and rejection after receipt of same.

10.	Buyer's Changes.  Buyer shall have the right at any time to make changes in drawings, specifications, or both of them, relating to any order by giving Seller written notice of such change. If such changes cause an increase or decrease in the amount due under an order or in the time required for Seller's performance, an equitable adjustment shall be made by mutual agreement between the parties hereto.

11.	Cancellation.  Buyer reserves the right to cancel all or any part of the undelivered portion of any order if Seller does not make deliveries as specified, time being of the essence of this contract, or if Seller breaches any of the terms hereof including, without limitation, the warranties of Seller. Any provisions herein for delivery of Products or the rendering of services by installments shall not be construed as making the obligations of Seller severable.

12.	Buyer's Termination.  Buyer may at any time for its convenience terminate any order, in whole or in part, by written or by facsimile notice, or by verbal notice confirmed in writing. If an order is terminated for Buyer's convenience, any claim of Seller shall be settled on the basis of the reasonable costs it has incurred in the performance of that order, plus five percent (5%).

13.	Force Majeure.  No liability hereunder shall result to either party from delay in performance or non-performance caused by circumstances beyond the reasonable control of that party, including, but not limited to, acts of god, fire, flood or other casualty, war, government action, accident, labor strikes or other difficulty, or shortage of or inability to obtain fuel, energy, material, equipment or transportation. In the event of any delay in a party's performance due in whole or in part to any cause beyond that party's reasonable control, that party shall promptly notify the other party in writing of such event and shall have such additional time for performance as may be reasonably necessary under the circumstances. Notwithstanding the foregoing, if such event continues for more than thirty (30) days Buyer may cancel any order with respect to any Products not delivered and purchase products elsewhere, and Buyer shall be under no obligation to accept or pay for the same or compensate Seller for any expense which it may have incurred.

14	Warranty and Disclaimer.  Seller warrants to Buyer that any Products sold hereunder will be free from defects in workmanship and materials under normal conditions of use for six (6) months from the date of delivery to Buyer. This warranty will survive acceptance of the Products.

THE FOREGOING WARRANTY IS IN LIEU OF AND EXCLUDES ALL OTHER WARRANTIES WHETHER EXPRESS OR IMPLIED BY OPERATION OF LAW OR OTHERWISE, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR
FITNESS.

Seller's liability and Buyer's sole remedy hereunder for a breach of warranty is expressly limited, at Seller's election, to repair or replacement (in the form originally shipped) of Products not complying with this agreement, or to the repayment of, or crediting Buyer with, an amount equal to the purchase price of such Products.

Any claim by Buyer with reference to the Products sold hereunder for any cause shall be deemed waived by Buyer unless submitted to Seller in writing within ninety (90) days from the date Buyer discovered, or should have discovered, any claimed breach.

15.	Limitation of Remedies.  Seller shall not be liable for incidental or consequential losses, damages or expenses, directly or indirectly arising from the sale, handling or use of the Products, or from any other cause with respect to the Products or any order, whether such claim is based upon breach of contract, breach of warranty, strict liability in tort, negligence or any other legal theory.

16.	Security.  If Buyer fails to fulfill the terms of payment or if Seller shall have any doubt at any time as to Buyer's financial condition, Seller may decline to make further deliveries except upon receipt of cash or satisfactory security. This requirement will not release Buyer from any previous obligation. Seller's rights under this Section shall be in addition to all other rights and remedies available to Seller upon Buyer's default.

17.	Compliance with Laws.  In fulfilling this order, Seller shall comply with all applicable laws and governmental regulations and orders, federal, state, local and foreign. With respect to goods produced in the United States, Seller specifically warrants that all goods furnished hereunder will be produced and sold in compliance with all applicable requirements of the Fair Labor Standards Act, as amended, including Section 6, 7 and 12, and the regulations and orders issued under Section 14 thereof, and that it will certify such compliance on each invoice submitted in connection with this order.

18.	Seller's Indemnification.  Seller shall indemnify and hold harmless
Buyer, and its successors, assigns, employees and agents, from and against all claims, direct losses, penalties, damages (excluding incidental and consequential damages), costs and expenses (including reasonable attorneys' fees) arising out of (a) any alleged or actual infringement or contributory infringement of any letters patent or trade secrets or trademarks or service marks by reason of the use, sale or lease of any Products purchased hereunder, excepting unpatented staple articles of commerce, Products manufactured in accordance with Buyer's design, or otherwise non-infringing Products incorporated into a product of Buyer, (b) any alleged or actual defects in the Products, whether latent or patent, and whether of design, warning or manufacture, (but excluding any claims arising out of designs provided by Buyer), or (c) any alleged or actual failure of the Products to include necessary safety features or otherwise conform to the requirements of any federal, state or local health or safety law, standard regulation or ordinance, when used in a manner and for a purpose intended by Seller. Buyer shall duly notify Seller of any such claims, proceedings or suits, and Seller shall, at its own expense, defend all claims, proceedings or suits against Buyer, its successors, assigns, officers directors, employees or agents, in which any of the aforesaid claims are alleged. At its own expense, Buyer may be represented by counsel of its own choosing in connection with any such claim, proceeding or suit. In the event that it is determined that Seller was not solely responsible for the entire claim, Buyer shall reimburse Seller for any expenses Seller has incurred under this provision on a pro rata basis in proportion to each party's or third party's share of the responsibility for the claim. In addition, if Seller fails timely to deliver Products ordered hereunder, Seller shall reimburse Buyer for the cost of any work in process for a customer that is cancelled as a result of such delay or parts in Buyer's inventory which have become obsolete as a result of such delay.

19.	Insurance.  Seller agrees to procure and maintain, at its own expense, products liability and other appropriate insurance covering Seller's obligations hereunder, and including Buyer as one of the name insureds.
Seller agrees to furnish evidence of said insurance satisfactory to Buyer as Buyer may request from time to time. All policies of insurance procured or maintained hereunder (a) shall provide that coverage thereunder shall not be terminated without ten (10) day's written notice to Buyer, and (b) shall apply separately to each insured against whom claim is made or suit is brought and shall contain no provision which excludes coverage under a claim made by one insured under the policy against another insured under the policy.

20.	Assignment;  Subcontracting.  This order may not be assigned or subcontracted by Buyer or Seller, in whole or in part, except as provided in Section 5.8 of the Supply Agreement.

21.	Waiver.  Waiver by either party of any breach of these terms and conditions shall not be construed as a waiver of any other breach, and failure to exercise any right arising from any default hereunder shall not be deemed a waiver of such right which may be exercised at any subsequent time.

22.	Severability.  In the event that any one or more of these terms or conditions is held invalid, illegal or unenforceable, such provision or provisions shall be severed and the remaining terms and conditions shall remain binding and effective.

23.	Controlling Law.  This agreement shall be deemed to have been executed and delivered in the state where Seller has its principal place of business. Except as otherwise provided herein, this agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by the internal laws of the state where the Seller has its principal place of business, including the Uniform Commercial Code as enacted in that jurisdiction, without giving effect to that jurisdiction's choice of law principles.

Exhibit C
DEFINITIONS


  [ ******* Confidential Treatment Requested ]  .

"Related Company" as used herein shall mean any corporation or other legal entity which (a) owns a majority interest in or controls any party; (b) is controlled by, or the majority interest of which is owned by, any party; or
(c) owns a majority interest in, controls, is controlled by, or the majority interest of which is owned by, any corporation or other legal entity described in clause (a) or (b) of this sentence.

EXHIBIT 1A-5
Development Agreement

	This Development Agreement (the "Agreement") is made as of this day of July, 1998, by and between SHELDAHL, INC., a Minnesota corporation, having its principal place of business at 1150 Sheldahl Road, Northfield, Minnesota 55057 ("Sheldahl"), MOLEX INCORPORATED, a Delaware corporation, having its principal place of business at 2222 Wellington Court, Lisle, Illinois 60532 ("Molex"), and MODULAR INTERCONNECT SYSTEMS, L.L.C., a Delaware limited liability company, having its principal place of business at 400 Hulet Drive, Bloomfield Hills, Michigan 48302 ("Modular Interconnect").

RECITALS:

	A.	Sheldahl and Molex have entered into a Limited Liability Company
Agreement of even date herewith (the "L.L.C. Agreement") for the purpose of forming Modular Interconnect;

	B.	Sheldahl intends on converting certain of its intellectual
property into products to be sold to Modular Interconnect and to create process tooling for production of components to be sold to Modular Interconnect (the "Developed Property");

	C.	Molex intends on reimbursing Sheldahl up to [***** Confidential
Treatment Requested *****] of the costs of the Developed Property, [***** Confidential Treatment Requested *****] of which shall be expended by Sheldahl toward product development and [***** Confidential Treatment
Requested *****] of which shall be expended by Sheldahl toward product tooling costs (the "Sheldahl Development Costs"); and

	D.	All terms used in this Agreement and not otherwise defined shall have the meaning given such terms in the L.L.C. Agreement.

	NOW, THEREFORE, for and in consideration of the mutual promises and valuable consideration set forth herein, the parties hereto agree as follows:

	1.	Sheldahl Development Payments.  Subject to the provisions of this
Agreement, Molex shall reimburse Sheldahl for the Sheldahl Development Costs in up to three installments. The first installment shall be paid on the [***** Confidential Treatment Requested *****] of the date of the Agreement, the second installment shall be paid on the [***** Confidential Treatment Requested *****] of the date of this Agreement and the third installment shall be paid on the [***** Confidential Treatment Requested *****] of the date of this Agreement or, in the event any of such dates are not a day on which Molex is open for business, on the next succeeding day on which Molex is open for business (each such payment date is referred to individually as a "Development Payment Date" and collectively as the "Development Payment
Dates").

	2.	Period for Payment.  Notwithstanding anything in this Agreement to the contrary, Molex shall have no obligation to make any Sheldahl Development Payment (other than those accrued under Section 1 above) on or after the earlier of (i) [***** Confidential Treatment Requested *****] after the date hereof, (ii) the Dissolution of Modular Interconnect,
(iii) Sheldahl or Molex ceasing to be a Member, or (iv) the occurrence of an Event of Default by Sheldahl.

	3.	Development Schedule.  Promptly following the execution and
delivery of this Agreement but in any event prior to the reimbursement by Molex of any Sheldahl Development Costs, Sheldahl shall deliver to Molex for its approval a description of the items for which the Sheldahl Development Costs will be spent and a schedule pursuant to which Sheldahl will incur the Sheldahl Development Costs (including approximate dates and amounts). Such description and schedule shall be consistent with paragraph C of the recitals of this Agreement.

	4.	Payment Requests.  In order to receive reimbursement for the
Sheldahl Development Costs expended by Sheldahl, Sheldahl shall submit to Molex no later than on a calendar quarterly basis (the "Payment Request") original receipts evidencing the expenditure by Sheldahl of the amounts for which Sheldahl is seeking payment, a description of the expenditure in reasonable detail and such other information as Molex shall reasonably request. Molex shall pay to Sheldahl the undisputed amounts requested by Sheldahl pursuant to a Payment Request on the applicable Development Payment Date.

	5.	Ownership of Developed Product; Product and Market Knowledge.
Sheldahl shall be the sole owner of any Developed Property which results from the expenditure of the Sheldahl Development Costs.

	6.	Use by Modular Interconnect.  Modular Interconnect shall have preference with respect to the capacity of any tooling developed or acquired by Sheldahl using funds provided by Molex pursuant to this Agreement (the "Development Agreement Funded Tooling"). To the extent the Development Agreement Funded Tooling is not required to meet the requirements of Modular Interconnect, Sheldahl shall be entitled to use the Development Agreement Funded Tooling to produce and sell the same types of components developed for sale to Modular Interconnect to other parties, provided that Sheldahl satisfies the conditions to such sales set forth in Section 15.1(a) and (b) of the L.L.C. Agreement. To the extent the Development Agreement Funded Tooling is not required to meet the requirements of Modular Interconnect, Sheldahl shall also be entitled to use the Development Agreement Funded Tooling to produce and sell products which do not compete with the Products, provided that Sheldahl pays Molex an amount equal to [***** Confidential Treatment Requested *****] of the gross product price received by Sheldahl as a result of the sale of the Non-Competing Product (the "Royalty Payments") until Sheldahl has repaid any amounts owed as a result of loans made to Sheldahl and, in addition, Sheldahl has paid to Molex an amount equal to all Sheldahl Development Payments.

	7.	Payment of Royalty Payments.  The Royalty Payments shall be paid to Molex by Sheldahl within 15 days of the end of any calendar quarter in which Sheldahl received payment in respect of any sale of any Non-Competing Product. The Royalty Payments shall be applied against the amounts owed by Sheldahl to Molex as a result of loans or payments made by Molex pursuant to the terms of this Agreement, the L.L.C. Agreement or pursuant to any Associated Agreement until (a) an amount equal to any funds paid by Molex to Sheldahl for product development and tooling pursuant to this Agreement and the L.L.C. Agreement have been received by Molex, and (b) any outstanding loans and accrued interest thereon owed by Sheldahl to Molex have been repaid by Sheldahl to Molex. The Royalty Payments shall be applied (a) first, against any amounts owed to Molex by Sheldahl as a result of a default by Sheldahl under any promissory note given by Sheldahl to Molex on a pro rata basis based on the aggregate outstanding principal amounts of such notes; (b) second, against any interest owed to Molex by Sheldahl pursuant to any promissory note given by Sheldahl to Molex on a pro rata basis based on the aggregate outstanding principal amounts of such notes; (c) third, against Sheldahl Development Payments or other amounts paid by Molex to Sheldahl for product development and tooling; and (d) fourth, against any principal amounts of any loans outstanding from Molex to Sheldahl on a pro rata basis based on the aggregate outstanding principal amounts of such notes.

	8.	Payment Upon Dissolution of Modular Interconnect.  Prior to any
distribution otherwise payable to Sheldahl pursuant to Section 10.3 of the L.L.C. Agreement, Modular Interconnect shall deduct from the amounts otherwise payable to Sheldahl an amount equal to the Sheldahl Development
Costs reimbursed by Molex less applied Royalty Payments, and pay such amount to Molex. Sheldahl hereby assigns any right, title and interest in such amounts to Molex.

	9.	Audit Rights.  Molex may, upon reasonable notice to Sheldahl, audit the books and records of Sheldahl to the extent such books and records relate to (i) the expenditure of Sheldahl Development Costs and (ii) the calculation and payment of Royalty Payments by Sheldahl. Sheldahl shall maintain its books and records in sufficient detail to permit the verification of (i) the expenditure of Sheldahl Development Costs and (ii) the calculation and payment of Royalty Payments. Any such audit shall be conducted during regular business hours at the facilities of Sheldahl and shall not unreasonably interfere with Sheldahl's business activities. If an audit reveals that Sheldahl has underpaid Molex with respect to any Royalty Payments, Sheldahl shall promptly remit such underpaid amounts plus interest at Prime Rate. If an audit reveals that Sheldahl has overpaid any amounts to Molex, Molex shall promptly repay such amounts to Sheldahl plus interest at Prime Rate. Prior to making any payments referenced in the preceding sentence, Molex shall be reimbursed for the cost of the audit from the payments which would otherwise be paid to Sheldahl provided that the amounts underpaid by Sheldahl exceed $50,000. So long as Molex shall have the right to receive any Royalty Payments pursuant to this Agreement, Sheldahl shall, upon the request of Molex, furnish to Molex a description of the Non-Competing Products in reasonable detail, the amount of each sale for each such Non-Competing Product and the dates on which each Non-Competing Product was sold.

	10.	Assignment.  This Agreement shall be binding on and inure to the benefit of the permitted successors to the parties. The parties to this Agreement may not, without the prior written permission of the other parties or in connection with the Transfer of an Interest as permitted by the L.L.C. Agreement, assign or otherwise Transfer its rights and obligations under this Agreement.

	11.	Governing Law.  This Agreement, its validity, interpretation, and performance shall be governed by the laws of the State of Illinois, United
States of America, without reference to principles of choice of laws or conflicts of the law thereof.

	12.	Waiver.  No consent or waiver, expressed or implied, by a party to or of any breach or default by the other party in the performance by such other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or any other breach or default in the performance by such other party of the same or any other obligations of such other party hereunder. The giving of approval by a party in any one instance shall not limit or waive the necessity to obtain such party's approval in any future instance.

	13.	Notices.  All notices under this Agreement shall be in writing and shall be deemed properly given hereunder when (i) delivered by personal service, (ii) delivered by courier service, (iii) telecopied and confirmed immediately in writing by a copy mailed by registered or certified mail immediately in writing by a copy mailed by registered or certified mail, postage prepaid, return receipt requested, or (iv) when received, if sent by certified or registered mail, postage prepaid, return receipt requested, to the address of a party first stated above.

	IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first set forth above.

MODULAR INTERCONNECT               			MOLEX INCORPORATED
SYSTEMS L.L.C.
By:						                             By:
Title: 					                          Title:


SHELDAHL, INC.
By:
Title:

EXHIBIT 1D

Sheldahl Property

Sheldahl shall transfer an undivided ownership interest in the following property:


1. To the extent not limited by nondisclosure agreements, all customer specific information related to vehicle modular interconnect systems, including without limitation, design cycles, material testing requirements, and development plans, concept prove-out, designs, design validation, and key personnel. Sheldahl shall provide a list of all such customer specific information immediately following the execution and delivery of the Agreement and the parties shall agree to the contents of such list as promptly as possible following the execution and delivery of the Agreement.

2. All active and pending programs as of the date of this Agreement related to vehicle modular interconnect systems which can incorporate Molex interconnects.

3. Product knowledge of vehicle modular interconnect systems developed by Sheldahl as of the date of the Agreement.

4. Market knowledge of vehicle modular interconnect systems developed by Sheldahl as of the date of the Agreement.

5. Market knowledge and Product knowledge of vehicle modular interconnect systems developed by Sheldahl in the future as related to projects developed jointly by (i) Sheldahl with the Company or (ii) Sheldahl, Molex and the Company; provided, however, that, pursuant to Section 5 of the Development Agreement, Sheldahl shall be the sole owner of the Developed Property (as defined in the Development Agreement). The Company shall not adjust Sheldahl's capital contribution as set forth in Article IV as a result of Sheldahl's performance or failure to perform its obligations pursuant to the preceding sentence.

The parties have also agreed that Molex shall transfer an undivided ownership interest in market knowledge and Product knowledge of vehicle modular interconnect systems developed by Molex in the future as relates to projects developed jointly by (i) Molex with the Company or (ii) Sheldahl, Molex and the Company.

EXHIBIT 2.2

CERTIFICATE OF FORMATION
OF
MODULAR INTERCONNECT SYSTEMS, L.L.C.

	The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

	FIRST: The name of the limited liability company (hereinafter called the "limited liability company") is Modular Interconnect Systems, L.L.C.

	SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

Executed on _________, 1998.


							By: _______________________________
							Name:

EXHIBIT 2.3

BYLAWS OF MODULAR INTERCONNECT SYSTEMS, L.L.C.

Introduction

	A. Agreement. These Bylaws shall be subject to the Limited Liability Company Agreement, as from time to time in effect (the "Agreement"), of Modular Interconnect Systems, L.L.C., a Delaware limited liability company
(the "Company"). In the event of any inconsistency between the terms hereof and the terms of the Agreement, the terms of the Agreement shall control.

	B. Definitions. Capitalized terms used herein and not herein defined are used as defined in the Agreement.

ARTICLE 1
Meetings of Members

Section 1. Place of Meetings and Meetings by Telephone. Meetings of Members shall be held at any place designated by the Managers. In the absence of any such designation, meetings of Members shall be held at the principal place of business of the Company. Any meeting of the Members may be held by conference telephone or similar communications equipment so long as all Members participating in the meeting can hear one another, and all Members participating by telephone or similar communications equipment shall be deemed to be present in person at the meeting.

Section 2. Call of Meetings. Meetings of the Members may be called at any time by the Managers or by the Chairman or the President for the purpose of taking action upon any matter requiring the vote or authority of the Members as provided herein or in the Agreement or upon any other matter as to which such vote or authority is deemed by the Managers or the Chairman or the President to be necessary or desirable. Meetings of the Members shall be called promptly by the Managers upon the written request of any Member.

Section 3. Notice of Meetings of Members. All notices of meetings of Members shall be sent or otherwise given in accordance with Section 4 of this
Article I not less than ten (10) nor more than ninety (90) days before the date of the meeting. The notice shall specify (i) the place, date, and hour of the meeting, and (ii) the general nature of the business to be transacted.

Section 4. Manner of Giving Notice. Notice of any meeting of Members shall be given personally or by telephone to each Member or sent by registered or certified mail, by telegram or telecopy (or similar electronic means), or by a nationally recognized overnight courier, charges prepaid, addressed to the Member at the address of that Member appearing on the books of the Company or given by the Member to the Company for the purpose of notice. Notice shall be deemed to have been given at the time (i) when delivered either personally or by telephone, (ii) at the time when deposited or with a nationally recognized overnight courier, (iii) at the time when sent by telegram or telecopy (or similar electronic means), or (iv) at the time when delivered (or when delivery is refused) when sent by registered or certified mail.

Section 5. Adjourned Meeting; Notice. Any meeting of Members, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the Percentage Interests represented at that meeting, either in person or by proxy. When any meeting of Members is adjourned to another time or place, notice need not be given of the adjourned meeting, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than sixty (60) days from the date set for the original meeting, in which case the Managers shall set a new record date and shall give notice in accordance with the provisions of Sections 3 and 4 of this Article I. At any adjourned meeting, the Company may transact any business that might have been transacted at the original meeting.

Section 6. Quorum; Voting. At any meeting of the Members, all of the Members, present in person or by proxy, shall constitute a quorum for all purposes. Except as otherwise required by the Agreement, these Bylaws, or applicable law, all matters shall be determined by unanimous vote of the Members. Each Member shall have one vote on all matters submitted to the Members for approval.

Section 7. Waiver of Notice by Consent of Absent Members. The resolutions duly adopted in the manner provided herein at a meeting of Members, however called and noticed and wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy and if either before or after the meeting, each person entitled to vote who was not present in person or by proxy signs a written waiver of notice or a consent to a holding of the meeting or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any meeting of Members. Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting.

Section 8.   Member Action by Written Consent Without a Meeting.
Except as provided in the Agreement, any action that may be taken at any meeting of Members may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by all of the Members. Any such written consent may be executed and given by telecopy or similar electronic means. Such consents shall be filed with the Secretary of the Company and shall be maintained in the Company's records.

Section 9.   Record Date for Member Notice, Voting, and Giving
Consents.

	(a)	For purposes of determining the Members entitled to vote or act at any meeting or adjournment thereof, the Managers may fix in advance a record date which shall not be greater than ninety (90) days nor fewer than five (5) days before the date of any such meeting. If the Managers do not so fix a record date, the record date for determining Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the business day immediately preceding the day on which notice is given, or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

	(b)	The record date for determining Members entitled to give consent to action in writing without a meeting, (i) when no prior action of the Managers has been taken, shall be the day on which the first written consent is given or (ii) when prior action of the Managers has been taken, shall be (x) such date as determined for that purpose by the Managers, which record date shall not precede the date upon which the resolution fixing it is adopted by the Managers and shall not be more than 20 days after the date of such resolution or (y) if no record date is fixed by the Managers the record date shall be the close of business on the day on which the Managers adopt the resolution relating to that action.

	(c)	Only Members of record on the record date as herein determined shall have any right to vote or to act at any meeting or give consent to any action relating to such record date, provided that no Member who transfers all or part of such Member's Interest after a record date (and no transferee of such Interest) shall have the right to vote or act with respect to the transferred
Interest as regards the matter for which the record date was set.

Section 10. Proxies. Every Member entitled to vote or act on any matter at a meeting of Members shall have the right to do so either in person or by proxy, provided that an instrument authorizing such a proxy to act is executed by the Member in writing and dated not more than eleven (11) months before the meeting, unless the instrument specifically provides for a longer period. A proxy shall be deemed executed by a Member if the Member's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the Member or the Member's attorney-in-fact.
A valid proxy that does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it before the vote pursuant to that proxy by a writing delivered to the Company stating that the proxy is revoked, by a subsequent proxy executed by or attendance at the meeting and voting in person by the person executing that proxy or
(ii) written notice of the death or incapacity of the maker of that proxy is received by the Company before the vote pursuant to that proxy is counted. A proxy purporting to be executed by or on behalf of a Member shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

ARTICLE
Managers and Meetings of Managers

Section 1. Powers. The powers of the Managers shall be as provided in the Agreement.

Section 2. Number of Managers. The number of Managers shall be as provided in the Agreement.

Section 3. Vacancies. Vacancies in the authorized number of Managers may be filled as provided in the Agreement.

Section 4. Place of Meetings and Meetings by Telephone. All meetings of the Managers may be held at any place that has been designated from time to time by resolution of the Managers. In the absence of such a designation, regular meetings shall be held at the principal place of business of the Company. Any meeting, regular or special, may be held by conference telephone or similar communications equipment so long as all Managers participating in the meeting can hear one another, and all Managers participating by telephone or similar communications equipment shall be deemed to be present in person at the meeting.

Section 5. Regular Meetings. Regular meetings of the Managers shall be held at least once every 60 days at such times and at such places as shall be fixed by the Managers. Such regular meetings may be held without notice.

Section 6. Special Meetings. Special meetings of the Managers for any purpose or purposes may be called at any time by not less than two (2) Managers including, at least, one Manager appointed by Molex and one Manager appointed by Sheldahl. Notice of the time and place of a special meeting shall be delivered personally or by telephone to each Manager and sent by registered or certified mail, by telegram or telecopy (or similar electronic means), or by nationally recognized overnight courier, charges prepaid, addressed to each Manager at that Manager's address as it is shown on the records of the Company. In case the notice is mailed, it shall be deposited in the United States mail at least ten (10) calendar days before the time of the holding of the meeting and shall be deemed given at the time when delivered (or when delivery is refused). In case the notice is delivered personally or by telephone or by telegram, telecopy (or similar electronic means), or overnight courier, it shall be given at least two (2) calendar days before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Manager or to a person at the office of the Manager who the person giving the notice has reason to believe will promptly communicate it to the Manager. The notice need not specify the purpose of the meeting.

Section 7. Quorum. Not less than four (4) Managers shall constitute a quorum for the transaction of business, except to adjourn as provided in
Section 9 of this Article II. Every act or decision done or made by the affirmative vote of a majority of the Managers present at a meeting duly held at which a quorum is present shall be regarded as the act of the Managers, except to the extent that the vote of a higher number of Managers is required by the Agreement, these Bylaws, or applicable law.

Section 8. Waiver of Notice. Notice of any meeting need not be given to any Manager who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the records of the Company or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Manager who attends the meeting without protesting before or at its commencement the lack of notice to that Manager.

Section 9. Adjournment. A majority of the Managers present, whether or not constituting a quorum, may adjourn any meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than forty-eight (48) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting in the manner specified in Section 6 of this
Article II.

Section 10. Action Without a Meeting. Any action to be taken by the Managers at a meeting may be taken without such meeting by the written consent of the Managers then in office. Any such written consent may be executed and given by telecopy or similar electronic means. Such written consents shall be filed with the minutes of the proceedings of the Managers.

Section 11. Delegation of Power. Any Manager may, by power of attorney, delegate his or her power for a period not exceeding six (6) months at any one time to any other Manager or Managers; provided that in no case shall fewer than two (2) Managers personally exercise the powers granted to the Managers, except as otherwise provided by resolution of the Managers. A Manager represented by another Manager pursuant to such power of attorney shall be deemed to be present for purposes of establishing a quorum and satisfying any voting requirements. All such delegates shall serve at the pleasure of the Managers. To the extent applicable, notice shall be given to, and action may be taken by, any delegate of the Managers as herein provided with respect to notice to, and action by, the Managers.


ARTICLE
Officers

Section 1. Officers. The officers of the Company shall be a Chairman, a President, a Secretary, and a Treasurer. The Company may also have, at the discretion of the Managers, such other officers as may be appointed in accordance with the provisions of Section 3 of this Article III. Any number of offices may be held by the same person. The Chairman shall be a Manager and any other officer may but need not be a Manager.

Section 2. Election of Officers. Subject to provisions of the Agreement applicable to initial appointment and term of officers, the officers of the Company, except such officers as may be appointed in accordance with the provisions of Section 3 or 5 of this Article III, shall be chosen by the Managers, and each shall serve at the pleasure of the Managers, subject to the rights, if any, of an officer under any contract of employment.

Section 3. Subordinate Officers. The Managers may appoint and may empower the Chairman or President to appoint such other officers as the business of the Company may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Managers (or, to the extent the power to prescribe authorities and duties of subordinate officers is delegated to him or her, the Chairman or President) may from time to time determine.

Section 4. Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, with or without cause, by the Managers at any regular or special meeting of the Managers or by such officer, if any, upon whom such power of removal may be conferred by the Managers; provided, however, that during the first year of his or her incumbency, any officer initially designated by a Member shall only be removed by the Member that designated him or her. Any officer may resign at any time by giving written notice to the Company. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.

Section 5. Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification, or other cause shall be filled in the manner prescribed in these Bylaws for regular appointment to that office; provided that as to any officer initially designated by a Member any such vacancy occurring during the first year of such officer's incumbency shall be filled by the Member that designated such officer. The President may make temporary appointments to a vacant office pending action by the Managers or a Member.

Section 6. Chairman. The Chairman shall if present preside at meetings of the Managers and shall exercise and perform such other powers and duties as may from time be assigned to him or her by the Managers or prescribed by the Agreement or these Bylaws.

Section 7. President. Subject to the supervisory powers of the Chairman, the President shall be the chief operating officer of the Company and shall, subject to the control of the Managers and the Chairman, have general supervision, direction, and control of the business and the officers of the Company. He or she shall preside at all meetings of the Members and, in the absence of the Chairman, at all meetings of the Managers. He or she shall have the general powers and duties of management usually vested in the office of President of a corporation and shall have such other powers and duties as may be prescribed by the Managers, the Agreement, or these Bylaws.

Section 8. Vice Presidents. In the absence or disability of the President, the Vice Presidents, in order of their rank as fixed by the Managers, shall perform all duties of the President and when so acting shall have all powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Managers or the President or the Chairman or by these Bylaws.

Section 9. Secretary. The Secretary shall keep or cause to be kept at the principal place of business of the Company or such other place as the Managers may direct a book of minutes of all meetings and actions of Managers, committees, or other delegates of Managers and Members with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at Managers' meetings or committee or other delegate meetings, the Percentage Interest present or represented at meetings of Members, and the proceedings. The Secretary shall keep or cause to be kept at the principal place of business of the Company a register or a duplicate register showing the names of all Members and their addresses, the number and classes of Percentage Interest held by each, the number and date of certificates issued for the same, if any, and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall give or cause to be given notice of all meetings of the Members and of the Managers (or committees or other delegates thereof) required to be given by these Bylaws or by applicable law and shall have such other powers and perform such other duties as may be prescribed by the Managers or the President or the Chairman or by these Bylaws.

Section 10. Treasurer. The Treasurer shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of the assets, liabilities, receipts, disbursements, gains, losses, and capital and retained earnings of the Company. The books of account shall at all reasonable times be open to inspection by any Manager. The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Company with such depositaries as may be designated by the Managers. He or she shall disburse the funds of the Company as may be ordered by the Managers, shall render to the President, the Chairman, and Managers, whenever they request it, an account of all of his or her transactions as chief financial officer and of the financial condition of the Company, and shall have other powers and perform such other duties as may be prescribed by the Managers or the President or the Chairman or these Bylaws.


ARTICLE
Records and Reports

Section 1. Maintenance and Inspection of Share Register. The Company shall maintain at its principal place of business a record of its Members, giving the names and addresses of all Members and the Percentage Interest held by each Member. Subject to such reasonable standards (including standards governing what information and documents are to be furnished and at whose expense) as may be established by the Managers from time to time, each Member has the right to obtain from the Company from time to time upon reasonable demand for any purpose reasonably related to the Member's interest as a Member of the Company a record of the Company's Members.

Section 2. Maintenance and Inspection of Bylaws. The Company shall keep at its principal place of business the original or a copy of these Bylaws as amended to date, which shall be open to inspection by the Members at all reasonable times during office hours.

Section 3. Maintenance and Inspection of Other Records. The accounting books and records, minutes of proceedings of the Members and the Managers and any committees or delegates of the Managers, and all other information pertaining to the Company that is required to be made available to the Members under the Delaware Act shall be kept at such place or places designated by the Managers or in the absence of such designation, at the principal place of business of the Company. The minutes shall be kept in written form and the accounting books and records and other information shall be kept either in written form or in any other form capable of being converted into written form. The books of account and records of the Company shall be maintained in accordance with generally accepted accounting principles consistently applied during the term of the Company, wherein all transactions, matters, and things relating to the business and properties of the Company shall be currently entered. Subject to such reasonable standards (including standards governing what information and documents are to be furnished and at whose expense) as may be established by the Managers from time to time, minutes, accounting books and records, and other information shall be open to inspection upon the written demand of any Member at any reasonable time during usual business hours for a purpose reasonably related to the Member's interests as a Member. Any such inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts. Notwithstanding the foregoing, the Managers shall have the right to keep confidential from Members for such period of time as the Managers deem reasonable any information which the Managers reasonably believe to be in the nature of trade secrets or other information the disclosure of which the Managers in good faith believe is not in the best interests of the Company or could damage the Company or its business or which the Company is required by law or by agreement with a third party to keep confidential.

Section 4. Inspection by Managers. Every Manager shall have the right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Company for a purpose reasonably related to his or her position as Manager. This inspection by a Manager may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.


ARTICLE
General Matters

Section 1. Checks, Drafts, Evidence of Indebtedness. All checks, drafts, or other orders for payment of money, notes, or other evidence of indebtedness issued in the name of or payable to the Company shall be signed or endorsed in such manner and by such person or persons as shall be designated from time to time in accordance with the resolution of the Managers.

Section 2. Contracts and Instruments; How Executed. The Managers, except as otherwise provided in the Agreement or these Bylaws, may authorize any Manager(s), officer(s), or agent(s) to enter into any contract or execute any instrument in the name of and on behalf of the Company and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Managers or within the agency power of an officer (or otherwise specified in the Agreement or these Bylaws), no officer, agent, or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 3.   Representation of Shares of Other Entities Held by the
Company. The Chairman or the President or any Vice President or any other person authorized by the Managers or by any of the foregoing designated officers is authorized to vote or represent on behalf of the Company any and all shares of any corporation, partnership, trust, or other entity, foreign or domestic, standing in the name of the Company. The authority granted may be exercised in person or by a proxy duly executed by such designated person.

Section 4.   Seal.  The Managers may approve and adopt an official
Company seal, which may be altered by them at any time. Unless otherwise required by the Managers, any seal so adopted shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument, or other paper executed and delivered by or on behalf of the Company.


ARTICLE
Amendments and Incorporation by Reference into Agreement

Section 1. Amendment. These Bylaws may be restated, amended, supplemented, or repealed only as provided for in the Agreement.

Section 2.   Incorporation by Reference of Bylaws into Agreement.
These Bylaws and any amendments thereto shall be deemed incorporated by reference in the Agreement.

EXHIBIT 2.5

The Members contemplate that the purpose of the Company will be to create a new family of modular interconnect system, primarily for the automotive industry, utilizing flexible circuits developed by Sheldahl and interconnection products developed by Molex. This combined technology will be offered as an alternative to conventional automotive wiring harnesses and
flex circuit assemblies.   [ ******* Confidential Treatment Requested ]  .

EXHIBIT 3.2(c)

Description of Lien on Sheldahl Property

A lien on all the assets of Sheldahl (including the Sheldahl Property) in favor of Norwest Bank Minnesota, National Association existed prior to the execution and delivery of the consent of Norwest Bank Minnesota, National Association attached to this Exhibit 3.2(c).

EXHIBIT 6.1

Initial Managers

A.	Molex-Appointed Managers:

	1.    [ ******* Confidential Treatment Requested ]
	2.    [ ******* Confidential Treatment Requested ]
	3.    [ ******* Confidential Treatment Requested ]

B.	Sheldahl-Appointed Managers:

	1.    [ ******* Confidential Treatment Requested ]
	2.    [ ******* Confidential Treatment Requested ]

EXHIBIT D

Initial Officers


	Chairman			[ ******* Confidential Treatment Requested ]
	President			[ ******* Confidential Treatment Requested ]
	Treasurer			[ ******* Confidential Treatment Requested ]
	Secretary			[ ******* Confidential Treatment Requested ]

EXHIBIT 9.3

Description of Lien on Sheldahl's Interest

Norwest Bank Minnesota, National Association has the interest in Sheldahl's Interest indicated on the consent of Norwest Bank Minnesota, National Association attached to Exhibit 3.2(c).

EXHIBIT 9.10

Business Goals

	The following are the business goals for purposes of Section 9.10 of the Agreement:

  [ ******* Confidential Treatment Requested ].
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